    As filed with the Securities and Exchange Commission on October 18, 1996

                                                       Registration No. 333-5553

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                 ______________


                                 AMENDMENT NO. 3

                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________

                                DECOR GROUP, INC.
                 (Name of small business issuer in its charter)


   Delaware                             2590                    13-3911958

   --------                  ---------------------------    ------------------
(State or other juris-      (Primary Standard Industrial    (I.R.S. Employer
 diction of organization)     Classification Code No.)     Identification No.)

                              320 Washington Street
                           Mt. Vernon, New York 10553
                                 (914) 665-5400
                          (Address and telephone number
         of principal executive offices and principal place of business)

                                 Donald Feldman
                                    President
                              320 Washington Street
                           Mt. Vernon, New York 10553
                                 (914) 665-5400
            (Name, address and telephone number of agent for service)

                                   Copies to:
Hartley T. Bernstein, Esq.                              Steven A. Morse, Esq.
Bernstein & Wasserman, LLP                              Lester Morse, P.C.
950 Third Avenue                                        111 Great Neck Road
New York, NY  10022                                     Great Neck, NY 11021
(212) 826-0730                                          (516) 487-1446
(212) 371-4730 (Fax)                                    (516) 487-1452 (Fax)


         Approximate date of proposed sale to the public: As soon as reasonably practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the
Securities Act of 1933, check the following box: |X|          continued overleaf

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================================================================
                                                   CALCULATION OF REGISTRATION FEE
================================================================================================================================

Title of Each Class of Securities to be  Amount to be      Proposed Maximum       Proposed Maximum       Amount of Registration
               Registered                 Registered      Offering Price Per  Aggregate Offering Price             Fee
                                                            Security (1)
--------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.0001 per
share(2)                                    345,000           $10.00                $ 3,450,000                $ 1,189.56

--------------------------------------------------------------------------------------------------------------------------------

Representative's Share Purchase Option(3)    30,000           $  .001               $     30.00                $     0.01

--------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.0001 per
share                                        30,000           $16.50                $   495,000                $   170.67


--------------------------------------------------------------------------------------------------------------------------------

Selling Securityholders

--------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.001 per
share(4)                                     25,000           $10.00                $   250,000                $    86.20

--------------------------------------------------------------------------------------------------------------------------------

Class A Warrants(5)                       1,500,000             --                         --                    --

--------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.0001 per
share, underlying Class A Warrants(6)     1,500,000           $ 5.25                $ 7,875,000                $ 2,715.30

--------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.0001 per        1,031,000           $10.00                $10,310,000                $ 3,554.89
share (7)

--------------------------------------------------------------------------------------------------------------------------------

TOTAL                                         --               --                   $22,380,030                $ 7,716.63
Previously Paid                               --               --                          --                   10,552.93
                                                                                                               ----------
Amount Due                                    --               --                          --                  $        0

                                                                                                               ==========
================================================================================================================================

(1)  Estimated solely for purposes of calculating registration fee.


(2) Includes 30,000 shares of Common Stock subject to the Representative's over-allotment option (the "Over-Allotment Option").



(3) The Representative's share purchase option entitles the Representative to purchase up to 30,000 shares of Common Stock at 165% of the offering price (the "Representative's Share Purchase Option").



(4) Represents the resale of 25,000 shares of Common Stock held by a Selling Securityholder.



(5)  Represents the resale of 1,500,000 Class A Warrants.




(6) Represents the resale of 1,500,000 shares of Common Stock upon the exercise of 1,500,000 Class A Warrants issuable in connection with certain Bridge Loans.



(7) Represents the resale of 1,031,000 shares of Common Stock held by certain Selling Securityholders.

                                DECOR GROUP, INC.

                              CROSS REFERENCE SHEET
               (Showing Location in the Prospectus of Information
             Required by Items 1 through 23, Part I, of Form SB-2)

     Item in Form SB-2                        Prospectus Caption
     -----------------                        ------------------

1.   Front of Registration
     Statement and Outside Front
     Cover of Prospectus................      Facing Page of Registration
                                              Statement; Outside Front
                                              Page of Prospectus
2.   Inside Front and Outside Back
     Cover Pages of Prospectus..........      Inside Front Cover Page of
                                              Prospectus; Outside Back Cover
                                              Page of Prospectus
3.   Summary Information and Risk
     Factors............................      Prospectus Summary; Risk Factors

4.   Use of Proceeds....................      Use of Proceeds

5.   Determination of Offering Price....      Outside Front Cover Page of
                                              Prospectus; Underwriting;
                                              Risk Factors

6.   Dilution...........................      Dilution; Risk Factors

7.   Selling Securityholders...........       Description of Securities; Selling
                                              Securityholders

8.   Plan of Distribution...............      Outside Front Cover Page of
                                              Prospectus; Risk Factors;
                                              Underwriting

9.   Legal Proceedings..................      Business-Litigation

10.  Directors, Executive Officers,
     Promoters and Control Persons......      Management

11.  Security Ownership of Certain
     Beneficial Owners and Management...      Principal Stockholders

     Item in Form SB-2                        Prospectus Caption
     -----------------                        ------------------

12.  Description of Securities..........      Description of Securities;

                                              Underwriting

13.  Interest of Named Experts and
     Counsel............................      Experts; Legal Matters

14.  Disclosure of Commission Position
     on Indemnification for
     Securities Act Liabilities.........      Underwriting; Certain Transactions

15.  Organization Within Last 5 Years...      Prospectus Summary; The Company;
                                              Business

16.  Description of Business............      Business; Risk Factors

17.  Management's Discussion and Analysis
     or Plan of Operation...............      Management's Discussion and
                                              Analysis of Financial Condition
                                              and Results of Operations

18.  Description of Property............      Business - Facilities

19.  Certain Relationships and
     Related Transactions...............      Certain Transactions

20.  Market for Common Equity and
     Related Stockholder Matters........      Outside Front Cover Page of
                                              Prospectus; Prospectus Summary;
                                              Description of Securities;
                                              Underwriting

21.  Executive Compensation.............      Management - Executive
                                              Compensation

22.  Financial Statements...............      Selected Financial Data;
                                              Financial Statements

23.  Changes in and Disagreements
     with Accountants on Accounting
     and Financial Disclosures..........               *

----------
*    Omitted because Item is not applicable.

                                Explanatory Note


         This registration statement covers (i) the primary offering ("Offering") of shares of Common Stock by Decor Group, Inc. (the "Company") and shares of Common Stock owned and offered by a certain holder of shares (the "Shareholder") and (ii) the concurrent offering of securities by certain selling securityholders. The Company is registering, under the primary prospectus ("Primary Prospectus"), (i) 300,000 shares of Common Stock and (ii) 25,000 shares of Common Stock on behalf of the Shareholder. The Company is also registering under an alternate prospectus ("Alternate Prospectus") the resale of
(i) 1,031,000 shares of Common Stock issued in March 1996 to certain stockholders (the "Selling Stockholders"), and (ii) 1,500,000 Class A Warrants issuable to certain bridge lenders to the Company (the "Bridge Lenders") upon the effective date of this offering and the shares of Common Stock issuable upon the exercise thereof. See "Bridge Financing." The Alternate Prospectus pages, which follow the Primary Prospectus, are to be combined with all of the sections contained in the Primary Prospectus, with the following exceptions: the front and back cover pages and the sections entitled "Concurrent Sales," "Selling Securityholders," and "Plan of Distribution." Such sections from the Alternate Prospectus pages will be added to the Primary Prospectus. The "Underwriting" section contained in the Primary Prospectus will not be included in the Alternate Prospectus. Furthermore, all references contained in the Alternate Prospectus to "the Offering" or "this Offering" shall refer to the Company's Offering under the Primary Prospectus.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

PROSPECTUS


                  SUBJECT TO COMPLETION, DATED OCTOBER 18, 1996


                                DECOR GROUP, INC.


                         325,000 Shares of Common Stock
                        Offering Price Per Share - $10.00

                                 ______________


         Decor Group, Inc. ("Decor" or the "Company") is offering 300,000 shares of Common Stock, par value $.0001 per share (the "Common Stock"), at an offering price of $10.00 per share. This offering also includes 25,000 shares of Common Stock owned and offered by the holder thereof (the "Shareholder"). The Company anticipates receiving approximately $2,010,000 in net proceeds of the total proceeds of $3,000,000 from this offering (assuming the Over-Allotment Option is not exercised by the Underwriters). Of the net proceeds of $2,010,000, approximately $260,000, or 12.9% of the net proceeds, will be used to repay certain indebtedness incurred by the Company in March 1996. See "Use of Proceeds." The Company will not receive any of the proceeds from the sale of the shares of Common Stock by the Shareholder. See "Risk Factors" and "Description of Securities." The Risk Factor section begins on page 14 of this Prospectus.





         The Company has applied for quotation of its shares of Common Stock on the NASD OTC Bulletin Board, although there can be no assurance that an active trading market will develop even if the securities are accepted for quotation. The Company's application to quote its securities on The Nasdaq SmallCap Market was denied by the staff of Nasdaq in October 1996. The Company has filed an appeal from the Staff's denial, requesting a hearing on its listing application. See "Risk Factors - Lack of Prior Market for Common Stock; No Assurance of Public Trading Market", "Nasdaq Requirements; Penny Stock; Additional Requirements on Broker Dealer Sales for Securities" and "Penny Stock Regulations May Impose Certain Restrictions on Marketability of Securities."




         Prior to this Offering, there has been no public market for the Common Stock. It is currently anticipated that the initial public offering price will be $10.00 per share. The price of the shares has been determined by negotiations between the Company and VTR Capital, Inc., the representative (the "Representative") of the underwriters of this Offering (the "Underwriters"), and does not necessarily bear any relationship to the Company's assets, book value, net worth or results of operations or any other established criteria of value. For additional information regarding the factors considered in determining the initial public offering price of the shares of the Common Stock. See "Risk Factors - No Prior Public

Market; Possible Volatility of Stock Price," "Description of Securities" and "Underwriting."


         The registration statement of which this Prospectus forms a part also covers the resale of (i) 1,500,000 Class A Redeemable Common Stock Purchase Warrants (the "Class A Warrants") issuable to certain bridge lenders (the "Bridge Lenders") in connection with the Company's recent bridge financings (the "Bridge Loans") and 1,500,000 shares of Common Stock issuable upon exercise of the Class A Warrants, and (ii) 1,031,000 shares of Common Stock held by certain stockholders (the "Selling Stockholders"). See "Description of Securities." The Bridge Lenders and the Selling Stockholders are hereinafter collectively referred to as the "Selling Securityholders." None of the securities offered by the Selling Securityholders are being underwritten. The fact that Class A Warrants may become tradeable may have a depressive effect on the market price of the shares of Common Stock. The officers and directors of the Company as well as certain members of their immediate families (including certain Selling Securityholders holding an aggregate of 125,000 shares of Common Stock) and Interiors, Inc. have agreed not to sell or transfer the securities of the Company held thereby for a period of twenty-four (24) months following the Effective Date, subject to earlier release by the Representative. The Company will not receive any of the proceeds on the sale of the securities by the Selling Securityholders. The resale of the securities of the Selling Securityholders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended (the "Act"). Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Selling Securityholders" and "Risk Factors - Shares Eligible for Future Sale May Adversely Affect the Market."


                                 ______________


         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK INCLUDED IN THE SHARES OF COMMON STOCK OFFERED HEREBY AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE

"DILUTION" AND "RISK FACTORS."


                                 ______________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=============================================================================================
                                           Underwriting                  Proceeds to Selling
                                           Discount and   Proceeds to      Securityholders
                         Price to Public  Commissions(1)   Company(2)            (3)
=============================================================================================

Per Share Offered by
the Company........        $10.00               $1.00        $9.00              $----

---------------------------------------------------------------------------------------------

Per Share Offered by
Selling
Securityholders            $10.00               $1.00        $----              $9.00

---------------------------------------------------------------------------------------------

Total(4)..........       $3,250,000           $325,000     $2,700,000         $270,000

=============================================================================================


                 The date of this Prospectus is October __, 1996


                                      VTR CAPITAL, INC.
                                      Investment Bankers
(Notes to Cover)

-----------

(1) Does not reflect additional compensation to be received by the Representative in the form of: (i) a non-accountable expense allowance of $97,500, $7,500 of which is being paid on behalf of the Shareholder, ($111,000 if the Over-Allotment Option (as hereinafter defined) is exercised in full), (ii) a two (2) year financial advisory and investment banking agreement providing for an aggregate fee of $100,000 payable in advance at the closing of this Offering, and (iii) an option to purchase 30,000 shares of Common Stock at $16.50 per share (the "Representative's Share Purchase Option"), exercisable for a period of four (4) years, commencing one (1) year from the effective date of this Offering. The Company and the Representative have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"). The Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is therefore unenforceable. See "Underwriting."


(2) Before deducting expenses of the Offering payable by the Company estimated at $682,500 including the Representative's non-accountable expense allowance ($97,500) and the financial advisory fee referred to in Footnote
     (1) (not assuming exercise of the Over-Allotment Option (as hereinafter defined), registration fees, transfer agent fees, NASD fees, Blue Sky filing fees and expenses, legal fees and expenses, and accounting fees and expenses. See "Use of Proceeds" and "Underwriting."

(3) The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Shareholder. The Shareholder will not bear any expenses of this offering. See "Selling Securityholders" and "Underwriting."



(4) Does not include 45,000 additional shares of Common Stock from the Company to cover over-allotments which the Representative has an option to purchase for thirty (30) days from the date of this Prospectus at the initial public offering price, less the Representative's discount (the "Over-Allotment Option"). If the Over-Allotment Option is exercised in full, the total price to the public, underwriting discounts and commissions and the estimated expenses including the Representative's non-accountable expense allowance will be $3,450,000, $1,048,500 (including the financial advisory fee paid to the Representative), respectively, and the net proceeds to the Company will be $2,401,500. See "Underwriting."



     The shares of Common Stock are offered by the Representative on a "firm commitment" basis, when, as and if delivered to and accepted by the Representative, and subject to prior sale, allotment and withdrawal, modification of the offer with notice, receipt and acceptance by the Representative named herein and subject to its right to reject orders in whole or in part and to certain other conditions. It is expected that the delivery of the certificates representing the securities and payment therefor will be made at the offices of the Representative on or about ____ __, 1996.



                              AVAILABLE INFORMATION

     The Company does not presently file reports and other information with the Securities and Exchange Commission (the "Commission"). However, following completion of this Offering, the Company intends to furnish its stockholders with annual reports containing audited financial statements examined and reported upon by its independent public accounting firm and such interim reports, in each case as it may determine to furnish or as may be required by law. After the effective date of this Offering, the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith will file reports, proxy statements and other information with the Commission.

     Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company has filed with the Commission a registration statement on Form SB-2 (herein together with all amendments and exhibits referred to as the "Registration Statement") under the Act of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information reference is made to the Registration Statement.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SHARES OF COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE NASD OTC BULLETIN BOARD OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.



     A SIGNIFICANT AMOUNT OF THE SECURITIES TO BE SOLD IN THIS OFFERING MAY BE SOLD TO CUSTOMERS OF THE UNDERWRITERS WHICH MAY AFFECT THE MARKET FOR AND LIQUIDITY OF THE COMPANY'S SECURITIES IN THE EVENT THAT ADDITIONAL BROKER-DEALERS DO NOT MAKE A MARKET IN THE COMPANY'S SECURITIES, OF WHICH THERE CAN NO ASSURANCE. SALES WILL NOT BE MADE BY THE UNDERWRITERS TO DISCRETIONARY ACCOUNTS. SUCH CUSTOMERS SUBSEQUENTLY MAY ENGAGE IN TRANSACTIONS FOR THE SALE OR PURCHASE OF THE COMMON STOCK THROUGH AND/OR WITH THE UNDERWRITERS.





     ALTHOUGH IT HAS NO OBLIGATION TO DO SO, THE UNDERWRITERS MAY FROM TIME TO TIME ACT AS A MARKET MAKER AND OTHERWISE EFFECT TRANSACTIONS IN THE COMPANY'S

SECURITIES. THE UNDERWRITERS, IF THEY PARTICIPATE IN THE MARKET, MAY BECOME A DOMINATING INFLUENCE IN THE MARKET FOR COMMON STOCK. HOWEVER, THERE IS NO ASSURANCE THAT THE UNDERWRITERS WILL OR WILL NOT CONTINUE TO BE A DOMINATING INFLUENCE. THE PRICES AND LIQUIDITY OF THE SECURITIES OFFERED HEREUNDER MAY BE SIGNIFICANTLY AFFECTED BY THE DEGREE, IF ANY, OF THE UNDERWRITERS PARTICIPATION IN SUCH MARKET. SEE "RISK FACTORS - LACK OF PRIOR MARKET FOR COMMON STOCK; NO ASSURANCE OF PUBLIC TRADING MARKET." THE UNDERWRITERS MAY DISCONTINUE SUCH ACTIVITIES AT ANY TIME OR FROM TIME TO TIME.



                            [PICTURES/ILLUSTRATIONS
                              NOT YET DETERMINED]

                               PROSPECTUS SUMMARY


     The following is a summary of certain information (including financial statements and notes thereto) contained in this Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere herein. In addition, unless otherwise indicated to the contrary, all information appearing herein does not give effect to (a) 45,000 shares of Common Stock issuable upon exercise of the Over-Allotment Option; (b) 30,000 shares of Common Stock issuable upon exercise of the Representative's Share Purchase Option; (c) 1,500,000 shares of Common Stock issuable upon exercise of Class A Warrants issuable to certain Selling Securityholders, (g) 250,000 shares of Common Stock issuable upon the conversion of 250,000 shares of Series A Convertible Preferred Stock and (h) 54,934 shares of Common Stock issuable to Interiors, Inc. upon conversion of 54,934 shares of Series C Preferred Stock. The following information has been adjusted to reflect a 1-for-2 reverse split effected by the Company in October 1996 with respect to its shares of capital stock outstanding. See "Description of Securities," "Certain Transactions" "Underwriting," and "Management - Stock Option Plans and Agreements." Each prospective investor is urged to read this Prospectus in its entirety.


                                   The Company


     Decor Group, Inc., a Delaware corporation (the "Company" or "Decor"), was incorporated in March 1996. Artisan Acquisition Corporation, a Delaware corporation wholly owned by the Company ("AAC"), was incorporated in March 1996 for the purpose of entering into an Asset Purchase Agreement with Artisan House, Inc. ("Artisan House") pursuant to which AAC has agreed to purchase substantially all of the operating assets, and assume certain liabilities, of Artisan House (the "Artisan House Transaction") for an aggregate purchase price of $3,526,400, subject to certain adjustments. The Company anticipates closing the Artisan House Transaction prior to, or contemporaneously with, the closing of this Offering. Unless otherwise indicated, references made hereinafter to the Company include AAC and Artisan House. See "Business Acquisition of Artisan House."



     Artisan House, located in Los Angeles, California and founded in 1964, is engaged in the design, manufacturing and marketing of metal wall, table and freestanding sculptures. Management believes that Artisan House's products bridge the gap between high priced gallery art and mass produced decorative pieces. Artisan House products retail from approximately $100 to over $400. The primary goal of the Company is to supply a broad spectrum of design driven sculpture and decorative accessories at moderate prices.

     Artisan House markets its products through a network of independent commissioned sales representatives, both domestically and internationally, as well as through strategically located showrooms servicing the home furnishing and decorative accessory industries. Artisan House has permanent showrooms located in High Point, NC and San Francisco, CA that are leased and controlled by the Artisan House, as well as sales representative showrooms in Atlanta and Dallas.


     Artisan House's typical customers include fine furniture stores, interior decorators and major department stores such as Sears and JC Penny, large furniture chains such as Levitz and Wickes, and catalogue houses. For the fiscal year ended June 30, 1996, sales to Sears, JC Penny, Levitz and Wickes represented 5.1%, 4.3%, 8.6%, and 2.7%, respectively of total sales. See "Business."


     The Company believes that the home furnishing and decorative accessory supply industry will consolidate as major retailers attempt to increase their "single-sourcing" in order to reduce distribution and related expenses. The Company intends to capitalize on the fragmented nature of the supply side of the home decorative accessory industry and the consolidation of such industry through the acquisition of manufacturers and distributors of art-related decorative accessories. Through such acquisitions, the Company intends to increase the number and nature of products manufactured by the Company. Other than the acquisition of Artisan House, there are no plans, arrangements, or understandings with regard to potential acquisitions. It should be noted that under certain circumstances acquisitions by the Company shall require the prior written approval of the Representative.


     Following this Offering, Interiors will own (i) 250,000 shares of the Company's Series A Preferred Stock (non-voting shares), (ii) 10,000,000 shares of Series B Non-Convertible Preferred Stock and (iii) 54,934 shares of Series C Preferred Stock, representing 86.4% of the total voting stock outstanding (based upon 1,612,500 shares of Common Stock outstanding and assuming conversion of 250,000 of Series A Preferred Stock). Since holders of Series B Preferred Stock and Common Stock do not have any cumulative voting rights and directors are elected by a majority vote of the voting shares outstanding, Interiors is in a position to control the election of directors as well as the affairs of the

Company. In addition, Max Munn, a member of the Company's Board of Directors, is also the President and director of Interior's Board of Directors. Notwithstanding the foregoing, Interiors has entered into a voting agreement with the Company's Board of Directors, pursuant to which the Board shall have the right to vote the 10,000,000 shares of Series B Preferred Stock held by Interiors until December 31, 1997. Further, the Company has entered into a two year Management Services Agreement with Interiors. Interiors has, pursuant to such agreement, agreed to advise the Company on the manufacturing, sale, marketing and distribution of the Company's products as well as providing the Company accounting and administrative services and strategic planning with regard to joint ventures, acquisitions, and other long term business initiatives. See "Risk Factors - Control by Interiors" and "Business Relationship with Interiors, Inc."



     In October 1996, the Company effected a recapitalization with respect to its outstanding shares of capital stock (the "Recapitalization"). Pursuant to the Recapitalization, the Company effected a 1-for-2 reverse stock split with respect to its shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock. As a result of the Recapitalization and prior to the completion of this offering, the Company has (i) 250,000 shares of Series A Preferred Stock, (ii) 10,000,000 shares of Series B Preferred Stock, (iii) 54,934 shares of Series C Preferred Stock, and (iv) 1,312,500 shares of Common Stock.


     The Company's executive offices are located at 320 Washington Street, Mt. Vernon, New York 10553. Its telephone number is (914) 665-5400. See "Risk Factors" for a discussion of certain factors that should be considered in evaluation the Company and its business.

                                  The Offering


Securities Offered by the
    Company (1)..............................  300,000 shares of Common Stock



Securities Offered by the
    Shareholder..............................  25,000 shares of Common Stock



Securities Outstanding Prior to
  the Offering:


     Series A Convertible
         Preferred Stock.....................    250,000 Shares



     Series B Non-Convertible
         Preferred Stock..................... 10,000,000 Shares



     Series C Convertible
         Preferred Stock.....................     54,934 Shares



     Common Stock............................   1,312,500 Shares(2)



     Class A Warrants........................      12,500 Warrants(3)


Securities Outstanding Subsequent
  to the Offering:


     Series A Convertible
         Preferred Stock.....................     250,000 Shares



     Series B Non-Convertible
         Preferred Stock....................   10,000,000 Shares


--------
     (1) Concurrently with this Offering, the Company is registering (i) 1,031,000 shares of Common Stock on behalf of certain Selling Stockholders, and (ii) 1,500,000 Class A Warrants on behalf of certain Selling Warrantholders. See " Selling Securityholders" and "Certain Transactions".

     (2)  Includes 25,000 shares of Common Stock held by the Shareholder.

     (3) Includes 12,500 Class A Warrants held by the Shareholder, but does not include 1,500,000 Class A Warrants issuable to the Bridge Lenders.

     Series C Convertible
       Preferred Stock.......................  54,934 Shares



     Common Stock............................  1,612,500 Shares(1)
       Class A Warrants......................  1,512,500 Shares(2)



     Use of Proceeds.........................  The net proceeds to the Company from the sale of the 300,000
                                               shares of Common Stock offered
                                               hereby, after deducting offering
                                               expenses and the $100,000
                                               financial advisory fee, are
                                               estimated to be $2,010,000. The
                                               net proceeds are expected to be
                                               applied for the following
                                               purposes: purchase of all of the
                                               operating assets and assumptions
                                               of certain liabilities of Artisan
                                               House, repayment of certain
                                               indebtedness, and working
                                               capital. "See use of Proceeds".






    Risk Factors.............................  Qualified Auditor's Report of
                                               Accountants, Limited Operating
                                               History, No Assurance that the
                                               Company will Successfully
                                               Commence Business, Dependence on
                                               Offering Proceeds; Possible Need
                                               for Additional Financing,
                                               Significant Industry Competition,
                                               Dilution; Equity Securities and
                                               Sold Previously at Below Offering
                                               Price, Conflicts of Interest,
                                               Governmental Regulation,
                                               Dependence on Interiors,
                                               Dependence on Key Personnel,
                                               Control by Interiors, Acquisition
                                               of Artisan House, Trademark
                                               Protection, Broad Discretion in
                                               Application of Proceeds, Charges
                                               for Interest Expense Relating to
                                               Bridge Notes, Dependence on
                                               Skilled Craftsmen and

                                               Salespersons, Significant
                                               Customer, Absence of Dividends,
                                               No Prior Public Market; Possible
                                               Volatility of Stock Price, Lack
                                               of Prior Market for Common Stock,
                                               No Assurance of Public Trading
                                               Market, Current Prospectus and
                                               State Blue Sky Registration in
                                               Connection with the Exercise of
                                               the Warrants, Impact on Market of
                                               Warrant Exercise,
                                               Representative's Share Purchase
                                               Option, "Penny Stock" Regulations
                                               May Impose Certain Restrictions
                                               on Marketability of Securities,


--------
     (1) Excludes 50,000 shares issuable to Artisan House, Inc. upon the closing of the Artisan House Transaction.

     (2) Assumes the issuance of 1,500,0000 Class A Warrants to the Bridge Lenders.

                                               Redemption of Redeemable
                                               Warrants, Limitation on Director
                                               Liability, Limited Number of
                                               Management Personnel, Shares
                                               Eligible of Future Sale May
                                               Adversely Affect the Market and
                                               Anti-Takeover Effect of General
                                               Corporation Law of Delaware. An
                                               investment in the securities
                                               offered hereby involves a high
                                               degree of risk and immediate
                                               substantial dilution of the book
                                               value of the Common Stock and
                                               should be considered only by
                                               persons who can afford the loss
                                               of their entire investment. See
                                               "Dilution" and "Risk Factors."



Proposed OTC Bulletin Board
  Symbols(1).................................  Common Stock-_____


----------


(1) Although the Company intends to apply for inclusion of the shares of Common Stock on the NASD OTC Bulletin Board, there can be no assurance that the Company's securities will be included for quotation, or if so included that the Company will be able to continue to meet the requirements for continued quotation, or that a public trading market will develop or that if such market develops, it will be sustained. See "Risk Factors-Lack of Prior Market for Common Stock; No Assurance of Public Trading Market."

                          Summary Financial Information

     The selected historical financial data for the period ended June 30, 1996 and for the period ended March 31, 1996 presented below are derived from the unaudited pro forma combined financial statements and the historical financial statements of the Company. The data set forth below should be read in conjunction with and is qualified in its entirety by the Company's financial statements, related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations. See "Financial Statements," and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The following summary financial information has been summarized from the Company's financial statements included elsewhere in this Prospectus. The information should be read in conjunction with the financial statements and the related notes thereto See "Financial Statements."

Summary Statement of Operations

--------------------------------------------------------------------------------------------
                               As of June    As of June 30,     As of March     As of March
                                30, 1996        1996, As       31, 1996, (4)   31, 1996, As
                                 ($)(1)     Adjusted(1)(2)(3)                  Adjusted(3)
                                                  ($)                             (4)(5)
--------------------------------------------------------------------------------------------
Revenues                         ----           1,386,976          ----          4,809,422

Gross Profit                     ----            647,262           ----          2,213,039

Operating Income (Loss)        (138,851)        (32,614)         (100,000)        99,448

Net (Loss)                     (246,001)        (176,765)        (99,750)        (20,054)


Net (Loss) per share             (.09)            (.06)            (.04)           (.01)



Weighted Average number  of    2,812,500        3,162,500        2,812,500       3,162,500

Common Shares outstanding

--------------------------------------------------------------------------------------------

Summary Balance Sheet Data

--------------------------------------------------------------------------------
                               At June 30, 1996           At June 30, 1996, As
                                     ($)                    Adjusted(2) ($)
--------------------------------------------------------------------------------
Working Capital (deficit)        (216,109)                    1,740,297

Total Assets                     2,574,399                    7,172,572

Total Liabilities                 300,850                     1,837,681

Stockholder's Equity             2,273,549                    5,334,891
--------------------------------------------------------------------------------

----------
(1) Includes results for the three months ended June 30, 1996 for Decor Group, Inc.

(2) Adjusted to reflect the closing of the Artisan House Transaction and adjusted to reflect the sale of 300,000 shares of Common Stock offered hereby and the net proceeds therefrom of $2,010,000 and preferred stock sale for $824,000.


(3)  Includes results for the three months ended June 30, 1996 for Artisan
     House.
(4) Includes results for the period March 1, 1996 (Inception) through March 31, 1996 for Decor Group, Inc.
(5)  Includes results for the fiscal year ended January 31, 1996 for Artisan
     House.

                                  RISK FACTORS

     An investment in the securities offered hereby is speculative and involves a high degree of risk and substantial dilution and should only be purchased by investors who can afford to lose their entire investment. Prospective purchasers, prior to making an investment, should carefully consider the following risks and speculative factors, as well as other information set forth elsewhere in this Prospectus, associated with this Offering, including the information contained in the Financial Statements herein.

     1. Qualified Auditor's Report of Accountants. As a result of the Company's current financial condition, the Company's independent auditors have qualified their report on the Company's financial statement for the period from March 1, 1996 (inception) to March 31, 1996. The Company's ability to continue in the normal course of business is dependent upon successful completion of its planned public offering of securities to raise capital and the success of future operations. These uncertainties raise substantial doubt about its ability to continue as a going concern. As of June 30, 1996, the Company had a working capital deficit of approximately $216,000 and a lack of cash flow from operations. The Company's operations during the aforementioned period have solely related to identifying and negotiating with acquisition candidates. Substantially all of these activities related to the acquisition of Artisan House. Because of the Company's inability to generate cash from operations, the Company's auditors have issued a going concern opinion with respect to the Company's audited financial statements. There can be no assurance that the Company will not incur net losses in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business, " "Use of Proceeds, " and "Financial Statements and Notes."

     2. Limited Operating History, No Assurance that the Company will Successfully Commence Business. The Company was organized on March 1, 1996 and is in its early stage of development. The Company's business consists primarily of the assets acquired from Artisan House (the "Artisan House Transaction"). For the five months ended June 30, 1996, Artisan House generated revenues of $2,310,976, had stockholder's equity of $754,305 and working capital of $683,605. Like any relatively new business enterprise operating in a specialized and intensely competitive market, the Company is subject to many business risks which include, but are not limited to, unforeseen marketing and promotional expenses, unforeseen negative publicity, competition, product liability and lack of operating experience. If the Company is successful with its proposed public offering the Company on a pro forma basis at June 30, 1996 would have working capital of approximately $1,600,000 and stockholders equity of approximately $4,500,000 including the finalization of the acquisitions of Artisan House and the receipt of $706,250 resulting from the sale of Preferred Stock in August of 1996. Many of the risks may be unforeseeable or beyond the control of the Company. There can be no assurance that the Company will successfully implement its business plan in a timely or effective manner, or that management of the Company will be able to market and sell enough products to generate sufficient revenues and continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Use of Proceeds," "Certain Transactions" and "Financial Statements."

     3. Dependence on Offering Proceeds; Possible Need for Additional Financing. The Company's cash requirements will be significant. The Company is dependent on the proceeds from this Offering to close the Artisan House Transaction. The Company anticipates, based on its currently proposed plans, that the proceeds of this Offering, together with funds generated from operations, will be sufficient to satisfy its anticipated cash requirements for approximately twelve (12) months following the consummation of this Offering. In the event that these plans change, or the costs of development of operations prove greater than anticipated, the Company could be required to modify its operations, curtail its expansion or seek additional financing sooner than currently anticipated. The Company believes that its operations would be restricted absent expansion. Other than with respect to obtaining the Secured Loan, the Company has no current arrangements with respect to such additional financing and there can be no assurance that such additional financing, if available, will be on terms acceptable to the Company. See "Use Of Proceeds and "Business - Secured Loan Agreement"."

     4. Significant Industry Competition. The market for sculptures and decorative art products is highly competitive. Although the Company does not believe there is significant competition in the wall sculpture market, management believes that the Company competes with numerous manufacturers of picture framed art as well as manufacturers of decorative accessories. There can be no assurance that the Company will be able to continue to be able to generate interest in wall sculptures or to compete successfully with manufacturers of picture framed art and decorative accessories. See "Business - Competition."


     5. Dilution; Equity Securities Sold Previously at Below Offering Price. Upon completion of this Offering assuming no exercise of the Over-Allotment Option, and without giving effect to the exercise of the Representative's Share Purchase Option, the net tangible book value per share of the Company's Common Stock will be $2.61. At the initial public offering price of $10.00 per share, investors in this Offering will experience an immediate dilution of approximately $7.39 or 73.9% in net tangible book value per share and existing investors will experience an increase of approximately $.93 per share. The exercise of the Class A Warrants sold to the public by certain Selling Securityholders will result in future dilution to the public investors. See "Dilution." The present stockholders of the Company have acquired their respective equity interest at costs substantially below the public offering price. Accordingly, to the extent that the Company incurs losses, the public investors will bear a disproportionate risk of such losses.



     6. Conflicts of Interest. After this Offering, Interiors, Inc. ("Interiors") will continue to own 250,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") or 15.5% of the Company's shares of Common Stock on an as converted basis, 10,000,000 shares of the Company's of Series B Non-Convertible Preferred Stock (the "Series B Preferred Stock") and 54,934 shares of Series C Convertible Preferred Stock. Since the Common Stock and the Series B Preferred Stock vote together as a class, Interiors will own following the completion of this Offering (assuming the Over-Allotment Option is not exercised, and the Series A Preferred Stock is converted), 88.3% of the total number of voting shares outstanding. Notwithstanding the foregoing, Interiors has entered into a voting agreement with the Company's Board of Directors, pursuant to which the Board shall have the right to vote the 10,000,000 shares of Series B Preferred Stock held by Interiors until December 31, 1997. See "Certain Transactions". In addition, Interiors has agreed, pursuant to the terms of that certain Management Services Agreement between the Company and Interiors, to provide management, administrative and marketing services to the Company. Further, Max Munn, the Chairman of the Board of the Company, is also the President and a director of Interiors, and Donald Feldman, the Company's President and Chief Financial Officer, is a director of Interiors. Given that Interiors is engaged in the business of manufacturing and marketing custom framing and decorative accessories, a business related to the Company's business, conflicts of interest may arise in connection with transactions that are mutually beneficial to the Company and Interiors. No assurance can be given that such a conflict will be resolved in favor of the Company. In addition, because of Interior's ownership interest in the Company, the common identity of certain directors and Interior's role under the Management Services Agreement, certain conflicts of interest may occur between the Company and Interiors. In circumstances where a conflict of interest exists, members of the Board of Directors who are also members of the Interiors Board of Directors may be precluded from participating in corporate decisions. Specifically circumstances may arise where the Company may consider issues regarding compensation to be paid to Interiors for services rendered to the Company, or when the Company considers strategic decisions which may negatively impact Interiors. Accordingly, no assurance can be given that such conflicts will be resolved in a manner favorable to the Company. Although the Board of Directors of the Company has not adopted any written policy on this matter, the General Corporation Law of the State of Delaware contains specific provisions governing such conflicts.


     7. Governmental Regulation. The Company's operations are subject to numerous Federal, state and local laws and regulations relating to the environment and health safety and other regulatory matters. Certain materials used in the manufacturing of the Company's products such as paints, solvents and other water-based related finishes may be classified by Federal and certain state and local governments as "hazardous materials." Control of those substances is regulated by the Environmental Protection Agency ("EPA") and certain state and local environmental protection agencies which require reports and inspect facilities to monitor compliance. In addition, under the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), any generator of hazardous waste sent to a hazardous waste disposal site is potentially responsible for the clean up and remediation costs required for such site in the event that the site is not properly closed by the owner or operator, irrespective of the amount of waste sent to the site. The Company's manufacturing facilities have been and will continue to be inspected by the Occupational Safety and Health Administration and by certain state and local inspection agencies and departments. The Company has obtained all permits and anticipates that its facilities and operations will be in substantial compliance with all material applicable laws and regulations. Nevertheless, no assurance can be given that the Company will be able to obtain such permits in the future or that future events, such as changes in or modified interpretations of existing laws or regulations or enforcement policies, may give rise to additional compliance costs that could have a material adverse effect on the Company.

     8. Dependence on Interiors. In May 1996, the Company entered into a two year Management Services Agreement with Interiors, Inc. ("Interiors"). Interiors has, pursuant to such agreement, agreed to advise the Company on the manufacturing, sale, marketing and distribution of the Company's products as well as providing the Company with accounting and administrative services and strategic planning with regard to joint ventures, acquisitions, and other long term business initiatives. In exchange for such services, the Company has agreed to pay to Interiors an annual amount equal to the greater of (i) $75,000 or (ii) 1 1/2% of Excess Cashflow (as defined in the agreement). The Management Services Agreement is automatically renewable for an additional one (1) year term unless terminated by either party not less than sixty (60) days prior to the end of the term. In the event that the Management Services Agreement is terminated for any reason, the Company's business may be negatively effected. In such an event, the Company may be required to hire additional personnel or engage one or more independent contractors at an added cost to the Company. See "Business - Management Services Agreement" and "Certain Transactions."

     9. Dependence on Key Personnel. The Company is substantially dependent on the continued services of Donald Feldman, the Company's Chief Executive Officer and Chief Financial Officer, and Henry Goldman who will serve as the President and Chief Executive Officer of Artisan Acquisition Corp. ("AAC") following the acquisition of Artisan House. The Company has entered into a three (3) year employment agreement with Mr. Feldman and AAC has entered into a three (3) year employment agreement with Mr. Goldman. Should Mr. Feldman or Mr. Goldman not be able to continue as officers of the Company and AAC, respectively, the Company's prospects could be adversely affected and as a result the loss of either of these individuals could materially adversely affect the Company's operations. The Company currently does not maintain key personnel life insurance for any of its employees. See "Management."


     10. Control by Interiors; Voting Agreement. Following this Offering, Interiors will own (i) 250,000 shares of the Company's Series A Preferred Stock (non-voting shares), (ii) 10,000,000 shares of Series B Preferred Stock and
(iii) 54,934 shares of Series C Preferred Stock, representing 86.0% of the total voting stock outstanding (based upon 1,662,500 shares of Common Stock outstanding and assuming conversion of 250,000 of Series A Preferred Stock). Since holders of Series B Preferred Stock and Common Stock do not have any cumulative voting rights and directors are elected by a majority vote of the voting shares outstanding, Interiors is in a position to control the election of directors as well as the affairs of the Company. Notwithstanding the foregoing, Interiors has entered into a voting agreement with the Company's Board of Directors, pursuant to which the Board shall have the right to vote the 10,000,000 shares of Series B Preferred Stock held by Interiors until December 31, 1997. As a result, the

Board of Directors will be in position to elect the persons nominated thereby as directors. Such control could preclude any unsolicited acquisition of the Company which may adversely effect the market price of the shares of Common Stock. In addition, Max Munn, a member of the Company's Board of Directors is also the President and director of Interior's Board of Directors. Such control could also preclude an unsolicited acquisition of the Company and consequently, adversely affect the market price of the Common Stock. See "Description of Securities." Further, the Company has entered into a Management Services Agreement with Interiors, pursuant to which Interiors has agreed to advise and assist the Company in exchange for payments to be made by the Company. As a result, Interiors may derive substantial revenue from the Company and may influence the Company's day-to-day operations. See "Business - Management Services Agreement" and "Certain Transactions."

     11. Limited Number of Management Personnel. There is currently only one (1) executive officer of the Company. Following this Offering, there can be no assurance that, if the Company grows, that current management will be able to continue to properly manage the Company's affairs. Further, there can be no assurance that the Company will be able to identify additional qualified managers on terms economically feasible to the Company.

     12. Dependence on Trademarks, Copyrights and License Rights. The trademarks "Artisan House", "C. Jere", "Sautere", and "Glendale Ironworks" have been registered with the United States Patent and Trademark Office ("PTO"). The Company also has copyright protection on virtually all of its designs used to manufacture the Company's sculptures. The Company presently intends to make all appropriate filings and registrations and take all other actions necessary to protect all of its intellectual property rights. There can be no assurance, however, that the Company will be able to effectively protect such property rights. The failure by the Company to protect such rights from unlawful and improper appropriation may have a material adverse effect on the Company. Although to date no claims have been brought against the Company alleging that it infringes on the intellectual property rights of others, there can be no assurance that such claims will not be brought against the Company in the future, or that if made, such claims will not be successful. In addition to any potential monetary liability for damage, the Company could be required to obtain a license in order to continue to use the trademarks in question or could be enjoined from using such trademarks if such license were not made available on acceptable terms. If the Company becomes involved in such litigation, it may divert significant Company resources, which could have a material adverse effect on the Company and its results or operations, and, if such a claim were successful, the Company's business could be materially adversely affected. See "Business-Products; Trademarks."

     The Company manufactures several products pursuant to the terms of certain license agreements with the owners of such rights. All of such agreements are non-exclusive and require the Company to pay royalties to the licensors based upon revenues from the sale by the Company of such products. In the event that such licenses are terminated or that the Company is unable to renew such licenses, or the Company may only renew licenses on terms and conditions unfavorable to the Company, the Company's businesses may be materially and adversely effected. See "Business - License Agreements."

     13. Charges for Interest Expense Relating to Bridge Notes. In March 1996 the Company issued $250,000 in principal amount of 8% Notes in connection with a bridge financing. Management believes that based on the nature of such borrowings, the Company's position and the current economic environment, such interest rates may not be reflective of the effective position and the market rate of interest. Accordingly, the Company recorded a discount on the bridge notes of $214,300 at June 30, 1996 which will be amortized over the life of the loans. See "Bridge Financing" and "Management's Discussion and Analysis."

     14. Dependence on Skilled Craftsmen and Salespersons. The Company relies on its skilled craftsmen with specialized skills in the design, crafting and manufacture of its products. Although the Company attempts to hire and train skilled craftsmen, the inability of the Company to retain craftsmen and creative designers may adversely affect operations. The loss of such persons could have a material adverse impact on the Company.

     15. Significant Customers. For the period year ending June 1996, Artisan House's five largest customers purchased approximately 24.5% of the net sales of Artisan House. The top five customers Levitz/Homemaker, Sears, JC Penney, Parke Bell, and Wicks represented 8.6%, 5.1%, 4.3%, 3.8% and 2.7% of net sales, respectively. In light of the fact that such customers are not parties to any on-going contract to purchase the Company's products, there can be no assurance that these significant customers will continue to make purchases at the same level or at all. Failure by these customers to continue to purchase products from the Company could have an adverse effect on the Company's business.

     16. Absence of Dividends. The Company has not paid and does not anticipate paying any cash dividends on its Common and Preferred Stock in the foreseeable future but instead intends to retain all working capital and earnings, if any, for use in the Company's business operations and in the expansion of its business. See "Dividend Policy" and "Description of Securities".


     17. No Prior Public Market; Possible Volatility of Stock Price. Prior to this Offering, there has been no public market for the shares of Common Stock or Class A Warrants. The initial public offering price of the shares of Common Stock was determined by negotiation between the Company and the representatives of the Representative, and may not be indicative of the market price for such securities in the future, and does not necessarily bear any relationship to the Company's assets, book value, net worth or results of operations of the Company or any other established criteria of value. Among the factors considered in determining the price of the shares of Common Stock were the history of and prospects for the industry in which the Company competes, estimates of the business potential of the Company, the present state of the development of the Company's business, the Company's financial condition, an assessment of the Company's management, the general condition of the securities markets at the time of this Offering, and the demand for similar securities of comparable companies. There is, however, no relationship whatsoever between the offering price of the shares of Common Stock and the Company's net worth, projected earnings, book value, or any other objective criteria of value on the other. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price. See "Underwriting - Determination of Public Offering Price," "Description of Securities" and "Financial Statements."


     18. Lack of Prior Market for shares of Common Stock; No Assurance of Public Trading Market. Prior to this Offering, no public trading market existed for the shares of Common Stock. There can be no assurances that a public trading market for the shares of Common Stock will develop or that a public trading market, if developed, will be sustained. Although the Company anticipates that upon the Effective Date of this Offering, the shares of Common Stock will be eligible for inclusion on the NASD OTC Bulletin Board, no assurance can be given that the shares of Common Stock will be listed on the NASD OTC Bulletin Board as of the Effective Date. Consequently, there can be no assurance that a regular trading market for the shares of Common Stock, other than the pink sheets, will develop after the completion of this Offering. If a trading market does in fact develop for the shares of Common Stock offered hereby, there can be no assurance that it will be maintained. If for any reason the shares of Common Stock are not listed on the NASD OTC Bulletin Board or a public trading market does not develop, purchasers of the shares of Common Stock may have difficulty in selling their securities should they desire to do so. In any event, because certain restrictions may be placed upon the sale of securities at prices under $5.00, unless such securities qualify for an exemption from the "penny stock" rules, such as a listing on The Nasdaq SmallCap Market, some brokerage firms will not effect transactions in the Company's securities and it is unlikely that any bank or financial institution will accept such securities as collateral, which could have an adverse effect in developing or sustaining any market for the shares of Common Stock and Warrants. See "Risk Factors - Penny Stock Regulations May Impose Certain Restrictions on Marketability of Securities."



     Although it has no legal obligation to do so, the Representative from time to time may act as a market maker and may otherwise effect and influence transactions in the Company's securities. However, there is no assurance that the Representative will continue to effect and influence transactions in the Company's securities. The prices and liquidity of the Company's securities may be significantly affected by the degree, if any, of the Representative's participation in the market. The Representative may voluntarily discontinue such participation at any time. Further, the market for, and liquidity of, the Company's securities may be adversely affected by the fact that a significant amount of the shares of Common Stock may be sold to customers of the Representative.



     19. Nasdaq Requirements; Penny Stock; Additional Requirements on Broker-Dealer Sales of Securities. The Company's Common Stock is not presently included for trading on the Nasdaq system, and there can be no assurances that the Company will ultimately qualify for inclusion within that system. In order for an issuer to be included in the Nasdaq system, it is required to have total assets of at least $4,000,000, capital and surplus of at least $2,000,000, a minimum price per share of not less than $3.00, have publicly held shares with a market value of at least $1,000,000 as well as certain other criteria. In addition to quantitative standards the staff of Nasdaq may also consider other factors including but not limited to the nature and scope of a company's operations in conjunction with any and all conditions and/or circumstances surrounding an entity's operations. While the Company believes that it met the quantitative criteria described above for inclusion in the Nasdaq system, the Company's application for listing on The Nasdaq SmallCap Market was denied by the Nasdaq Staff based upon the Staff's concerns relating to the nature of the Company's assets, its bridge financing and the beneficial interest of one of the Company investors in the Company's securities. The Company has appealed the Staff's decision. No assurance can be given that the Company's securities will ever qualify for inclusion on the Nasdaq system and qualification for inclusion is not a prerequisite to proceeding with this Offering. Until the Company's shares qualify for inclusion in the Nasdaq system, the Company's securities will be traded in the over-the-counter markets which are commonly referred to as the "pink sheets" or on the NASD OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of the securities offered. The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price less than $5.00 per share, subject to certain exceptions. During such periods when the Company's securities do not qualify for inclusion on The Nasdaq SmallCap Market, the Company's securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. In addition, certain broker-dealers are precluded from acting as market markers for non NASDAQ securities and these securities may be ineligible for margin loans. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and may also affect the ability of shareholders to sell the securities in the secondary market.



     20. Current Prospectus and State Blue Sky Registration in Connection with the Exercise of the Warrants. The Company will be able to issue the securities offered hereby, shares of its Common Stock upon the exercise of the Class A Warrants and Representative's Share Purchase Option only if (i) there is a current prospectus relating to the Common Stock issuable upon the exercise of the Warrants under an effective registration statement filed with the

Securities and Exchange Commission, and (ii) such Common Stock is then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of Warrants reside. There can be no assurance, however, that the Company will be successful in maintaining a current registration statement. After a registration statement becomes effective, it may require updating by the filing of a post-effective amendment. A post-effective amendment is required (i) anytime after nine (9) months subsequent to the Effective Date when any information contained in the prospectus is over sixteen
(16) months old, (ii) when facts or events have occurred which represent a fundamental change in the information contained in the registration statement, or (iii) when any material change occurs in the information relating to the plan or distribution of the securities registered by such registration statement. The Company anticipates that this Registration Statement will remain effective for at least nine (9) months following the date of this Prospectus or until _____, 1997, assuming a post-effective amendment is not filed by the Company. The Company intends to qualify the sale of shares of Common Stock in a limited number of states, although certain exemptions under certain state securities ("blue sky") laws may permit the Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified. The Company will be prevented, however, from issuing Common Stock upon exercise of the Warrants in those states where exemptions are unavailable and the Company has failed to qualify the Common Stock issuable upon exercise of the Warrants. The Company may decide not to seek, or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In such a case, the Warrants of those purchasers will expire and have no value if such Warrants cannot be exercised or sold. Accordingly, the market for the Warrants may be limited because of the Company's obligation to fulfill both of the foregoing requirements. See "Description of Securities."




     21. Impact on Market of Warrant Exercise. As of the date of this Prospectus, there will be 1,512,500 Class A Warrants outstanding (including 1,500,000 Class A Warrants issuable to the Bridge Lenders), and there will be 1,512,500 shares of Common Stock issuable upon the exercise thereof. In the event of the exercise of a substantial number of Class A Warrants offered as part of the shares of Common Stock within a reasonably short period of time after their right to exercise commences, the resulting increase in the amount of Common Stock of the Company in the trading market could substantially affect the market price of the Common Stock. See "Description of Securities - Class A Warrants."



     22. Representative's Share Purchase Option. In connection with this Offering, the Company will sell to the Representative, for nominal consideration, an option to purchase an aggregate of 30,000 shares of Common Stock (the "Representative's Share Purchase Option"). The Representative's Share Purchase Option will be exercisable commencing one year from the Effective Date of this Offering and ending four (4) years from such date, at an exercise price of $16.50 per share (the "Representative's Shares"). The holders of the Representative's Share Purchase Option will have the opportunity to profit from a rise in the market price of the shares of Common Stock, if any, without assuming the risk of ownership.

The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Representative's Share Purchase Option is outstanding. At any time when the holders thereof might be expected to exercise them, the Company would probably be able to obtain additional capital on terms more favorable than those provided by the Representative's Share Purchase Option. See "Dilution" and "Underwriting."



     23. Shares Eligible for Immediate Sale May Adversely Affect the Market; Lack of Restrictions on Sale of Company's Outstanding Common Stock. The registration statement of which this Prospectus forms a part also covers the resale of (i) 1,500,000 Class A Warrants issuable to the Bridge Lenders and 1,500,000 shares of Common Stock issuable upon exercise of the Class A Warrants, and (ii) 1,031,000 shares of Common Stock held by the Selling Stockholders. The securities being registered on behalf of the Selling Securityholders are not subject to any restriction on resale by the Company or the Representative (except for (a) 25,000 shares of Common Stock held by Matthew Harriton, a director of the Company, and (b) 100,000 shares of Common Stock held by Laurie Munn, the wife of Max Munn, the Company's Chairman of the Board, which may not be sold or transferred for a period of two (2) years following the Effective Date, without the prior written consent of the Representative). As a result, certain securities may be sold by the Selling Securityholders immediately after the public offering which may have a material adverse effect on the market for, and price of, the Company's securities. See "Selling Securityholders."


     24. Limitation on Director Liability. The Company's Certificate of Incorporation limits the liability of Directors to the Company or its stockholders to monetary damages for breach of a Director's fiduciary duty except for liability in certain instances. Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. As a result of the Company's charter provision and Delaware law, stockholders may have a more limited right to recover against Directors for breach of their fiduciary duty other than as existed prior to the enactment of the law. See "Description of Securities - Limitation on Liability of Directors."

     25. Shares Eligible for Future Sale May Adversely Affect the Market. All of the Company's currently outstanding shares of Common Stock are "restricted securities" and, in the future, may be sold upon compliance with Rule 144, adopted under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of two (2) years may sell only an amount every three (3) months equal to the greater of (a) one percent (1%) of the Company's issued and outstanding shares, or (b) the average weekly volume of sales during the four (4) calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of the Company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for three
(3) years if there is adequate current public information available concerning the Company. It should be noted, however, that the Commission is currently considering changing the two (2) year holding period to one (1) year and the three (3) year holding period to two (2) years. In such an event, "restricted securities" would be eligible for sale to the public at an earlier date. Immediately prior to the Effective Date, the Company will have 1,312,500 shares of its Common Stock issued and outstanding, which are "restricted securities", and 1,031,000 shares of which are being registered under the Registration Statement of which this Prospectus forms a part. Excluding shares of Common Stock issuable upon the exercise of the Class A Warrants included in the Offering, there are, as of the date of this Prospectus, a total of 1,804,934 shares of Common Stock issuable (i) upon the exercise of 1,500,000 Class A Warrants issuable to the Bridge Lenders and (ii) upon the conversion of 250,000 shares of Series A Preferred Stock and 54,934 shares of Series C Preferred Stock held by Interiors. The officers and directors of the Company as well as certain members of their immediate families (including certain Selling Securityholders holding an aggregate of 125,000 shares of Common Stock) and Interiors, Inc. have agreed not to sell or transfer the securities of the Company held thereby for a period of twenty-four (24) months following the Effective Date, subject to earlier release by the Representative.


     Prospective investors should be aware that the possibility of sales may, in the future, have a depressive effect on the price of the Company's Common Stock in any market which may develop, and therefore, the ability of any investor to market his shares may be dependent directly upon the number of shares that are offered and sold. Affiliates of the Company may sell their shares during a favorable movement in the market price of the Company's Common Stock which may have a depressive effect on its price per share. See "Description of Securities."

     26. Anti-Takeover Effect of General Corporation Law of Delaware. The Company is governed by the provisions of Section 203 of the General Corporation Law of Delaware, an anti-takeover law enacted in 1988. In general, the law prohibits a Delaware public corporation from engaging in a "business combination" with an "interested stockholder" for a period of three (3) years after the date of the transaction in which the person became an interested stockholder, unless it is approved in a prescribed manner. As a result of
Section 203, potential acquirors of the Company may be discouraged from attempting to effect acquisition transactions with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions. See "Description of Securities."

     27. Inexperience of Representative. This is the ___ public offering underwritten by VTR Capital, Inc. There can be no assurance that the Representative's limited experience as an underwriter of public offerings will not adversely affect the proposed public offering of the Company's securities, the subsequent development of a trading market, if any, or the market for and liquidity of the Company's securities. Therefore, purchasers of the securities offered hereby may suffer a lack of liquidity in their investment or a material diminution of the value of their investment.

                                 USE OF PROCEEDS


     This Registration Statement covers the offering of 325,000 shares of Common Stock, 300,000 of which are being offered by the Company, and 25,000 of which are being offered by the Shareholder. The net proceeds to the Company from the sale of the 300,000 shares of Common Stock are estimated to be $2,010,000 (after deducting approximately $300,000 in underwriting discounts, and other expenses of this Offering estimated to be $690,000, which includes the Representative's non-accountable expense allowance of $97,500, and a $100,000 financial consulting fee payable to the Representative at the closing) (but not considering any exercise of the Over-Allotment Option, or the Representative's

Share Purchase Option). The Company, based upon all currently available information, intends to utilize such proceeds approximately as follows:



                                              Approximate         Approximate
                                             Amount of Net      Percentage(%) of
                                                Proceeds          Net Proceeds
                                                --------          ------------


Acquisition of  Assets of Artisan
  House, Inc. (1)                             $1,535,000                76.3%
Repayment of Certain Indebtedness (2)            260,000                12.9%
Working Capital (3)                              215,000                10.7%
                                              ----------               ------
Total                                         $2,010,000               100.0%


(1) Represents a partial payment, of $1,535,000, which will be financed by the public offering, of the total purchase price to be paid to close the Artisan House Transaction. In addition, to the foregoing, the Company intends to use approximately $700,000 from the proceeds of the sale of the Series C Non-Voting Convertible Preferred Stock to fund the remainder of the purchase price to close the Artisan House Transaction. See "Business-Artisan House Transaction."
(2) Represents the repayment of Bridge Loans in the aggregate principal amount of $250,000 plus accrued and unpaid interest. The Bridge Loans were made by nine (9) unaffiliated parties. The Bridge Loans are due and payable upon the earlier of March 1997 or the closing of the Company's initial public offering and bear interest at the rate of 8% per annum. The proceeds of the Bridge Loans were used for working capital and as a source of funds to pay expenses associated with this Offering. See "Bridge Financing" and See "Certain Transactions."
(3) To be used for general operating and overhead expenses and the funding of inventory.

     The amounts set forth above are estimates. Should a reapportionment or redirection of funds be determined to be in the best interests of the Company, the actual amount expended to finance any category of expenses may be increased or decreased by the Company's Board of Directors, at its discretion.

     The Company believes that the proceeds of this Offering will enable the Company to increase its annual revenues through the expansion of its business and development of product lines. As a result, the Company believes that the net proceeds of this Offering, together with increased revenues generated from operations, will be sufficient to conduct the Company's operations for at least twelve (12) months. The terms of the underwriting agreement between the Company and the Representative restrict the Company from entering into any acquisition or merger of the Company or obtaining additional capital financing, without the prior approval of the Representative, for the issuance of additional equity securities for a period of five (5) years, in either public or private offerings. The underwriting agreement does not prevent the Company from seeking bank financing although there can be no assurance that such financing will be available on commercially reasonable terms. See "Risk Factors - Dependence on Offering Proceeds; Possible Need for Additional Financing."


     To the extent that the Company's expenditures are less than projected and/or the proceeds of this Offering increase as a result of the exercise of the Class A Warrants by certain Selling Securityholders or by the Representative of its Over-Allotment Option, the resulting balances will be retained and used for general working capital purposes. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, additional financing may be sought from other sources, such as debt financing from financial institutions, although there can be no assurance that such additional financing, if available, will be on terms acceptable to the Company. See "Risk Factors - Dependence on Offering Proceeds; Possible Need For Additional Financing." The net proceeds of this Offering that are not expended immediately may be deposited in interest bearing accounts, or invested in government obligations or certificates of deposit.

                                    DILUTION


     At June 30, 1996, the Company had outstanding an aggregate of 1,312,500 shares of Common Stock having an aggregate net tangible book value of $2,198,891 or $1.68 per common share, based upon operating activity through June 30, 1996. Net tangible book value per share consists of total assets less intangible assets and liabilities, divided by the total number of shares of Common Stock outstanding. The shares of capital stock described above do not include any securities subject to outstanding warrants or options.



     After giving effect to the sale of 300,000 shares of Common Stock by the Company with net proceeds of $2,010,000, the pro forma net tangible book value of the Common Stock would have been $4,208,891 or approximately $2.61 per share. This represents an immediate increase in pro forma net tangible book value of $.93 per share to the present stockholders and an immediate dilution of $7.39 per share (73.9%) to the public purchasers. The following table illustrates the dilution which investors participating in this Offering will incur and the benefit to current stockholders as a result of this Offering:



                                                                       As
                                                      As             Adjusted
                                                  Adjusted(5)       Pro Forma(4)
                                                  -----------       ------------



Public offering price of per share
    offered hereby(l)                                $10.00         $10.00



Net tangible book value per share                    $ 1.68         $  .98



Increase per share attributable to
    shares of Common Stock offered hereby            $  .93         $ 1.03



Pro Forma net tangible book value
    per share after offering(3)                      $ 2.61         $ 2.01



Dilution of net tangible book value per
    share to purchasers in this offering(2)(3)       $ 7.39         $ 7.99



----------
(1) Before deduction of underwriting discounts, commissions, fees and offering expenses.

(2) Assuming no exercise of the Over-Allotment Option, the Representative's Share Purchase Option. See "Underwriting" and "Description of Securities."


(3) Assuming no exercise of the 1,500,000 Class A Warrants issuable in connection with Bridge Loans. See "Selling Security Holders" and "Certain Transactions."


(4) Gives effect to both the offering and the acquisition of Artisan House, Inc.



(5)  Gives effect to the Offering but not the acquisition of Artisan House, Inc.

     The following table shows the number and percentage of shares of Common Stock purchased and acquired and the amount and percentage of consideration and average price per share paid by existing stockholders as of June 30, 1996 and to be paid by purchasers pursuant to this Offering (based upon the anticipated public offering price of $10.00 per share before deducting underwriting discounts and commission and estimated Offering expenses).


                           Shares of                    Aggregate
                            Common                         Cash        Percent of
                             Stock       Percent of   Consideration    Total cash   Average Price
                           Purchased    Equity Owned       Paid      Consideration    Per Share


New Stockholders             300,000       18.6%       $ 3,000,000       96.7%         $10.00


Existing Stockholders(1)   1,312,500       81.4%       $   103,000        3.3%         $ 0.04
                           -----------     -----       -----------       -----         ------


     Total                 1,612,500       100%        $ 3,103,000       100%




     The foregoing table gives effect to the sale of the Common Stock offered hereby but without giving effect to the exercise of the Representatives' Share Purchase Option, or any securities issuable upon the exercise of the Over-Allotment Option or any outstanding options or warrants, including those held by the Bridge Lenders.



(1) Excludes 1,500,000 shares of Common Stock issuable upon exercise of Class A Warrants by the Bridge Lenders at an exercise price of $5.25 per share.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company as of June 30, 1996 and as adjusted gives effect to the sale of 300,000 shares of Common Stock offered hereby and the application of net proceeds therefrom. The table is not adjusted to give effect to the exercise of the Over-Allotment Option, the Representative's Share Purchase Option or any other outstanding warrants or options. This table should be read in conjunction with the Financial Statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus.


--------------------------------------------------------------------------------
                                    As of June 30, 1996    As of June 30, 1996,
                                            ($)              As Adjusted(1)(2)
                                                                   ($)(3)
--------------------------------------------------------------------------------
Notes Payable                           192,850                   1,309,462

Stockholders Equity:


Common Stock                              131                        171



Series A Convertible Preferred            25                          25
Stock, $.0001 par value per share,
5,000,000 shares authorized,
250,000 shares of Series A
Convertible Preferred Stock
issued and outstanding




Series B Non-Convertible                ------                      1,000
Preferred Stock, $.0001 par value
per share, 20,000,000 shares
authorized, 10,000,000 issued
and outstanding



Series C Non-Voting Convertible         ------                         5
Preferred Stock, $.0001 par value
per share, 1,000,000 shares
authorized, 54,934 shares issued
and outstanding



Additional Paid In Capital             1,919,144                  5,004,441


Retained Earnings (deficit)            (345,751)                  (370,751)

Unrealized Gain on Investment           700,000                    700,000

Total Capitalization                   2,466,399                  6,644,353

--------------------------------------------------------------------------------

----------
     (1)  Adjusted to reflect the closing of the Artisan House Transaction.

     (2) Adjusted to reflect the sale of 300,000 shares of Common Stock offered hereby and the net proceeds therefrom of $2,010,000.

     (3) Includes equity financing for Series C Non-Voting Convertible Preferred Stock of $824,000 received in August and September 1996. See "Certain Transactions."

                                 DIVIDEND POLICY

     Holders of the Company's Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefore. Holders of the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are not entitled to receive dividends. The Company has not in the past and does not currently anticipate the declaration or payment of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

                                BRIDGE FINANCING


     In March 1996, the Company borrowed an aggregate of $250,000 from nine (9) lenders ( the "Bridge Lenders") whom were previously unaffiliated with the Company and are presently unaffiliated with Interiors and the Representative. In exchange for making loans to the Company, each Bridge Lender received a promissory note (the "Bridge Notes"). Each of the Bridge Notes bears interest at a rate of eight percent (8%) per annum. The Bridge Notes are due and payable upon the earlier of (i) March 18, 1997 or (ii) the closing of an initial underwritten public offering of the Company's securities. The Company's obligations under the Bridge Notes are guaranteed by Laurie Munn, the wife of Max Munn, the Chairman of the Board of the Company. See "Management." The Company intends to use a portion of the proceeds of this Offering to repay the Bridge Lenders. See "Use of Proceeds." In addition, the Bridge Lenders were issued the right to receive commencing on the Effective Date an aggregate of 1,500,000 Class A Warrants, pro rata, based upon the principal amount of the Bridge Loan made to the Company. The Company entered into the bridge financing transactions because it required additional financing and no other sources of financing were available to the Company at that time. Further, the Company agreed to register the Class A Warrants as well as the shares of Common Stock issuable upon exercise of the Class A Warrants in the first registration statement filed by the Company following the date of the loan. Therefore, the Registration Statement, of which this Prospectus forms a part, relates to the resale of 1,500,000 Class A Warrants issuable to the Bridge Lenders and the shares of Common Stock issuable upon the exercise thereof. Certain of the Bridge Lenders were introduced to the Company by the Representative. No remuneration or other consideration was paid to the Representative for such introduction. See "Selling Securityholders", "Certain Transactions" and "Underwriting."

                         SELECTED FINANCIAL INFORMATION

     The selected historical financial data for the period ended June 30, 1996 and for the period ended March 31, 1996 presented below are derived from the unaudited pro forma combined financial statements and the historical financial statements of the Company. The data set forth below should be read in conjunction with and is qualified in its entirety by the Company's financial statements, related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations. See "Financial Statements," and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The following summary financial information has been summarized from the Company's financial statements included elsewhere in this Prospectus. The information should be read in conjunction with the financial statements and the related notes thereto See "Financial Statements."

Summary Statement of Operations


-----------------------------------------------------------------------------------------
                               As of June    As of June 30,   As of March    As of March
                                30, 1996       1996, As      31, 1996, (4)   31, 1996, As
                                 ($)(1)    Adjusted(1)(2)(3)                 Adjusted(3)
                                                 ($)                           (4)(5)
-----------------------------------------------------------------------------------------
Revenues                         ----          1,386,976          ----         4,809,422

Gross Profit                     ----           647,262           ----         2,213,039

Operating Income (Loss)        (138,851)       (32,614)         (100,000)       99,448

Net (Loss)                     (246,001)       (176,765)        (99,750)       (20,054)


Net (Loss) per share             (.09)           (.06)            (.04)          (.01)



Weighted Average number of     2,812,500       3,162,500        2,812,500      3,162,500
Common Shares outstanding


-----------------------------------------------------------------------------------------

Summary Balance Sheet Data

--------------------------------------------------------------------------------
                               At June 30, 1996        At June 30, 1996, As
                                    ($)                  Adjusted(2) ($)
--------------------------------------------------------------------------------
Working Capital (deficit)        (216,109)                  1,740,297

Total Assets                     2,574,399                  7,172,572

Total Liabilities                 300,850                   1,837,681

Stockholder's Equity             2,273,549                  5,334,891
--------------------------------------------------------------------------------

----------

(1) Includes results for the three months ended June 30, 1996 for Decor Group, Inc.


(2) Adjusted to reflect the closing of the Artisan House Transaction and adjusted to reflect the sale of 300,000 shares of Common Stock offered hereby and the net proceeds therefrom of $2,010,000 and preferred stock sale for $824,000.

(3)  Includes results for the three months ended June 30, 1996 for Artisan
     House.
(4) Includes results for the period March 1, 1996 (Inception) through March 31, 1996 for Decor Group, Inc.
(5)  Includes results for the fiscal year ended January 31, 1996 for Artisan
     House.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

     Decor Group, Inc. [the "Company" or "Decor"] was formed in March of 1996. The primary activities of Decor prior to the acquisition of Artisan House, Inc. ["Artisan"] have been investing and financing activities [See "Liquidity and Capital Resources"]. In March of 1996, the Company entered into an Asset Purchase Agreement to acquire Artisan House, Inc. for approximately $3,526,400, subject to certain adjustments. Artisan is engaged in the manufacture, marketing, selling and distribution of wall hanging sculptures.


     As a result of negotiations between the Company and Interiors, Inc. ("Interiors"), on March 3, 1996, the Company issued to Interiors, Inc., 250,000 shares of Series A Non-Voting Convertible Preferred Stock and an option to purchase 10,000,000 shares of Series B NonConvertible Voting Preferred Stock at an exercise price of $.0001 in exchange for the issuance by Interiors to the Company of 200,000 shares of Common Stock with a market closing price of $600,000 and 200,000 shares of Series A Convertible Preferred Stock with a market closing price of $1,200,000. The issuance of options instead of stock was done at the request of Interiors, Inc. The valuation of the investment in both classes of Interiors, Inc.'s securities approximated 89% of market closing price at the time of issuance. Accordingly, aggregate fair value on the investment approximates carrying value. As disclosed at note 12(A) on May 28, 1996 the Company entered into a management agreement with Interiors, Inc. whereby Interiors, Inc. will provide to the Company certain marketing and management services. The exchange of shares between the Company and Interiors described above is pursuant to the Company's intentions to ensure the ongoing and long-term availability of these services. It is the Company's intention to maintain a long-term position in its investment in Interiors. As of June 30, 1996, the per share closing market price of Interiors's Common Stock and Series A Convertible Preferred Stock was $4.25 and $7.25, respectively. Accordingly, gross unrealized holding gains of $250,000 and $450,000 exist of June 30, 1996 for the Common Stock and Series A Convertible Preferred Stock, respectively. Following the proposed public offering, Interiors will own approximately 86.0% if the total voting stock outstanding assuming the exercise of the options to purchase 10,000,000 shares of Class B Preferred Stock and conversion of 250,000 shares of the Series A Preferred Stock. Such ownership is consistent with the Company's intentions stated above as well as the provision by Interiors, Inc., of additional equity contributions disclosed at Note 12E.



     On August 9, 1996, the Company agreed to issue to Interiors, Inc. 28,334 shares of Series C Non-Voting Convertible Preferred Stock in exchange for a cash subscription payment of $425,000. On August 24, 1996, the Company agreed to issue an additional 18,750 shares of Series C Non-Voting Convertible Preferred Stock in exchange for cash subscription of $281,250. In September 1996, the Company agreed to issue 7,850 shares of Series C

Preferred Stock to Interiors in exchange for the payment of $117,750.

Artisan House, Inc. for the fiscal year ended January 31, 1996

Results of Operations

     Artisan had income before provision for pro forma income taxes for the years ended January 31, 1996 and 1995 of $451,083 and $330,517, respectively.

     The net sales for Artisan House, Inc. for the years ended January 31, 1996 and 1995 were $4,809,422 and $3,994,909, respectively, an increase of approximately $800,000 or 20%. Sales increased because of the general acceptance by the marketplace of new products such as "Casablanca", Norman Rockwell scenes, and musical scenes. In addition, sales to large catalog houses increased during the current period.

     Artisan's selling, general and administrative expenses for the years ended January 31, 1996 and 1995 were $1,684,591 and $1,464,224, respectively, an increase of approximately $220,000 or 15%. Increases in selling, general and administrative expenses were largely due to increased expenditures for advertising, to support new product introductions, and increased commissions resulting from sales increases.

     Artisan's interest expense for the years ended January 31, 1996 and 1995 was approximately $84,000 and $68,000, respectively. Interest expense increased because of the addition of an equipment lease for computer equipment and an automobile lease for an Artisan House manager.

Liquidity and Capital Resources

     Artisan House, Inc. at January 31, 1996 had working capital of approximately $400,000. During the years ended January 31, 1996 and 1995, Artisan generated cash of approximately $132,000 and $208,000, respectively, from operations. During the years ended January 31, 1996 and 1995, Artisan purchased equipment for approximately $17,000 and $67,000, respectively. During the years ended January 31, 1996 and 1995, Artisan repaid officers' loans of $58,313 and $19,342, respectively, and repaid notes payable of $42,359 and $67,063, respectively. At January 31, 1996, Artisan House's cash balance was $96,771.

Decor Group, Inc.

Results of Operations for the period March 1, 1996 (Inception) to March 31, 1996

For the month ended March 31, 1996, Decor Group, Inc. generated a loss before income taxes of $99,750.

Liquidity and Capital Resources

     Decor had positive working capital of $69,550 at March 31, 1996. The Company utilized $98,000 from operations for the period March 1, 1996 through March 31, 1996. This largely was due to activities relating to the acquisition of Artisan House, including expenditures for accounting and legal due diligence, as well as out-of-pocket expenses relating thereto. Investing activities required the use of $200,000 for this same period. Of this amount, $150,000 was a partial payment for the acquisition of Artisan House. The balance of $50,000 related to a note due from an affiliate which was collected subsequent to the March 31, 1996. The Company generated $345,000 in cash from financing activities from the period March 1, 1996 through March 31, 1996 resulting from the sale of stock to the founders of the Company with cash proceeds of $95,000 (balance of $8,000 received in May 1996) and proceeds from bridge loans of $250,000.

Artisan House, Inc.

Results of Operations for the five months ended June 30, 1996

Artisan had pro forma net income for the five months ended June 30, 1996 of $170,780.

     The net sales for Artisan House, Inc. for the five months ended June 30, 1996 were $2,310,976 and $1,904,832, respectively, an increase of approximately $400,000 or 21%. Sales increased because of the general acceptance by the marketplace of new products such as "Casablanca", Norman Rockwell scenes, and musical scenes. In addition, sales to large catalog houses increased during the current period.

     Artisan's selling, general and administrative expenses for the five months ended June 30, 1996 and 1995 were $764,625 and $648,671, respectively, an increase of approximately $116,000 or 18%. Increases in selling, general and administrative expenses were largely due to increased expenditures for advertising, to support new product introductions, and increased commissions resulting from sales increases.

     Artisan's interest expense for the five months ended June 30, 1996 and 1995 was approximately $28,000 and $26,000, respectively. Interest expense increased because of the addition of an equipment lease for computer equipment and an automobile lease for an Artisan House manager.

Liquidity and Capital Resources

     Artisan House, Inc. at June 30, 1996 had working capital of approximately $684,000. During the period, Artisan generated cash of approximately $64,000 and $85,000, respectively, from operations. During the five months ended June 30, 1996 and 1995, Artisan purchased equipment for approximately $2,000 and $9,000, respectively. During the five months ended June 30, 1996, Artisan made repayments on officers' loans of $270,360 and $11,606, respectively, and repaid notes payable of $64,332 and $14,429, respectively. At June 30, 1996, Artisan House's cash balance was $37,876. See Note B to Pro Forma Financial Statements.

Decor Group, Inc.

Results of Operations for the three months ended June 30, 1996.

     The Company generated a loss before income taxes of $246,001.

Liquidity and Capital Resources

     At June 30, 1996, Decor had a working capital deficit of $216,109. Unamortized bridge loan liabilities, together with expenses accrued in the finalization of the asset Purchase Agreement (see "Business-General") exceeded cash and related party receivables by this amount. For the three months ended June 30, 1996, the Company used $30,601 for operating activities. The Company incurred approximately $126,000 in fees and expenses relating to the Asset Purchase Agreement (see "Business-General"), of which $30,851 was paid at June 30, 1996, comprising the primary cause of the operating use of cash for the period. For the three months ended June 30, 1996, investing activities generated additional cash of $35,000, due to proceeds of $50,000 from a note with a related party, partially offset by the payment of $15,000 as an extension payment to the seller of Artisan House, Inc. For the three months ended June 30, 1996, financing activities required the use of $31,158, caused by the generation of deferred offering costs of $74,658, partially offset by proceeds of $8,000 from the sale of common stock an $35,500 from stockholder loans. The cash balance at June 30, 1996 was $20,241.

     The Company anticipates that the net proceeds from the proposed public offering will generate approximately $2,010,000. The proceeds are primarily intended to finance the purchase of Artisan House, and for working capital needs.


     In March 1996, the Company issued to Interiors, Inc. 250,000 shares of Class A Convertible Preferred Stock and an option to purchase 10,000,000 shares of Class B Non-Convertible Voting Preferred Stock in exchange for Interiors, Inc. issuing to the Company 200,000 shares of Common Stock valued at $600,000 and 200,000 shares of Series A Convertible Preferred Stock valued at $1,000,000. [See Note 8].


     In May 1996, the Company entered into a management agreement with Interiors, Inc. which specializes in the home furnishings and decorative accessories industries. The agreement calls for a management fee to Interiors of $75,000 or 1.5% of gross sales, whichever is greater, per annum. The management fee will be accrued quarterly and paid quarterly to the extent that there is excess cash flow available to the Company. Excess cash flow is defined in the agreement to mean cash flow from operations adjusted to reflect changes in working capital, interest payments, principal repayments and capital expenditures. No payment in any quarter will exceed 50% of excess cash flow as defined. The agreement has a term of two years with renewal options at the mutual consent of both parties [See Note 8].

     In June 1996, the Company entered into an employment contract with the President of the Company for which an initial base salary of approximately $117,000 will take effect upon the close of the acquisition of Artisan House.

     On May 31, 1996, the Company received a commitment letter for a revolving credit agreement for a maximum loan amount of $1,100,000. The agreement requires the satisfaction of a number of conditions prior to funding including the completion of a due diligence review. The terms of the loan include an annual interest rate of prime plus 4%, a management fee of 3% of sales, a security interest in all of the Company's accounts receivable, inventory, and equipment, and any proceeds therefrom, a guaranty of the Company's Chairman of the Board, and a prepayment fee of $25,000 in the event of a prepayment. In the event that the Company is unable to satisfy such conditions, the Company will not receive the proceeds from such loan. Subsequent to the Offering contemplated herein, the Company will have sufficient funding to complete the transaction without the benefit of the proceeds from the Secured Loan.

     Management believes that the proceeds of the Offering and the other transactions contemplated herein will provide the Company with sufficient capital to fund ongoing operations for at least 12 months from the Effective Date. Management believes that capital requirements relating to research and development and capital expenditures will be met by funds derived from operations.

                                    BUSINESS

General



     Decor Group, Inc., a Delaware corporation (the "Company" or "Decor"), was incorporated in March 1996. Artisan Acquisition Corporation, a Delaware corporation wholly owned by the Company ("AAC"), was incorporated in March 1996 for the purpose of entering into an Asset Purchase Agreement with Artisan House, Inc. ("Artisan House") pursuant to which AAC has agreed to purchase substantially all of the operating assets, and assume certain liabilities, of Artisan House (the "Artisan House Transaction") for an aggregate purchase price of $3,526,400, subject to certain adjustments. The Company anticipates closing the Artisan House Transaction prior to, or contemporaneously with, the closing of this Offering. Unless otherwise indicated, references made hereinafter to the Company include AAC and Artisan House. See "Business Acquisition of Artisan House."


     Artisan House, located in Los Angeles, California and founded in 1964, is engaged in the design, manufacturing and marketing of metal wall, table and freestanding sculptures. Management believes that Artisan House's products bridge the gap between high priced gallery art and mass produced decorative pieces. Artisan House products retail from approximately $100 to over $400. The primary goal of the Company is to supply a broad spectrum of design driven sculpture and decorative accessories at moderate prices.

     Artisan House markets its products through a network of independent commissioned sales representatives, both domestically and internationally, as well as through strategically located showrooms servicing the home furnishing and decorative accessory industries. Artisan House has permanent showrooms located in High Point, NC and San Francisco, CA that are leased and controlled by the Artisan House, as well as sales representative showrooms in Atlanta and Dallas.


     Artisan House's typical customers include fine furniture stores, interior decorators and major department stores such as Sears and JC Penny, large furniture chains such as Levitz and Wickes, and catalogue houses. For the fiscal year ended June 30, 1996, sales to Sears, JC Penny, Levitz and Wickes represented 5.1%, 4.3%, 8.6%, and 2.7%, respectively of total sales.


     The Company believes that the home furnishing and decorative accessory supply industry will consolidate as major retailers attempt to increase their "single-sourcing" in order to reduce distribution and related expenses. The Company intends to capitalize on the fragmented nature of the supply side of the home decorative accessory industry and the consolidation of such industry through the acquisition of manufacturers and distributors of art-related decorative accessories. Through such acquisitions, the Company intends to increase the number and nature of products manufactured by the Company. Other than the acquisition of Artisan House, there are no plans, arrangements, or understandings with regard to potential acquisitions. It should be noted that under certain circumstances acquisitions by the Company shall require the prior written approval of the Representative.

     In October 1996, the Company effected a recapitalization with respect to its outstanding shares of capital stock (the "Recapitalization"). Pursuant to the Recapitalization, the Company effected a 1-for-2 reverse stock split with respect to its shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock. As a result of the Recapitalization and prior to the completion of this offering, the Company has (i) 250,000 shares of Series A Preferred Stock, (ii) 10,000,000 shares of Series B Preferred Stock,
(iii) 54,934 shares of Series C Preferred Stock, and (iv) 1,312,500 shares of Common Stock.


     The Company's executive offices are located at 320 Washington Street, Mt. Vernon, New York 10553. Its telephone number is (914) 665-5400. See "Risk Factors" for a discussion of certain factors that should be considered in evaluation the Company and its business.

Acquisition of Artisan House


     On March 25, 1996, the Company's wholly-owned subsidiary, Artisan Acquisition Co., ("AAC"), agreed to purchase substantially all of the assets (the "Artisan House Transaction") and to assume certain of the liabilities of Artisan House, Inc. ("AHI") pursuant to that certain Asset Purchase Agreement (the "Agreement"), dated March 25, 1996, by and among AAC, the Company, AHI and Henry Goldman ("Goldman"). AHI is engaged in the business of manufacturing, marketing, selling and distributing wall hanging sculptures. The consideration for the Artisan House assets to be purchased pursuant to the Agreement (excluding the liabilities assumed by AAC) will be an aggregate of $3,526,400, less the amount of cash reflected on the closing date balance sheet and retained by AHI (presently estimated to be approximately $5,000) (the "Retained Cash Amount") and subject to adjustment if the net assets of AHI are more then $835,000 or less than $750,000 (the "Balance Sheet Adjustment") as set forth on a balance sheet to be delivered to AAC within thirty days after the closing of the purchase (the "Closing"). The assets to be purchased by AAC include (i) trade receivables (approximately $1,100,000); (ii) inventories (approximately $975,000); (iii) prepaid expenses (approximately $70,000), (iv) property and equipment (approximately $105,000) and (v) intangible assets (approximately $1,979,541) which shall include goodwill ($1,379,541), trademarks ($150,000), copyrights and artwork ($150,000), customer lists ($200,000), and a covenant not to compete ($100,000). It is currently anticipated that purchase price will be increased by the Balance Sheet Adjustment of approximately $160,000 subject to adjustment at closing.



     The consideration is to be satisfied by (i) the payment of $150,000 to AHI which was paid on the date of execution of the Agreement; (ii) the payment of $2,250,000 at the Closing (the "Cash Amount"); (iii) the delivery of a promissory note issued by AAC in the principal amount of $926,400 less the Retained Cash Amount and subject to the Balance Sheet Adjustment; and (iv) the issuance of 50,000 shares of common stock of the Company (the "Shares") which for purposes of the Agreement is valued at $200,000 (the fair market value utilized in the pro forma statements herein values this component of the Purchase Price at $300,000). With respect to the Note, $100,000 is payable ninety days after the Closing without any payment of interest; $676,400 (subject to the Balance Sheet Adjustment) is payable over a five year period in sixty equal monthly installments, the first installment of which is due one hundred twenty days after the Closing; and $150,000 is payable on the date on which the last installment is paid as set forth above, without any payment of interest. The Note is secured by a second security interest in the assets purchased pursuant to the Agreement which is subordinate to a first priority security interest, such first interest not to exceed 55% of the value of said assets from time to time (subject to a minimum of 55% of the value of said assets on the date of closing). In the event that the shares of the Company issuable to AHI are worth less than $200,000 on the second anniversary of the Closing, AAC shall, at its option, either pay the difference to AHI in cash or the Company shall issue additional shares having a fair market value equal to such difference to AHI. If the Company has not effected a public offering of its common stock by said second anniversary, AHI can require that AAC or Decor repurchase the shares for the sum of $200,000.

     The Closing was originally scheduled for May 31, 1996. In exchange for the payments of $15,000, in each of June, July and August, AHI agreed to extend the Closing Date to August 30, 1996. These payments will reduce the Cash Amount of the Purchase Price due by the Company at Closing. On September 10, 1996, the Company, AAC, Goldman and AHI entered into in Amendment No. 1 to the Agreement ("Amendment No. 1"). Amendment No. 1 contemplates that the Closing shall occur immediately prior to, or contemporaneously with, the Company's initial public offering, but in no event later than October 30, 1996. In exchange for such extension, the Company has agreed to pay $40,000 which will reduce the Cash Amount of the Purchase Price and to amend Mr. Goldman's employment agreement as described in the following paragraph. It also contemplated that prior to the Effective Date, the Company and Artisan House will execute and deliver all documents necessary to consummate the Transaction. Such documents will then be held in escrow pending delivery of the Cash Amount and the Shares. It is anticipated that the Cash Amount and the Shares will be delivered contemporaneously with the closing of this Offering. The Closing is subject to AAC's due diligence investigation, which permitted AAC to terminate the Agreement without penalty prior to April 8, 1996, if such investigation disclosed any material change in AHI's business, operations or conditions or in its assets, liabilities, net worth or properties. If the Agreement is terminated prior to the Closing, (other than due to the fault of AHI or Goldman), AHI may retain any payments made by AAC. The Agreement also contains restrictions on AHI and Goldman from competing with AAC for a five year period after the Closing. The Agreement further contains provisions relating to the confidentially of information and the non-solicitation of suppliers and employees by AAC should the transaction fail to close.

     Any disputes are to be submitted to binding arbitration in Los Angeles, California. Under the terms of Amendment No. 1, prior to bringing a legal action against Goldman, AAC agreed to deposit an amount of not less than $25,000 with Goldman's attorney for payment of reasonable, bona fide legal expenses incurred by Goldman in connection with such action. In the event that the funds held by Goldman's attorney are properly disbursed and the remaining balance falls below $10,000, AAC shall deposit with Goldman's attorney, an amount so that the existing balance and the amount deposited equals $25,000. If AAC fails to forward such funds in a timely manner, AAC's claim against Goldman shall be dismissed with prejudice. If AAC prevails in the legal action against Goldman, Goldman shall pay to AAC the amount paid by AAC for Goldman's legal expenses plus interest at the rate of 8% per annum.

     The Agreement also provides that AAC enter into an Employment Agreement with Goldman pursuant to which Goldman will be employed as the President and Chief Executive Officer of AAC on a part-time basis with (i) an annual salary of $75,000; (ii) a signing bonus of $70,000, $30,000 of which is to be paid at Closing and $40,000 of which is to be paid in equal monthly installments of $3,333.33 during the first year of the employment agreement, (iii) reimbursement of expenses incurred by Mr. Goldman for lease and insurance payments with respect to his automobile, (iv) an annual performance bonus equal to 1% of the Company's sales in excess of those achieved by Artisan as of the Closing on an annualized basis, and (v) 2.5% of the consideration paid by the Company in connection with an acquisition of an unrelated third party introduced to the Company by Goldman. The Employment Agreement also contains provisions protecting the confidential information of AAC and restricting Goldman from competing with AAC. The Agreement further provides for AAC to lease facilities from Goldman and his wife for a five year term, with an initial monthly rent of approximately $14,000. The Company believes that the rent payable to Mr. Goldman is at or below the fair market value for such premises.


Manufacturing

     Artisan House manufactures substantially all of its sculptures and decorative pieces at its facility in Glendale, California. Virtually all of Artisan House's products are made of assorted metals, such as brass, bronze, steel and aluminum which are then formed and hand finished. Artisan House's manufacturing operations include customized proprietary metal fabrication equipment, using tools, jigs and dies especially created for the Company. Production also includes finishing, which involves hand painting and toning. The Company has developed and installed a finishing process which uses proprietary techniques and management believes the results of this process substantially improves the appearance of the product.

     The Company maintains an inventory of various metal such as brass, bronze and stainless steel and other materials for use in its manufacturing processes. The Company's tool and die inventory allows for the manufacturing of a broad range of designs. These tools can be used to produce over hundreds of styles of decorative wall sculptures.


     No single outside manufacturer supplies 5% or more of the Company's raw materials, and the Company's management is not aware at this time of any product or manufacturer which the Company cannot replace with a comparable product from an alternative manufacturer. See "Risk Factors."

Products

     Artisan House products include metal wall, table and freestanding sculpture. The Company's product styles range from contemporary to neoclassical, from Americana to transitional. Artisan House also manufactures products based on popular themes such as sports, music, and nostalgia. In addition, the Company has several licensing programs pursuant to which Artisan House produces sculptures with designs derived from Norman Rockwell images, the popular 1940's movie entitled, "Casablanca" and RCA's Little Nipper. In total, Artisan House produces hundreds of different styles within its product line.

License Agreements


     The Company currently manufacturers products pursuant to license agreements for (i) the cartoon character, "Betty Boop", (ii) the movie classic, "Casablanca", (iii) the "Nipper Dog" (the RCA dog), and (iv) up to ten (10) Norman Rockwell illustrations. The "Betty Boop", "Casablanca", "Nipper Dog" and Norman Rockwell licenses terminate on December 31, 1997, December 31, 1996, May 1, 1997, and September 30, 1997, respectively. Generally, all of the license agreements are non-exclusive, permit sales in the United States and requires the Company to make periodic royalty payments based upon revenues from the sale of licensed works.



     On September 24, 1996, the Company entered into a license agreement with Warner Bros., a division of Time Warner Entertainment Company, L.P., pursuant to which the Company was granted the non-exclusive right to produce a number of Warner Bros. "Looney Tunes" cartoon characters, including Bugs Bunny, Sylvester, Tweety, Porky Pig, Road Runner, Daffy Duck, Tasmanian Devil and Yosemite Sam. The license agreement requires the payment of certain amounts periodically and a percentage of net sales received by the Company from the sale of such products. The license agreement terminates on December 31, 1998. To date, the Company has not received any revenue from the sales of such products.



     Although sales from all licensed products represented less than five percent (5%) of the Company's sales for the year ended June 30, 1996, the Company anticipates pursuing additional license agreements to assist in expanding the Company's product line.



Marketing


     Artisan House markets its products through a network of independent commissioned sales representatives. Domestically, the Company has as of October 1, 1996 thirty-nine (39) commissioned sales representatives. Internationally, the Company has distributors in Taiwan, Australia, the Untied Kingdom, France, Belgium, and Holland. In addition, the Company has non-exclusive representation in the Middle East, Japan and parts of Europe. Artisan House has permanent showrooms located in High Point, NC and San Francisco, CA that are leased and controlled by the Company, as well as sales representative showrooms in Atlanta and Dallas. These showrooms are strategically located in an effort to efficiently service the home furnishing and decorative accessory industries.


Suppliers

     Substantially all of the products sold by the Company are manufactured by the Company in its facility in Los Angeles, California. The Company purchases metal and other materials from a wide variety of sources, and has at least two, and often more, suppliers for each item used in its manufacturing process, and is not dependent upon any one supplier. The Company currently purchases from a vendor base of more than 150 suppliers. While there are many suppliers of most materials, the Company has chosen to limit the majority of its purchases to the one or two vendors with whom it has developed long-term relationships. The Company generally does not need to enter into contracts with its suppliers as most merchandise is readily available from multiple sources.


     The suppliers for those decorative accessory products which are not manufactured by the Company include items such as marble, glass, mirror, and wood. The Company does not currently purchase 5% or more of any of these products from any one outside supplier. Products purchased from suppliers are produced exclusively for the Company and therefore are not commonly available. Management does not anticipate that significant capital expenditures will be required in the near future.


Competition

     The sculpture and decorative accessory industry in the United States is highly fragmented and consists primarily of small, local manufactures and assemblers. Only a few companies are basic manufacturers of metal wall hangings and sculptures. However, there can be no assurance that the Company's position in this industry will continue.

     Management believes that the sale of decorative accessories in the wholesale market is also highly fragmented, with thousands of small, specialized manufacturers and distributors and management is not aware of a manufacturer of upscale decorative accessories similar to those distributed by Artisan House.

     The Company believes that its competitive advantage lies in its ownership of a substantial number of models, tools, jigs and dies and its continuing ability to manufacture quality products. Management also believes that the Company is further protected by what the Company considers to be its excellent reputation with its customer base and management's estimation that the cost to build tools, jigs, dies and molds, make the entry of meaningful competition extremely difficult. Management also believes that it would be difficult to establish a trained work force of skilled crafts people. However, there can be no assurance that such assets will continue to afford the Company any competitive advantage. See "Business-Manufacturing."

Relationship with Interiors, Inc.


     As a result of negotiations between M.D. Funding, Inc., First National Funding, Inc., certain initial investors in the Company, and Interiors, Inc. ("Interiors"), the Company was formed and issued to Interiors, Inc., 250,000 shares of Series A Non-Voting Convertible Preferred Stock and an option to purchase 10,000,000 shares of Series B Non-Convertible Voting Preferred Stock at an exercise price of $.0001 (the "Series B Option") in exchange for the issuance by Interiors to the Company of 200,000 shares of Common Stock with a market closing price of $600,000 and 200,000 shares of Series A Convertible Preferred Stock with a market closing price of $1,200,000. The issuance of options instead of stock was done at the request of Interiors, Inc. In September 1996, Interiors exercised the Series B Option and currently holds 10,000,000 shares of Series B Preferred Stock.



     Following this Offering, Interiors will own (i) 250,000 shares of the Company's Series A Preferred Stock (non-voting shares), (ii) 10,000,000 shares of Series B Preferred Stock and (iii) 54,934 shares of Series C Preferred Stock, representing 86.0% of the total voting stock outstanding (based upon 1,612,500 shares of Common Stock outstanding and assuming conversion of 250,000 shares of Series A Preferred Stock). Since holders of Series B Preferred Stock and Common Stock do not have any cumulative voting rights and directors are elected by a majority vote of the voting shares outstanding, Interiors is in a position to control the election of directors as well as the affairs of the Company. Notwithstanding the foregoing, Interiors has entered into a voting trust agreement with the Company's Board of Directors, pursuant to which the Board shall have the right to vote the 10,000,000 shares of Series B Preferred Stock held by Interiors until December 31, 1997. In addition, Max Munn, a member of the Company's Board of Directors is also the President and director of

Interior's Board of Directors.



     In May 1996, the Company entered into a two year Management Services Agreement with Interiors. Interiors has, pursuant to such agreement, agreed to advise the Company on the manufacturing, sale, marketing and distribution of the Company's products as well as providing the Company accounting and administrative services and strategic planning with regard to joint ventures, acquisitions, and other long term business initiatives. Interiors is engaged in the business of manufacturing and marketing museum quality traditional and contemporary picture and mirror frames. For the year ended June 30, 1996, Interiors had sales of $5,606,761. As of October 1, 1996, Interiors had approximately 82 full time employees, 7 of which were engaged in sales and marketing and 5 of which were engaged in management and administration. Interiors has advised the Company that all of its sales, marketing and administrative personnel will provide services to the Company under the Management Services Agreement. In exchange for such services, the Company has agreed to pay to Interiors an annual amount equal to the greater of (i) $75,000 or (ii) 1 1/2% of Excess Cashflow (as defined in the agreement). The Management Services Agreement is automatically renewable for an additional one (1) year term unless terminated by either party not less than sixty (60) days prior to the end of the term may be terminated by the Company or Interiors upon sixty
(60) days prior written notice. The Company believes that Interiors has the management expertise and personnel available to perform its obligations under the Management Services Agreement. However, in the event that the Management Services Agreement is terminated for any reason, the Company's business may be negatively effected. In such an event, the Company may be required to hire additional personnel or engage one or more independent contractors at an added cost to the Company. See "Certain Transactions."


Secured Loan Agreement

     On May 31, 1996, the Company received a commitment from United Credit Corporation ("UCC"), pursuant to which UCC has agreed to loan to the Company up to an aggregate amount of $1,100,000 (the "Secured Loan") under a revolving credit arrangement (the "Secured Loan Agreement"). UCC has agreed to fund the Loan upon completion of its due diligence review. The terms of the Secured Loan include (i) an annual interest rate of the prime rate, plus 4%, (ii) a collateral management fee of 3% of sales, (iii) a security interest in all of the Company's accounts receivable, inventory and equipment, and any proceeds therefrom, (iv) a guaranty of the Company's obligations by Max Munn, the Company's Chairman of the Board, Laurie Munn, the wife of Max Munn, Interiors, Inc. and Italia Collection, Inc., a wholly owned subsidiary of Interiors, (v) a prepayment fee of $25,000 in the event of a prepayment and (vi) a borrowing base to be agreed upon by the parties.

Trademark Protection


     The trademarks "Artisan House", "C. Jere", "Sautere", and "Glendale Ironworks" have been registered with the United States Patent and Trademark Office ("PTO"). The Company presently intends to make all appropriate filings and registrations and take all other actions necessary, to protect all of its intellectual property rights. There can be no assurance, however, that the Company will be able to effectively protect such property rights. The failure by the Company to protect such rights from unlawful and improper appropriation may have a material adverse effect on the Company. Although to date no claims have been brought against the Company alleging that it infringes on the intellectual property rights of others, there can be no assurance that such claims will not be brought against the Company in the future, or that if made, such claims will not be successful. In addition to any potential monetary liability for damage, the Company could be required to obtain a license in order to continue to use the trademarks in question or could be enjoined from using such trademarks if such license were not made available on acceptable terms. If the Company becomes involved in such litigation, it may divert significant Company resources, which could have a material adverse effect on the Company and its results or operations, and, if such a claim were successful, the Company's business could be materially adversely affected.

Research and Development

     The Company continually seeks to develop additional designs and related tooling. The Company estimates that it expends approximately $100,000 per annum on such activities. So long as the Company generates sufficient cash flow, the Company expects to continue to increase its expenditures for product development as it expands its in-house manufacturing to expand its finishing and fabrication capabilities. However, there can be no assurance that such product development will yield profitable growth.

Government Regulation

     The Company's operations are subject to numerous Federal, state and local laws and regulations relating to the environment and health safety and other regulatory matters. Certain materials used in the manufacturing of the Company's products such as paints, solvents and other water-based related finishes may be classified by Federal and certain state and local governments as "hazardous materials." Control of those substances is regulated by the Environmental Protection Agency ("EPA") and certain state and local environmental protection agencies which require reports and inspect facilities to monitor compliance. In addition, under the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), any generator of hazardous waste sent to a hazardous waste disposal site is potentially responsible for the clean up and remediation costs required for such site in the event that the site is not properly closed by the owner or operator, irrespective of the amount of waste sent to the site. The Company's manufacturing facilities have been and will continue to be inspected by the Occupational Safety and Health Administration and by certain state and local inspection agencies and departments. The Company has obtained all permits and anticipates that its facilities and operations will be in substantial compliance with all material applicable laws and regulations. Nevertheless, no assurance can be given that the Company will be able to obtain such permits in the future or that future events, such as changes in or modified interpretations of existing laws or regulations or enforcement policies, may give rise to additional compliance costs that could have a material adverse effect on the Company.

Employees


     As of October 1, 1996, the Company (including the employees of Artisan House) had a total of approximately 79 full-time employees, 15 of whom are engaged in performing administrative functions, and 64 of whom are engaged in manufacturing and shipping. The Company and its employees are not parties to any collective bargaining agreements. The Company believes its relationship with all of its personnel is satisfactory.


Legal Proceedings

     There are no legal proceedings pending, or to the Company's knowledge threatened, against the Company.

Properties

     The Company has its principal offices at 320 Washington Street, Mt. Vernon, New York, where it has sub-leased approximately 500 square feet of administrative offices from Interiors, Inc., a stockholder of the Company. The Company's manufacturing and warehousing facilities and factory showroom are located at 1755 Glendale Boulevard, Los Angeles, California in a 38,000 square foot leased facility. The Company's lease with Henry Goldman on the Los Angeles facility expires five years following the date of closing of the Artisan House Transaction. The Company has determined that there is substantial manufacturing and warehousing space available in the vicinity if the Company were required to expand or relocate some or all of its current facilities. However, there can be no assurances that when the current sublease for the Company's principal facility expires that the Company will be able to negotiate a renewal thereof on acceptable terms or obtain alternative manufacturing and warehousing space on terms acceptable to the Company.

     The Company also operates two (2) leased showrooms, which are in San Francisco, CA and High Point, NC.

     The Company believes all of such facilities are adequate for its current needs; however, there can be no assurance that the Company will be able to obtain appropriate facilities on terms acceptable to the Company in the future.

                                   MANAGEMENT

The names and ages of the Directors, executive officers and key personnel of the Company are as follows:

Name                       Age      Position(s) Held with the Company
----                       ---      ---------------------------------

Donald Feldman             58       President and Chief Financial Officer

Max Munn                   51       Chairman of the Board

Matthew L. Harriton        32       Director

Michael Lulkin             41       Director and Secretary


Henry Goldman              60       President and Chief Executive Officer of
                                    Artisan Acquisition Corp.


     Brief biographies of the Directors, executive officers, and key personnel of the Company are set forth below. All Directors hold office until their resignation, retirement, removal, disqualification, death or until their successors have been elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the board of Directors.

     Max Munn, has been the Chairman of the Board of Directors since the Company's inception and was the President of the Company from inception until May 9, 1996. Mr. Munn is currently President and Chief Executive Officer of Interiors, and has been since September 1995. Mr. Munn has also been the Executive Vice President-Operations and Secretary of Interiors, Inc., a principal stockholder of, and consultant to, the Company, since February 1994 and a Director thereof since March 1994. He served as Vice President of Interiors from May 1993 until September, 1995. From November 1990 to May 11, 1993, Mr. Munn served as a consultant to Interiors, Inc., as well as a consultant directly and indirectly to Imperial Enterprises, Inc., a catalog company in Japan, and the IEI Corporation, a direct marketer, in Princeton, NJ. From 1981 to February 1990 he was Chairman, President and Chief Executive Officer and from February 1990 to June 1990 he served as a consultant to Collector's Guild International, Inc.. In June 1990 Collector's Guild filed a petition for relief under the U.S. Bankruptcy Code and was subsequently liquidated. Mr Munn is subject to a Consent Order entered by the FTC in September 1991. See "Management - Consent Order." Mr. Munn holds a Bachelor of Architecture from Massachusetts Institute of Technology and subsequently did graduate level study in Art History at Columbia University.

     Donald Feldman, has served as President and Chief Financial Officer of the Company since May 31, 1996. From June 1, 1995 until the Effective Date of this Offering he served as

Vice President of Sales and Marketing for Interiors, Inc., was a consultant to the Company from December 1995. Mr. Feldman served as a director of Interiors. Commencing on the Effective Date, Mr. Feldman will work for the Company on a full time basis. From April 1990 to May 1995, he served as Vice President of Sales and Marketing of Toyo Trading Co. in Los Angeles, CA, a major importer and marketer of decorative accessories. Previously, Mr. Feldman also served as Corporate Merchandise Manager for Decorative Accessories for Sears Roebuck & Co.


     Matthew L. Harriton, has served on the Company's Board of Directors since March 1996 and as interim President of the Company from May 9, 1996 to May 31, 1996. Mr. Harriton has been the Chief Financial Officer of Embryo Development Corporation since January 1996. Embryo Development Corporation is a public company which trades on The Nasdaq SmallCap Market and which specializes in developing and distributing medical devices. Prior to joining Embryo Development Corporation, Mr. Harriton's professional experience included positions at CIBC Wood Gundy Securities Corporation as an associate (from June 1994 to December
1995), Coopers & Lybrand as a senior associate (from December 1990 to May 1994), and The First Boston Corporation as a senior accountant (from June 1986 to May
1988). Mr. Harriton has also served as a director of Perry's Majestic Beer, Inc. since January 1996, a company involved in the microbrewery industry. He is a graduate of Lehigh University and received his M.B.A. from Duke University's Fuqua School of Business.

     Michael Lulkin, has served on the Company's Board of Directors and as Secretary of the Company since March 1996. Since May 1995, Mr. Lulkin has served as the general counsel for PDK Labs, Inc., a manufacture of over-the-counter pharmaceuticals which trades on The Nasdaq SmallCap Market. Prior to joining PDK Labs, Mr. Lulkin was engaged in the private practice of law as a sole practitioner for over 13 years. Mr. Lulkin also serves as a director and Chairman of the Board of Directors of Embryo Development Corporation. Embryo Development corporation is a public company which trades on The Nasdaq SmallCap Market and which specializes in developing and distributing medical devices. He graduated from State University of New York at Buffalo and received his J.D. from Emory University School of Law.


     Henry Goldman will serve, upon consummation of the acquisition Artisan House, on a part-time basis as the President and Chief Executive Officer of Artisan Acquisition Corp., a wholly owned subsidiary of the Company. Mr. Goldman has been the President and Chief Executive Officer of Artisan House since 1982.


     There are no family relationships between the officers and directors of the Company.

Consent Order



     In September 1991, Max Munn, the Company's Chairman of the Board, without admitting or denying the allegations, agreed with the FTC to the entry of a Consent Order for Permanent Injunction for Defendant Max Munn (previously defined as the "Consent Order") in an action brought in the U.S. District Court for the Southern District of New York (90 CIV. 2554 (LMM)) against Collectors' Guild Ltd, Inc., Collectors' Guild, Mr. Munn and J. Robert Leshufy which action arose out of the sale of certain lithographs of original works of art. The Consent Order arose out of a complaint alleging that Collectors Guild, and its officer, Mr. Munn, had made advertising representations implying that the artist had played a substantial role in the creation and production of the lithographs. Collectors Guild and Mr. Munn denied the allegations. The case was settled before trial or discovery, solely with entry of the above Consent Order. The Consent Order permanently enjoins Mr. Munn from making certain false representations in connection with the promotion, sale or offering for sale of any art works, from removing certain mandated disclosures on certain art, and, for a period of five years, from destroying, mutilating, altering, or disposing of any books, records, tapes, checks, and other business records enumerated in the Consent Order in his possession or the possession of any business entities directly or indirectly under Mr. Munn's control for a period of three years after creation or receipt of such documents. Mr. Munn is also required for a period of five years to notify the FTC of any change in his residence or employment within 30 days of any change and must permit FTC officials access to his office upon five days notice for inspection purposes. The Consent Order extends to Mr. Munn, his successors, assigns, agents, servants and employees, and all persons or entities in active concert or participation with him who receive actual notice of the Consent Order and, in part, to any business entities directly or indirectly under his control or in which he owns a controlling interest, directly or indirectly.

Executive Compensation

     No cash or other compensation was paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer or any of the other executive officers of the Company since its formation. Each director of the Company is entitled to receive reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors of the Company. The members of the Board of Directors intend to meet at least quarterly during the Company's fiscal year, and at such other times duly called.

Employment Agreement


     The Company intends to enter into a three (3) year employment agreement with Donald Feldman to be effective as of the Effective Date of this offering. Mr. Feldman is the President and will continue to serve as the President of the Company. The agreement will provide for Mr. Feldman to receive a salary of

$117,500 per annum and an annual bonus equal to two percent (2%) of the amount by which the Company's net sales exceed the sales recorded by the Company for the year ending June 30, 1997. In addition, Mr. Feldman will be granted options to purchase 5,000 shares of Common Stock of the Company at an exercise price of $5.00 per share for each full year of employment under the agreement. The Company also agreed to reimburse Mr. Feldman for bona fide business expenses including up to $400 a month for the use of an automobile and $200 a month for insurance.

     AAC, a wholly owned subsidiary of the Company, intends to enter into a three (3) year employment agreement with Henry Goldman to be effective as of the closing of the acquisition of Artisan House. Mr. Goldman will be employed as the President and Chief Executive Officer of AAC on a part time basis with (i) an annual salary of $75,000; (ii) a signing bonus of $70,000, $30,000 of which is to be paid at Closing and $40,000 of which is to be paid in equal monthly installments of $3,333.33 during the first year of the employment agreement,
(iii) reimbursement of expenses incurred by Mr. Goldman for lease and insurance payments with respect to his automobile, (iv) an annual performance bonus equal to 1% of the Company's sales in excess of those achieved by AHI for the twelve months ended June 30, 1996, payable within 60 days after the end of AAC's fiscal year, with the first and last payments being calculated pro rated basis, and (v) 2.5% of the consideration paid by the Company in connection with an acquisition of an unrelated third party introduced to the Purchaser, the Company, Interiors, or any affiliate of them by Goldman. The Employment Agreement also contains provisions protecting the confidential information of AAC and restricting Goldman from competing with AAC. The Agreement further provides for AAC to lease facilities from Goldman and his wife for a five year term, with an initial monthly rent of approximately $14,000.


1996 Stock Plan

     In March 1996, the Board of Directors of the Company adopted, and the stockholders of the Company approved the adoption of, the 1996 Stock Plan (hereinafter called the "1996 Plan"). The purpose of the 1996 Plan is to provide an incentive and reward for those executive officers and other key employees in a position to contribute substantially to the progress and success of the Company, to closely align employees with the interests of stockholders of the Company by linking benefits to stock performance and to retain the services of such employees, as well as to attract new key employees. In furtherance of that purpose, the 1996 Plan authorizes the grant to executives and other key employees of the Company stock options, restricted stock, deferred stock, bonus shares, performance awards, dividend equivalent rights, limited stock appreciation rights and other stock-based awards, or any combination thereof. The 1996 Plan is expected to provide flexibility to the Company's compensation methods, after giving due consideration to competitive conditions and the impact of federal tax laws. The Company anticipates that the stockholders will be requested to approve the adoption of the 1996 Plan in the near future.



     The maximum number of shares of Common Stock with respect to which awards may be granted pursuant to the 1996 Plan is initially 250,000 shares. Shares issuable under the 1996 Plan may be either treasury shares or authorized but unissued shares. The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company.


     The 1996 Plan will be administered by a committee consisting of not less than two (2) members of the Board of Directors who are "disinterested" within the meaning of Rule 16b-3 promulgated under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code (including persons who may be deemed outside directors by virtue of any transitional rule which may be adopted by the Internal Revenue Service implementing such Section). The Board will determine the persons to whom awards will be granted, the type of award and, if applicable, the number of shares to be covered by the award. During any calendar year no person may be granted under the 1996 Plan awards aggregating more than 100,000 shares (which number shall be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or capitalization of the Company).

   Types of Awards

     Stock Options. Options granted under the 1996 Plan may be "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Code or stock options which are not incentive stock options ("Non-Incentive Options" and, collectively with Incentive Options, hereinafter referred to as "options"). The persons to whom Options will be granted, the number of shares subject to each Option grant, the prices at which Options may be exercised (which shall not be less than the fair market value of shares of common Stock on the date of grant), whether an Option will be an Incentive Option or a Non-Incentive Option, time or times and the extent to which Options may be exercised and all other terms and conditions of options will be determined by the Committee.

     Each Incentive Option shall terminate no later than ten (10) years from the date of grant, except as provided below with respect to Incentive Options granted to 10% Stockholders (as hereinafter defined No Incentive Option may be granted at any time after October 2005. Each Non-Incentive Option shall terminate no later than ten (10) years from the date of grant. The exercise price at which the shares may be purchased may not be less than the Fair Market Value of shares of Common Stock at the time the Option is granted, except as provided below with respect to Incentive Options granted to 10% Stockholders. Options granted to executive officers may not be exercised at any time prior to six (6) months after the date of grant.

     The exercise price of an Incentive Option granted to a person possessing more than 10% of the total combined voting power of all shares of stock of the

Company or a parent or subsidiary of the Company ("10% Stockholder") shall in no event be less than 110% of the Fair Market Value of the shares of the Common Stock at the time the Incentive Option is granted. The term of an Incentive Option granted to a 10% Stockholder shall not exceed five (5) years from the date of grant.

     The exercise price of the shares to be purchased pursuant to each Option shall be paid (i) in full in cash, (ii) by delivery (i.e., surrender) of shares of the Company's Common Stock owned by the option at the time of the exercise of the Option (iii) in installments, payable in cash, if permitted by the Committee or for any combination of the foregoing. The stock-for-stock payment method permits an optionee to deliver one (1) or more shares of previously owned Common Stock of the Company in satisfaction of the exercise price of subsequent Options. The optionee may use the shares obtained on each exercise to purchase a larger number of shares on the next exercise. (The foregoing assumes an appreciation in value of previously acquired shares).

The result of the stock-for-stock payment method is that the optionee can generally avoid immediate tax liability with respect to any appreciation in the value of the stock utilized to exercise the Option.

     Shares received by an optionee upon exercise of a Non-Incentive Option may not be sold or otherwise disposed of for a period determined by the Board upon grant of the Option, which period shall be not less than six (6) months nor more than three (3) years from the date of acquisition of the shares (the "Restricted Period"), except that, during the Restricted Period (i) the optionee may offer the shares to the Company and the Company may, in its discretion, purchase up to all the shares offered at the exercise price and (ii) if the optionee's employment terminates during the Restricted Period (except in limited instances), the optionee upon written request of the Company, must offer to sell the shares to the Company at the exercise price within seven (7) business days. The Restricted Period shall terminate in the event of a Change in Control of the Company (as defined), or at the discretion of the Board. After the Restricted Period, an optionee wishing to sell must first offer such shares to the Company at the Fair Market Value.

     Limited Stock Appreciation Rights. The Committee is authorized, in connection with any Option granted under the 1996 Plan, to grant the holder of such Option a limited stock appreciation right ("LSAR"), entitling the holder to receive, within sixty (60) days following a Change in Control, an amount in cash equal to the difference between the exercise price of the Option and the market value of the Common Stock on the effective date of the Change in Control. The LSAR may be granted in tandem with an Option or subsequent to grant of the Option. The LSAR will only be exercisable to the extent the related Option is exercisable and will terminate if and when the Option is exercised.

     Restricted and Deferred Stock. An award of restricted stock or deferred stock may be granted under the 1996 Plan. Restricted stock is subject to restrictions on transferability and other restrictions by the Committee at the time of grant. In the event that the holder of restricted stock cease to be employed by the Company during the applicable restrictive period, restricted stock that is at the time subject to restrictions shall be forfeited and reacquired by the Company. Except as otherwise provided by the Committee at the time of the grant, a holder of restricted stock shall have all the rights of a stockholder including, without limitation, the right to vote restricted stock and the right to recover dividends thereon. An award of deferred stock is an award that provides for the issuance of stock upon expiration of a deferral period established by the Committee. Except as otherwise determined by the Committee, upon termination of employment of the recipient of the award during the applicable deferral period, all stock that is at the time subject to deferral shall be forfeited until such time as the stock which is the subject of the award is issued, the recipient of the award has no rights as a stockholder.

     Dividend Equivalent Awards. A dividend equivalent gives the recipient the right to receive cash or other property equal in value to the dividends that would be paid if the recipient held a specified number of shares of Common Stock. A dividend equivalent right may be granted as a component of another award or as a freestanding award.

     Bonus Shares and other Share Based Awards. The 1996 Plan authorizes the Committee to grant shares as a bonus, or to grant shares or other awards in lieu of obligations of the Company to pay cash under other plans or compensatory arrangements, upon such terms as shall be determined by the Committee. The 1996 Plan also authorizes the Committee to grant other forms of awards based upon, payable in, or otherwise related in whole or in part to, Common Stock, including, without limitation, convertible or exchangeable debentures, or other debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, awards contingent upon performance of the Company, and awards valued by reference to the book value of shares of Common Stock or awards determined by reference to the value of securities of, or the performance of, specified subsidiaries.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth information as of the date of this Prospectus with respect to the beneficial ownership of the outstanding shares of the Company's voting securities by (i) any holder of more than five percent (5%) of the outstanding shares; (ii) the Company's officers and directors; and (iii) the directors and officers of the Company as a group:


---------------------------------------------------------------------------------------------------------------------------
                                            Percentage (%) of    Percentage (%) of   Shares of Series

                             Shares of        Common Stock         Common Stock      B Preferred Stock   Percentage (%) of
   Name and Address of         Common         Owned Before          Owned After        Beneficially     Series B Preferred
    Beneficial Owner        Stock Owned         Offering             Offering              Owned            Stock Owned
---------------------------------------------------------------------------------------------------------------------------

M.D. Funding, Inc.(7)         913,750             69.6%              11.3%(1)              ----                ----
5 Old Woods
Harrison, NY 10528

---------------------------------------------------------------------------------------------------------------------------

Laurie Munn                   100,000             7.6%                1.3%(2)              ----                ----
c/o Interiors, Inc.
320 Washington Street
Mt. Vernon, NY 10553

---------------------------------------------------------------------------------------------------------------------------

First National                125,000             9.5%                1.6%(3)              ----                ----
Funding(8)
P.O. Box N-4755
Nassau, Bahamas

---------------------------------------------------------------------------------------------------------------------------

Matthew Harriton               25,000             1.9%                .3%(4)           10,000,000(9)           100%
750 Lexington Avenue
27th Floor
New York, NY 10022

---------------------------------------------------------------------------------------------------------------------------
Donald Feldman                  ----              ----                 ----                ----                ----
Decor Group, Inc.
320 Washington Street
Mt. Vernon, NY 10553
---------------------------------------------------------------------------------------------------------------------------

Max Munn                   350,000(5)(6)          22.4%              14.9%(2)          10,000,000(9)           100%
Interiors, Inc.
320 Washington Street
Mt. Vernon, NY 10553

---------------------------------------------------------------------------------------------------------------------------

Michael Lulkin                  ----              ----                 ----            10,000,000(9)           100%
750 Lexington Avenue
27th Floor
New York, NY 10022

---------------------------------------------------------------------------------------------------------------------------

Interiors, Inc.              250,000(6)           16.0%                13.8%           10,000,000(9)           100%
320 Washington Street

Mt. Vernon, NY 10553

---------------------------------------------------------------------------------------------------------------------------

All officers and           375,000(5)(6)          28.6%                20.1%           10,000,000(9)           100%
directors as a group (4
persons)

---------------------------------------------------------------------------------------------------------------------------

(1) Assumes the sale of 731,000 shares of Common Stock registered under the Registration Statement of which this Prospectus form a part. See "Selling Securityholder."


(2) Assumes the sale of 80,000 shares of Common Stock registered under the Registration Statement of which this Prospectus form a part. See "Selling Securityholder."


(3) Assumes the sale of 100,000 shares of Common Stock registered under the Registration Statement of which this Prospectus forms a part. See "Selling Securityholder."


(4) Assumes the sale of 20,000 shares of Common Stock registered under the Registration Statement of which this Prospectus forms a part. See "Selling Securityholder."


(5) Includes 100,000 shares of Common Stock held by Laurie Munn, Mr. Munn's wife. Mr. Munn disclaims beneficial ownership over such shares.


(6) Includes 250,000 shares of Common Stock issuable upon conversion of 250,000 shares of the Company's Series A Convertible Preferred Stock held by Interiors, Inc. Interiors also holds 54,934, shares of Series C Preferred Stock which is convertible into 54,934 shares of the Company's Common Stock commencing on September 1, 1997.

(7)  M.D. Funding, Inc. is wholly owned by Donna Fields.

(8)  First National Funding is wholly owned by Greg Roberts and Noel Roberts.

(9) Includes 10,000,000 shares of Series B Preferred Stock covered by that certain Voting Agreement by Interiors, Inc., Max Munn, Matt Harriton, Michael Lulkin and the Company pursuant to which Messrs. Munn, Harriton and Lulkin may vote the shares of Series B Preferred Stock held by Interiors,

     Inc. on all matters presented to the vote of stockholders. See "Certain Transactions."

                              CERTAIN TRANSACTIONS


     In March, 1996, the Company issued to certain investors (i) 913,750 shares of Common Stock to M.D. Funding, Inc. for cash consideration of $73,100, (ii) 100,000 shares of Common Stock to Laurie Munn, the wife of Max Munn, the Chairman of the Board of the Company, for cash consideration of $8,000, (iii) 61,250 shares of Common Stock to Judy Pace for cash consideration of $4,900,
(iv) 125,000 shares of Common Stock to First National Funding, Inc. for cash consideration of $10,000, (v) 62,500 shares of Common Stock to Ulster Investments, Ltd. for cash consideration of $5,000, and (vi) 25,000 shares of Common Stock to Matthew Harriton, a director and formerly the President of the Company, for cash consideration of $2,000. In addition, the Company also issued in March 1996 25,000 shares of Common Stock and 12,500 Class A Warrants to Gordon Brothers Capital Corporation ("GBCC") for services rendered valued at an aggregate of $2,000. Neither GBCC nor any of its affiliates are affiliated with the Company, the Representative, the Underwriters or any of their respective affiliates. GBCC assisted the Company in identifying and negotiating with potential acquisition candidates. Other than the acquisition of Artisan House, there are no plans, arrangements, or understandings with regard to potential acquisitions.



     In March 1996, the Company issued to Interiors, Inc. 250,000 shares of Class A Convertible Preferred Stock and an option to purchase 10,000,000 shares of Class B NonConvertible Voting Preferred Stock (the "Series B Option") in exchange for Interiors, Inc. issuing to the Company 200,000 shares of Common Stock valued at $600,000 and 200,000 shares of Series A Convertible Preferred Stock valued at $1,000,000. The Series B Option was exercised by Interiors in September 1996 at an exercise price of $.0002 per share. Immediately following the exercise of the Series B Option, Interiors entered into a Voting Agreement with the Company and Messrs. Max Munn, Matt Harriton and Michael Lulkin (collectively, the "Voting Trustees") each of whom is a director of the Company. Under the terms of the Voting Agreement, the Voting Trustees have the right to vote the shares of Series B Preferred Stock held by Interiors on all matters presented to the stockholders prior to December 31, 1997. A majority of the Voting Trustees shall determine the manner in which the shares of Series B Preferred Stock are to be voted. A unanimous vote of the Voting Trustees is required in order for the Company to enter into certain transactions, including any mergers, consolidations, significant acquisitions, recapitalizations, reorganizations or any transaction which would result in Interiors' ownership of less than 51% of the outstanding voting stock of the Company (so long as Interiors does not sell or transfer any of the Series B Preferred Stock held thereby).



     The Company intends to enter into a three (3) year employment agreement with Donald Feldman to be effective as of the Effective Date of this offering. Mr. Feldman is the President and will continue to serve as the President of the Company. The agreement will provide for Mr. Feldman to receive a salary of $117,500 per annum and an annual bonus equal to two percent (2%) of the amount by which the Company's net sales exceed the sales recorded by the Company for the year ending June 30, 1997. In addition, Mr. Feldman will be granted options to purchase

5,000 shares of Common Stock of the Company at an exercise price of $5.00 per share for each full year of employment under the agreement. The Company also agreed to reimburse Mr. Feldman for bona fide business expenses including up to $400 a month for the use of an automobile and $200 a month for insurance.


     In May 1996, the Company entered into a two year Management Services Agreement with Interiors, Inc. ("Interiors"). Interiors has, pursuant to such agreement, agreed to advise the Company on the manufacturing, sale, marketing and distribution of the Company's products as well as providing the Company accounting and administrative services and strategic planning with regard to joint ventures, acquisitions, and other long term business initiatives. In exchange for such services, the Company has agreed to pay to Interiors an annual amount equal to the greater of (i) $75,000 or (ii) 1 1/2% of Excess Cashflow (as defined in the agreement). The Management Services Agreement is automatically renewable for an additional one (1) year term unless terminated by either party not less than sixty (60) days prior to the end of the term may be terminated by the Company or Interiors upon sixty (60) days prior written notice. In the event that the Management Services Agreement is terminated for any reason, the Company's business may be negatively effected. In such an event, the Company may be required to hire additional personnel or engage one or more independent contractors at an added cost to the Company. See "Business - Management Services Agreement."


     In June 1996, the Company borrowed an aggregate of $50,000 from the Company's stockholders, other than Gordon Brothers Capital Corporation, on a pro rata basis based upon ownership of the Company's shares of Common Stock. Each lender received a promissory note obligating the Company to repay the loan on the earlier of (i) fifteen (15) months following the Effective Date or (ii) June 21, 1997. The Company utilized the proceeds from the loan for working capital purposes.



     In August 1996, the Company agreed to issue 47,084 shares of Series C Preferred Stock to Interiors, Inc. in exchange for the payment of $706,250. In September 1996, the Company agreed to issue 7,850 shares of Series C Preferred Stock to Interiors in exchange for the payment of $117,750.



     With respect to each of the foregoing transactions, the Company believes that the terms of such transactions were as fair to the Company as could be obtained from an unrelated third party. Future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties and will be approved by a majority of the independent and/or disinterested members of the board of directors.

                            DESCRIPTION OF SECURITIES



Common Stock


     The Company is authorized to issue up to 20,000,000 shares of Common Stock, of which 1,312,500 will be issued and outstanding as of the date of this Prospectus. All of the issued and outstanding shares of Common Stock will be fully paid, validly issued and non-assessable.


     Subject to the rights of holders of Preferred Stock, holders of shares of Common Stock of the Company are entitled to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefor. There are presently no plans to pay dividends with respect to the shares of Common Stock. See "Dividend Policy." Upon liquidation, dissolution or winding up of the Company, after payment of creditors and the holders of any senior securities of the Company, including Preferred Stock, if any, the assets of the Company will be divided pro rata on a per share basis among the holders of the shares of Common Stock. The Common Stock is not subject to any liability for further assessments. There are no conversion or redemption privileges nor any sinking fund provisions with respect to the Common Stock and the Common Stock is not subject to call. The holders of Common Stock do not have any pre-emptive or other subscription rights.

     Holders of shares of Common Stock are entitled to cast one (1) vote for each share held at all stockholders' meetings including the annual meeting, for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

Preferred Stock


     The Company's Certificate of Incorporation authorizes 35,000,000 shares of Preferred Stock, whereby the Board of Directors of the Company shall have the authority, without further action by the holders of the outstanding shares of Common Stock, to issue shares of Preferred Stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, and to fix the term of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series. As of the date of this Prospectus, there are
(i) 5,000,000 shares of Series A Convertible Preferred Stock authorized, of which 250,000 shares are issued and outstanding, (ii) 20,000,000 shares of Series B Non-Convertible Preferred Stock authorized, all of which 10,000,000 are issued and outstanding, and (iii) 1,000,000 shares of Series C Convertible Preferred Stock authorized, of which 54,934 shares are issued and outstanding. The Company does not anticipate issuing dividends to the holders of its Preferred Stock. See "Dividends."

Series A Convertible Preferred Stock



     The number of shares constituting the Series A Convertible Preferred Stock (the "Series A Preferred Stock") is 5,000,000, $.0001 par value per share, 250,000 of which are issued and outstanding as of the Effective Date of the Offering.


     Dividends. Each issued and outstanding share of Series A Preferred Stock of the Company shall not be entitled to receive dividends.

     Voting. The holders of Series A Preferred Stock shall not have the right to vote on matters presented to the stockholders of the Company, except as provided by the General Corporation Law of the State of Delaware.

     Rights on Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or involuntary, each issued and outstanding share of Series A Preferred Stock shall entitle the holder of record thereof to payment at the rate of $.0001 dollars per share, plus an amount equal to all accrued and unpaid annual dividends, if any, before any payment or distribution of the net assets of the Company (whether stated capital or surplus) shall be made to or set apart for the holders of record of the issued and outstanding of any other shares of preferred stock and shares of Common Stock ("Junior Securities").

     Conversion. Shares of the Series A Preferred Stock of the Company shall be convertible from time to time, subject to adjustment, at the option of the holders of record thereof into one (1) share of the Company's Common Stock, subject to certain anti-dilution provisions.


Series B Non-Convertible Preferred Stock




     The number of shares constituting the Series B Non-Convertible Preferred Stock (the "Series B Preferred Stock") is 20,000,000, par value $.0001 per share, of which 10,000,000 are issued and outstanding as of the Effective Date of the offering. Interiors, Inc., a stockholder of, and consultant to, the Company holds all 10,000,000 shares of Series B Preferred Stock.


     Dividends. Each issued and outstanding share of Series B Preferred Stock of the Company shall not be entitled to receive dividends.

     Voting. The holders of Series B Preferred Shares shall have the right to vote on matters presented to the stockholders of the Company (including the holders of Common Stock), each share of Series B Preferred Stock to have the voting power of one (1) share of Common Stock.

     Rights on Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or involuntary, each issued and outstanding share of Series B Preferred Stock shall entitle the holder of record thereof to payment at the rate of $.0001 dollars per share, plus an amount equal to all accrued and unpaid dividends, if any, before any payment or distribution of the net assets of the Company (whether stated capital or surplus) shall be made to or set apart for the holders of record of the issued and outstanding of any shares of Common Stock.

     Conversion. Shares of the Series B Preferred Stock of the Company shall not be convertible into shares of Common Stock.


Series C Convertible Preferred Stock



     The number of shares constituting the Series C Convertible Preferred Stock (the "Series C Preferred Stock") is 1,000,000, $.0001 par value per share, 54,934 of which are issued and outstanding as of the Effective Date of the Offering.


     Dividends. Each issued and outstanding share of Series C Preferred Stock of the Company shall not be entitled to receive dividends.

     Voting. The holders of Series C Preferred Stock shall not have the right to vote on matters presented to the stockholders of the Company, except as provided by the General Corporation Law of the State of Delaware.

     Rights on Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or involuntary, each issued and outstanding share of Series C Preferred Stock shall entitle the holder of record thereof to payment at the rate of $.0001 dollars per share, plus an amount equal to all accrued and unpaid annual dividends, if any, before any payment or distribution of the net assets of the Company (whether stated capital or surplus) shall be made to or set apart for the holders of record of the issued and outstanding of any other shares of preferred stock and shares of Common Stock ("Junior Securities").

     Conversion. Shares of the Series C Preferred Stock of the Company shall be convertible commencing on September 1, 1997, subject to adjustment, at the option of the holders of record thereof into one (1) share of the Company's Common Stock, subject to certain anti-dilution provisions.

Class A Warrants


     The Company currently has 12,500 Class A Warrants outstanding and anticipates issuing 1,500,000 Class A Warrants to the Bridge Lenders following the Effective Date of this Offering. Each Class A Warrant entities the holder to purchase one (1) share of Common Stock at a price of $5.25 per share for a period of four (4) years commencing two (2) years from the Effective Date of this Offering. Each Class A Warrant is redeemable by the Company for

$.05 per Class A Warrant at any time after ________ upon thirty (30) days' prior written notice, if the closing price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, The Nasdaq SmallCap Market or the National Quotation Bureau Incorporated, as the case may be, exceeds $15.75 per share for twenty (20) consecutive trading days prior to the date of the notice of redemption. Upon thirty (30) days' written notice to all holders of Class A Warrants, the Company shall have the right, subject to compliance with Rule 13E-4 under the Securities Exchange Act of 1934 and the filing of Schedule 13E-4 and, if required, a post-effective amendment to this registration statement, to reduce the exercise price and/or extend the term of the Class A Warrants.



     Unless an appropriate exemption from registration is available, the Class A Warrants can only be exercised when there is a current effective registration statement covering the shares of Common Stock underlying the Class A Warrants. If the Company does not or is unable to maintain a current effective registration statement, the holders of Class A Warrant certificates will be unable to exercise the Class A Warrants and the Class A Warrants may become valueless. Moreover, if the shares of Common Stock underlying the Class A Warrants are not registered or qualified for sale in the state in which a holder of Class A Warrant certificates resides, such holder might not be permitted to exercise the Warrants. See "Risk Factors-Current Prospectus and State Blue Sky Registration in Connection with the Exercise of the Warrants. Each Class A

Warrant may be exercised by surrendering the Warrant certificate, with the form of election to purchase on the reverse side of the Class A Warrant certificate properly completed and executed, together with payment of the exercise price, or $5.25 per share, to the Transfer Agent. The Class A Warrants may be exercised whole or from time to time in part. If less than all of the Class A Warrants evidenced by a Warrant certificate are exercised, a new Class A Warrant certificate will be issued for the remaining number of Class A Warrants.


     Holders of the Class A Warrants are protected against dilution of the equity interest represented by the underlying shares of Common Stock upon the occurrence of certain events, including, but not limited to, issuance of stock dividends. If the Company merges, reorganizes or is acquired in such a way as to terminate the Class A Warrants, the Class A Warrants may be exercised immediately prior to such action. In the event liquidation, dissolution or winding up of the Company, holders of the Class A Warrants are not entitled to participate in the Company's assets.

     For the life of the Class A Warrants, the holders thereof are given the opportunity, at nominal cost, to profit from a rise in the market price of the Common Stock. The exercise of the Class A Warrants will result in the dilution of the then book value of the Common Stock of the Company held by the public investors and would result in a dilution of their percentage ownership of the Company.


Delaware Anti-Takeover Law


     The Company is governed by the provisions of Section 203 of the General Corporation

Law of Delaware, an anti-takeover law enacted in 1988. In general, the law prohibits a Delaware public corporation from engaging in a "business combination" with an "interested stockholder" for a period of three (3) years after the date of the transaction in which the person became an interested stockholder, unless it is approved in a prescribed manner. As a result of
Section 203, potential acquirors of the Company may be discouraged from attempting to effect acquisition transactions with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.


Limitation on Liability of Directors


     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of stockholders or otherwise.

     Article Ninth of the Company's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102 of the Delaware General Corporation Law.

     The effect of the foregoing is to require the Company to the extent permitted by law to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Company does not currently have any liability insurance coverage for its officers and directors.

Commission Policy


     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and other agents of the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


Transfer Agent & Registrar


     The transfer agent and registrar for the Company's securities is American Stock Transfer & Trust Company (the "Transfer Agent").

                             SELLING SECURITYHOLDERS



     This offering includes 25,000 shares of Common Stock owned and offered by Gordon Brothers Capital Corporation (the "Shareholder"). In March 1996, the Shareholder rendered management services to the Company in exchange for which the Company issued 25,000 shares of Common Stock and 12,500 Class A Warrants thereto. Following this offering, the Shareholder will continue to hold 12,500 Class A Warrants. The Company will not receive any of the proceeds from the sale of such shares of Common Stock by the Shareholder. The registration statement of which this Prospectus forms a part also covers the sale of (i) 1,500,000 Class A Warrants issuable to the Bridge Lenders, and (ii) 1,031,000 shares of Common Stock held by certain investors in the Company (the "Selling Stockholders"; the Bridge Lenders and the Selling Stockholders are collectively referred to as the "Selling Securityholders"). The officers and directors of the Company as well as certain members of their immediate families (including certain Selling Securityholders) and Interiors, Inc. have agreed not to sell or transfer the securities of the Company held thereby for a period of twenty-four (24) months following the Effective Date, subject to earlier release by the Representative. The Company will not receive any of the proceeds on the sale of the securities by the Selling Securityholders. The resale of the securities of the Selling Securityholders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended (the "Act"). Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Risk Factors - Shares Eligible for Future Sale May Adversely Affect the Market."


     The securities offered hereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of securities. The securities offered by the Selling Securityholders may be sold by one or more of the following methods, without limitations: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed

"underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

     At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for sales purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

     Sales of securities by the Selling Securityholder or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby.

                                  UNDERWRITING


     Subject to the terms and conditions of the Underwriting Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Underwriters, as set forth below and for whom VTR Capital, Inc. is the representative have agreed to purchase from the Company 300,000 shares of Common Stock offered hereby from the Company and 25,000 shares of Common Stock from the Shareholder, on a "firm commitment" basis, as follows:



         Underwriters                             Shares of Common Stock

         ------------                             ----------------------

         VTR Capital, Inc.
                                                  ______________________

         TOTAL                                            325,000



         The Representative has advised the Company that it proposes to offer the shares of Common Stock to the public at $10.00 per share as set forth on the cover page of this

Prospectus and that it may allow to certain dealers who are NASD members concessions not to exceed $____ per share, of which not in excess of $____ per share may be reallowed to other dealers who are members of the NASD. After the initial public offering, the public offering price, concession and reallowance may be changed by the Representative. The Underwriter does not intend to sell any of the securities offered hereby to accounts for which it exercises discretionary authority.



     The public offering price of the shares of Common Stock was arbitrarily determined by negotiations between the Company and the Representative and do not necessarily relate to the assets, book value or results of operations of the Company or any other established criteria of value.



     The Company has granted an option to the Representative, exercisable during the thirty (30) day period from the date of this Prospectus, to purchase up to a maximum of 45,000 additional shares of Common Stock at the Offering price, less the underwriting discount, to cover over-allotments, if any.


     The Underwriting Agreement provides for reciprocal indemnification between the Company and the Representative against certain liabilities in connection with the Registration Statement, including liabilities arising under the Act. Insofar as indemnification for liabilities arising under the Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.


     The Company has agreed to pay to the Representative a non-accountable expense allowance of three percent (3%) of the aggregate Offering price of the shares of Common Stock offered hereby by the Company and the Shareholder, including any shares of Common Stock purchased pursuant to the Over-Allotment Option.



     The Company has agreed to sell to the Representative, or its designees, for an aggregate purchase price of $30, an option (the "Representative's Share Purchase Option") to purchase up to an aggregate of 30,000 shares of Common Stock. The Representative's Share Purchase Option shall be exercisable during a four (4) year period commencing one (1) year from the Effective Date. The Representative's Share Purchase Option may not be assigned, transferred, sold or hypothecated by the Representative until twelve (12) months after the Effective Date of this Prospectus, except to officers of the Representative or to selling group members in this Offering. Any profits realized upon the sale of the shares of Common Stock issuable upon exercise of the Representative's Share Purchase Option may be deemed to be additional underwriting compensation. The exercise price of the Representative's Share Purchase Option during the period of exercisability shall be one hundred sixty five percent (165%) of the initial public offering price of the shares of Common Stock. The exercise of the Representative's Share Purchase Option and the number of shares covered thereby are subject to adjustment in certain events to prevent dilution. For the life of the Representative's Share Purchase Option, the holders thereof are given, at a nominal cost, the opportunity to profit from a rise in the market price of the Company's shares of Common Stock and Class A Warrants with a resulting dilution in the interest of other stockholders. The Company may find it more difficult to raise capital for its business if the need should arise while the Representative's Share Purchase Option is outstanding. At any time when the holders of the Representative's Share Purchase Option might be expected to exercise it, the Company would probably be able to obtain additional capital on more favorable terms.


     If the Company enters into a transaction (including a merger, joint venture, equity financing, debt financing, or the acquisition of another entity) introduced to the Company by the Representative, the Company has agreed to pay the Representative a finder's fee equal to five percent (5%) of the first $4,000,000 of consideration involved in the transaction, ranging in $1,000,000 increments down to two percent (2%) of the excess, if any, over $6,000,000.


     The Representative has the right to designate a director or a non-voting advisor to the Board for a period of five years after the Effective Date. Said designee, shall attend meetings of the Board and receive no more or less compensation than is paid to other non-management directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including but not limited to, food, lodging and transportation. Moreover, to the extent permitted by law, the Company agree to indemnify the Representative and its designee for the actions of such designee as director or as an advisor of the Company. In the event the Representative designates a director, then the Company will utilize its best efforts to obtain officer and director liability insurance of at least $1,000,000 dollars prior to such person serving as a director and if obtained, to maintain such policy in effect until five years from the Effective Date. To the extent permitted under the policy, it will also include each of the Representative and its designee as an insured under such policy. As of the date hereof, the Representative has not designated such director or observer.



     Upon the closing of the sale of the shares of Common Stock offered hereby, the Company will enter into a two (2) year financial advisory and investment banking agreement with the Representative, pursuant to which the Company will be obligated to pay the Representative $100,000 in advance upon the closing of the Offering, for financial and investment advisory services to the Company for no more than two (2) business days per month.


     The Company has agreed with the Representative that the Company will pay to the Representative a warrant solicitation fee (the "Warrant Solicitation Fee") equal to four percent (4%) of the exercise price of the Class A Warrants exercised beginning one (1) year after the Effective Date and to the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Commission. Such Warrant Solicitation Fee will be paid to the Representative if (a) the market price of the Common Stock on the date that any Class A Warrants is exercised is greater than the exercise price of the Class A Warrant;
(b) the exercise of such Class A Warrant was solicited by the Representative;
(c) prior specific written approval for
exercise is received from the customer if the Class A Warrant is held in a discretionary account; (d) disclosure of this compensation agreement is made prior to or upon the exercise of such Class A Warrant; (e) solicitation of the exercise is not in violation of Rule 10b-6 of the Exchange Act; and (f) solicitation of the exercise is in compliance with NASD Notice to Member 81-38. In addition, unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Representative and any soliciting broker-dealers are prohibited from engaging in any market making activities or solicited brokerage activities with respect to the Company's securities for the period from nine (9) business days prior to any solicitation of the exercise of any Class A Warrant or nine (9) business days prior to the exercise of any Class A Warrant based on a prior solicitation until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right the Representative and soliciting broker-dealers may have to receive a fee for the exercise of Class A Warrants following such solicitation. As a result, the Representative may be unable to continue to provide a market for the Company's securities during that certain period while the Class A Warrants are exercisable. See "Risk Factors - Lack of Prior Market for shares of Common Stock and Class A Warrants; No Assurance of Public Trading Market."


     The Company has agreed not to issue any securities for a period of five (5) years from the Effective Date, without the prior written consent of the Representative. The officers and directors of the Company, certain of their immediate family members (including certain Selling Securityholders) and Interiors, Inc. have agreed not to sell or transfer the securities of the Company held thereby for a period of twenty-four (24) months following the Effective Date, subject to earlier release by the Representative.


     The Representative has limited experience as an Representative of public offerings. There can be no assurance that the Representative's limited experience as an Representative of public offerings will not adversely affect the proposed public offering of the shares of Common Stock, the subsequent development of a trading market, if any, or the market for and liquidity of the Company's securities. Therefore, purchasers of the securities offered hereby may suffer a lack of liquidity in their investment or a material diminution of the value of their investment.


     In connection with the Offering, the Representative has agreed to indemnify the Company, its directors, and each person who controls it within the meaning of Section 15 of the Securities Act with respect to any statement in or omission from the registration statement or the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company by the Representative specifically for or in connection with the preparation of the registration statement, the prospectus, or any such amendment or supplement thereto.


     The foregoing is a summary of certain provisions of the Underwriting Agreement and Representative's Share Purchase Option which have been filed as exhibits hereto.



Determination of Public Offering Price

     Prior to this Offering, there has been no public market for the shares of Common Stock. The initial public offering price for the shares of Common Stock have been determined by negotiations between the Company and the Representative. Among the factors considered in the negotiations were the market price of the Company's Common Stock, an analysis of the areas of activity in which the Company is engaged, the present state of the Company's business, the Company's financial condition, the Company's prospects, an assessment of management, the general condition of the securities market at the time of this Offering and the demand for similar securities of comparable companies. The public offering price of the shares of Common Stock does not necessarily bear any relationship to assets, earnings, book value or other criteria of value applicable to the Company.



     The Company anticipates that the shares of Common Stock will be listed for quotation on the NASD OTC Bulletin Board under the symbol, ,but there can be no assurances that an active trading market will develop, even if the securities are accepted for quotation. The Representative intends to make a market in all of the publicly-traded securities of the Company.


                                  LEGAL MATTERS

     The validity of the securities being offered hereby will be passed upon for the Company by Bernstein & Wasserman, LLP, 950 Third Avenue, New York, NY 10022. Bernstein & Wasserman, LLP, has served, and continues to serve, as counsel to the Representative in matters unrelated to this Offering. Certain legal matters will be passed upon for the Representative by Lester Morse, P.C., 111 Great Neck Road, Great Neck, NY 11021.


                                     EXPERTS

     Certain of the financial statements of the Company included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been examined by Moore Stephens, P.C., independent certified public accountants, whose reports contain an explanatory paragraph regarding uncertainties as to the ability of the Company to continue as a going concern, which appear elsewhere herein and in the Registration Statement.

                             ADDITIONAL INFORMATION


     This Prospectus constitutes part of a Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act and omits certain information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to its exhibits for further information with respect to the Company and the shares of Common Stock offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Registration Statement, including the exhibits thereto, may be inspected without charge at the public reference facilities maintained by the Commission at: 450 Fifth Street, Washington, D.C. 20549; and at the offices of the Commission located at 7 World Trade Center, New York, NY 10048; and copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549 at prescribed rates.

DECOR GROUP, INC.
-------------------------------------------------------------------------------
INDEX TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                                                                                               Page to Page
                                                                                               ------------
Pro Forma Combined Financial Statements

Introduction...................................................................................A-1  .......

Notes to the Pro Forma Combined Financial Statements...........................................A-2  .......A-3


Pro Forma Combined Balance Sheet as of June 30, 1996...........................................A-4  .......A-6



Pro Forma Combined Statement of Operations for the three months ended June 30, 1996............................................................................A-7  .......



Pro Forma Statement of Operations for the year ended March 31, 1996............................A-8  .......


Decor Group, Inc.

Independent Auditor's Report...................................................................B-1  .......


Balance Sheets as of June 30, 1996 [Unaudited] and March 31, 1996..............................B-2  .......B-3



Statements of Stockholders' Equity for the three months ended June 30, 1996
[Unaudited] and for the period from Inception
[March 1, 1996] through the period ended March 31, 1996........................................B-4  .......



Statements of Operations for the three months ended June 30, 1996 and 1995
[Unaudited] and for the period from Inception [March 1, 1996]
through the period ended March 31, 1996........................................................B-5  .......



Statements of Cash Flows for the three months ended June 30, 1996 and 1995
[Unaudited] and for the period from Inception [March 1, 1996]

through the period ended March 31, 1996........................................................B-6  .......B-7



Notes to Financial Statements..................................................................B-8  .......B-12


Artisan House, Inc.

Independent Auditor's Report...................................................................C-1  .......

Balance Sheets as of June 30, 1996 [Unaudited] and January 31, 1996............................C-2  .......




Statements of Operations for the five months ended June 30, 1996 and 1995
[Unaudited] and the years ended January 31, 1996 and 1995......................................C-3  .......

Statements of Stockholders' Equity for the five months ended June 30, 1996


[Unaudited] and for the years ended January 31, 1996 and 1995..................................C-4  .......

Statements of Cash Flows for the five months ended June 30, 1996 and 1995
[Unaudited] and for the years ended January 31, 1996 and 1995 .................................C-5  .......C-6

Notes to Financial Statements..................................................................C-7  .......C-10

                                 ...............

DECOR GROUP, INC.
--------------------------------------------------------------------------------
PRO FORMA COMBINED FINANCIAL STATEMENTS [UNAUDITED]
--------------------------------------------------------------------------------

The following pro forma combined balance sheet as of June 30, 1996, and the pro forma combined statements of operations for the three months ended June 30, 1996 and the year ended March 31, 1996 give effect to Decor Group, Inc. [the "Company"] entering into an agreement to acquire certain assets and assume certain liabilities of Artisan House, Inc. ["Artisan"] on March 25, 1996. The agreement calls for a purchase price of $3,626,400 subject to certain adjustments.


The pro forma information is based on the historical financial statements of the Company and Artisan giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma combined financial statements.


The acquisition will be accounted for using the purchase method. The pro forma combined balance sheet assumes the acquisition was consummated on June 30, 1996. The pro forma combined statements of operations give effect to this transaction as if it had occurred at the beginning of the earliest period presented. The historical statements of operations will reflect the effect of this transaction from the date on which it occurred. The pro forma combined financial statements are based on the historical financial statements of the Company and Artisan. The pro forma combined statement of operations for the year ended March 31, 1996 include the operations of the Company for the one month period from inception on March 1, 1996 to March 31, 1996 and the operations of Artisan for the year ended January 31, 1996. The pro forma combined statement of operations for the three months ended June 30, 1996 include the operations of the Company for the three month period and the operations of Artisan for the five month period from January 31, 1996 to June 30, 1996 [the latter have been adjusted to a three month period ended June 30, 1996]. These pro forma combined financial statements may not be indicative of the results that actually would have occurred if the acquisition had taken place on the dates indicated.

DECOR GROUP, INC.
--------------------------------------------------------------------------------
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS [UNAUDITED]
--------------------------------------------------------------------------------

[A]    Assets and liabilities not acquired:

       Deferred Revenues                             $  165,000
       Loan Payable - Stockholder                       230,733

       Accrued Rent                                     170,733
       Interest Payable                                 423,018
         Prepaid Expenses                                             $   71,615
         Property and Equipment - Net                                      5,980
         Other Assets                                                     19,335
         Paid-in Capital                                                 854,678
         Cash                                                             37,876

[B]    To reflect acquisition:

       Net Assets Acquired                           *1,608,983

       Trademark                                        150,000
       Copyrights and Artwork                           150,000
       Customer Lists                                   200,000
       Covenant                                         100,000
       Goodwill                                       1,379,541
         Cash                                                          2,400,000
         Note Payable [$926,400 - $37,876]                               888,524
         Common Stock: Par                                                    10
         Additional Paid-in Capital                                      299,990

       [* C.S. $80,000 + P.I.C. $1,054,678 + R.E. $474,305]

[C]    To adjust Decor's investment in Artisan House:

       Cash                                             165,000
         Investments                                                     165,000

[D]    To adjust short-term classification of note payable:

       Note Payable - Long-Term                         208,192
         Note Payable - Short-Term                                       208,192

[E] To reflect annual 8% interest expense of $20,000 on $250,000 bridge note payable and interest expense of $66,000 on acquisition notes of $888,524 or ($926,400 - $37,876).

[F] To reflect annual employment agreement of $75,000 and minimum annual management services agreement of $75,000 [quarterly an aggregate of $37,500].

[G] To reflect annual savings on stockholder's loan payable which has been converted to equity and carried an annual interest cost of $43,613.

[H]    To adjust pro forma income taxes.

[I] To reflect elimination of former President's annual employment contract of approximately $113,000 and addition of annual employment contract for new President of $117,000.


[J] To reflect annual amortization of goodwill and other intangibles of approximately $175,000 annually [quarterly of $43,750], under the straight-line method with a range of 10 to 15 years for the intangibles acquired.

       Goodwill and intangibles are calculated as follows:


       Purchase Price: [See Adjustment "B"]



         Cash                                       $ 2,400,000


         Stock                                          300,000
         Note Payable                                   888,524
                                                        -------

         Total Cost                                   3,588,524
         Net Assets Acquired                          1,608,983
                                                      ---------


                                                    $ 1,979,541

                                                    ===========

       Allocated as follows:

         Copyrights                                 $   150,000
         Trademarks                                     150,000
         Covenant                                       100,000
         Customer Lists                                 200,000
         Goodwill                                     1,379,541
                                                      ---------

                                                    $ 1,979,541
                                                    ===========

[K] To reflect net proceeds of public offering of approximately $2,010,000 and to reflect offset of deferred offering costs.

[L] To adjust five months operations of Artisan House, Inc. to three months of operations.

[M] To reflect sale of Series C Non-Voting, Convertible, Preferred Stock in August and September of 1996 with proceeds of $824,000.

[N] To reflect charge to retained earnings of $25,000 arising from grant of options in connection with employment agreement. The charge was not considered in the pro forma combined statements of operations and will be included in the income of the registrant within the twelve months succeeding the transaction.


[O] To reflect the exercise of existing option to purchase 10,000,000 shares of Series B Non-Convertible Voting Preferred Stock at an exercise price of $.0002 per share.

DECOR GROUP, INC.
--------------------------------------------------------------------------------
PRO FORMA COMBINED BALANCE SHEET AS OF JUNE 30, 1996.
[UNAUDITED]
--------------------------------------------------------------------------------

                                                    Historical Financial Statements
                                                         Decor          Artisan
                                                      Group, Inc.     House, Inc.
                                                        June 30,       June 30,          Pro Forma          Pro Forma
                                                         1 9 9 6        1 9 9 6         Adjustments         Combined
                                                         -------        -------         -----------         --------
Assets:
Current Assets:
   Cash                                              $   20,241       $   37,876      $  165,000  [C]       $
                                                                                         (37,876) [A]
                                                                                         824,000  [M]
                                                                                       2,010,000  [K]
                                                                                      (2,400,000) [B]
                                                                                           2,000  [O]          621,241
   Accounts Receivable                                       --        1,102,652              --             1,102,652
   Receivable - Related Party                            14,500               --              --                14,500
   Inventory                                                 --          968,081              --               968,081
   Other                                                     --          144,060         (71,615) [A]           72,445
                                                     ----------       ----------      ----------            ----------

   Total Current Assets                                  34,741        2,252,669         491,509             2,778,919
                                                     ----------       ----------      ----------            ----------

Investments                                           2,465,000               --        (165,000) [C]        2,300,000
                                                     ----------       ----------      ----------            ----------

Property and Equipment - Net                                 --          113,128          (5,980) [A]          107,148
                                                     ----------       ----------      ----------            ----------

Other Assets:
   Goodwill                                                  --               --       1,379,541  [B]        1,379,541
   Deferred Offering Costs                               74,658               --         (74,658) [K]               --


                                                                                         (19,335) [A]
   Other Assets                                              --           26,299         600,000  [B]          606,964
                                                     ----------       ----------      ----------            ----------

   Total Other Assets                                    74,658           26,299       1,885,548             1,986,505
                                                     ----------       ----------      ----------            ----------

   Total Assets                                      $2,574,399       $2,392,096      $2,206,077            $7,172,572
                                                     ==========       ==========      ==========            ==========

See Notes to Unaudited Pro Forma Combined Financial Statements.

DECOR GROUP, INC.
--------------------------------------------------------------------------------
PRO FORMA COMBINED BALANCE SHEET AS OF JUNE 30, 1996.
[UNAUDITED]
--------------------------------------------------------------------------------

                                                      Historical Financial Statements
                                                           Decor          Artisan
                                                         Group, Inc.    House, Inc.
                                                          June 30,       June 30,        Pro Forma          Pro Forma
                                                           1 9 9 6        1 9 9 6       Adjustments         Combined
                                                           -------        -------       -----------         --------

Liabilities and Stockholders' Equity:
Current Liabilities:
   Accounts Payable                                    $       --      $  202,457     $        --          $   202,457
   Accrued Expenses                                       108,000         217,762              --              325,762
   Notes and Bridge Loan Payable                          142,850         159,361         208,192  [D]         510,403
   Loan Payable - Stockholder                                  --         230,733        (230,733) [A]              --
   Accrued Interest Payable - Stockholder                      --         423,018        (423,018) [A]              --
   Accrued Rent Payable - Stockholder                          --         170,733        (170,733) [A]              --
   Deferred Revenue                                            --         165,000        (165,000) [A]              --
                                                          -------       ---------        --------            ---------

   Total Current Liabilities                              250,850       1,569,064        (781,292)           1,038,622
                                                          -------       ---------        --------            ---------

Long-Term Liabilities:
                                                                                         (208,192) [D]
   Notes Payable                                           50,000          68,727         888,524  [B]         799,059
                                                           ------          ------         -------              -------



Stockholders' Equity:
   Preferred Stock                                             25              --              15  [M]
                                                                                            1,000  [O]           1,030



   Common Stock                                               131          80,000              30  [K]

                                                                                          (80,000) [B]

                                                                                               10  [B]             171



   Additional Paid-in Capital                           1,919,144         200,000         854,678  [A]

                                                                                       (1,054,678) [B]
                                                                                          299,990  [B]

                                                                                        1,935,312  [K]


                                                                                          823,995  [M]

                                                                                           25,000  [N]

                                                                                            1,000  [O]       5,004,441


   Retained Earnings [Deficit]                           (345,751)        474,305        (474,305) [B]
                                                                                          (25,000) [N]        (370,751)

   Unrealized Gain on Investment
     [Available for Sale]                                 700,000              --              --              700,000
                                                          -------       ---------        --------            ---------


   Total Stockholders' Equity                           2,273,549         754,305       2,307,037           5,334,891
                                                        ---------         -------       ---------           ---------

   Total Liabilities and Stockholders'
     Equity                                            $2,574,399      $2,392,096      $2,206,077          $7,172,572
                                                       ==========      ==========      ==========          ==========

See Notes to Unaudited Pro Forma Combined Financial Statements.

DECOR GROUP, INC.
--------------------------------------------------------------------------------
PRO FORMA COMBINED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS
ENDED JUNE 30, 1996.
[UNAUDITED]
--------------------------------------------------------------------------------

                                                    Historical Financial Statements
                                                          Decor           Artisan
                                                       Group, Inc.      House, Inc.
                                                         For the          For the
                                                      Three months      Five months
                                                          Ended            Ended
                                                        June 30,         June 30,        Pro Forma          Pro Forma
                                                         1 9 9 6          1 9 9 6       Adjustments         Combined
                                                         -------          -------       -----------         --------

Sales - Net                                          $       --        $2,310,976      $(924,000) [L]     $1,386,976

Cost of Goods Sold                                           --         1,233,714        494,000  [L]        739,714
                                                             --         ---------        -------             -------

   Gross Profit                                              --         1,077,262       (430,000)            647,262
                                                       --------           -------       --------             -------

                                                                                        (305,850) [L]

                                                                                          43,750  [J]
Selling,  General and Administrative                                                       1,000  [I]
   Expenses                                             138,851           764,625         37,500  [F]        679,876
                                                       --------          --------         ------             -------


   [Loss] Income  from Operations                      (138,851)          312,637       (206,400)            (32,614)
                                                       --------           -------       --------             -------

Other [Income] Expense:
   Interest Expense - Stockholder                            --            13,356        (13,356) [G]             --
   Interest Income                                           --              (774)            --                (774)
   Interest Expense                                     107,150            15,275         21,500  [E]        143,925
                                                        -------            ------         ------             -------

   Other Expense - Net                                  107,150            27,857          8,144             143,151
                                                        -------            ------          -----             -------

   [Loss] Income Before Pro Forma

     Income Taxes                                      (246,001)          284,780       (214,544)           (175,765)

Provision for Pro Forma Income Taxes                         --          (114,000)       114,000  [H]             --
                                                       --------           -------       --------             -------

   Net [Loss] Income                                  $(246,001)         $170,780      $(100,544)          $(176,765)
                                                      =========          ========      =========           =========


   Number of Shares                                   2,812,500                                            3,162,500
                                                      =========                                            =========



   Net [Loss] Per Share                              $     (.09)                                           $    (.06)
                                                     ==========                                            ==========



See Notes to Unaudited Pro Forma Combined Financial Statements.

DECOR GROUP, INC.
--------------------------------------------------------------------------------
PRO FORMA COMBINED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED
MARCH 31, 1996.
[UNAUDITED]
--------------------------------------------------------------------------------

                                                       Historical Financial Statements
                                                            Decor
                                                      for the Period
                                                       March 1, 1996      Artisan
                                                        [Inception]       For the
                                                          Through       Year ended
                                                          March 31,     January 31,       Pro Forma         Pro Forma
                                                           1 9 9 6        1 9 9 6        Adjustments         Combined
                                                           -------        -------        -----------         --------

Sales - Net                                                $       --     $4,809,422     $       --         $4,809,422

Cost of Goods Sold                                                 --      2,596,383             --          2,596,383
                                                             --------        -------       --------             ------

   Gross Profit                                                    --      2,213,039             --          2,213,039


Selling,  General and Administrative
   Expenses                                                   100,000      1,684,591        175,000  [J]
                                                                                              4,000  [I]
                                                                                            150,000  [F]     2,113,591
                                                                                           --------          ---------
   [Loss] Income  from Operations                            (100,000)       528,448       (329,000)            99,448
                                                             --------        -------       --------          ---------

Other [Income] Expense:
   Interest Expense - Stockholder                                  --         43,613        (43,613) [G]            --
   Interest Income                                               (250)        (2,218)            --             (2,468)
   Interest Expense                                                --         40,466         86,000  [E]       126,466
   Other                                                                      (4,496)            --             (4,496)
                                                                             -------       --------             ------


   Other Expense - Net                                           (250)        77,365         42,387            119,502
                                                                 ----         ------         ------            -------


   [Loss] Income Before Pro Forma
     Income Taxes                                             (99,750)       451,083       (371,387)           (20,054)

Provision for Pro Forma Income Taxes                               --        180,000        180,000  [H]            --
                                                             --------        -------       --------             ------

   Net [Loss] Income                                        $ (99,750)     $ 271,083      $(191,387)        $  (20,054)
                                                            =========      =========      =========         ==========


   Number of Shares                                         2,812,500                                        3,162,500
                                                            =========                                       ==========



   Net [Loss] Per Share                                     $    (.04)                                      $     (.01)
                                                            =========                                       ==========


See Notes to Unaudited Pro Forma Combined Financial Statements.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Stockholders of
   Decor Group, Inc.
   New York, New York


     We have audited the accompanying balance sheet of Decor Group, Inc. as of March 31, 1996, and the related statements of operations, stockholders' equity, and cash flows for the period from inception [March 1, 1996] through March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Decor Group, Inc. as of March 31, 1996, and the results of its operations, and its cash flows for the period from inception [March 1, 1996] to March 31, 1996, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has not generated cash from operations. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                            MORTENSON AND ASSOCIATES, P. C.
                                              Certified Public Accountants.

Cranford, New Jersey
May 24, 1996

[Except for Note 11 as
to which the date is

October 16, 1996]

DECOR GROUP, INC.
--------------------------------------------------------------------------------
BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                            June 30,            March 31,
                                                                                            1 9 9 6              1 9 9 6
                                                                                          [Unaudited]           --------
                                                                                          -----------
Assets:
Current Assets:
   Cash                                                                                    $   20,241         $    47,000
   Stock Subscription Receivable                                                                   --               8,000
   Note Receivable - Related Party                                                                 --              50,000
   Accrued Interest Receivable - Related Party                                                     --                 250
   Related Party Receivable                                                                    14,500                  --
                                                                                               ------             -------

   Total Current Assets                                                                        34,741             105,250
                                                                                               ------             -------

Non-Current Assets:
   Investment - Related Party [8]                                                           2,300,000           1,787,600
   Investment in Artisan House, Inc.                                                          165,000             150,000
   Deferred Offering Costs                                                                     74,658                  --
                                                                                               ------             -------

   Total Non-Current Assets                                                                 2,539,658           1,937,600
                                                                                            ---------           ---------


   Total Assets                                                                            $2,574,399          $2,042,850
                                                                                           ==========          ==========


Liabilities and Stockholders' Equity:
Current Liabilities:
   Accrued Expenses                                                                        $  108,000          $       --
   Bridge Loan Payable [Net of Discount of $107,150 and
     $214,300 for June 30, 1996 and March 31, 1996, Respectively]                             142,850              35,700
                                                                                              -------              ------

   Total Current Liabilities                                                                  250,850              35,700
                                                                                              -------              ------

Long-Term:
   Stockholders' Loans Payable                                                                 50,000                  --
                                                                                               ------             -------


Commitments and Contingencies                                                                      --                  --
                                                                                               ------             -------


Stockholders' Equity:
   Preferred Stock, $.0001 Par Value Per Share, 35,000,000 Blank Check Shares
     Authorized of which 5,000,000 are Convertible Non-Voting Series A - 250,000
     Shares Issued and Outstanding; 20,000,000 Non-Convertible Voting Series B -
     No Shares Issued and Outstanding
     [Note 8]                                                                                      25                  25



   Additional Paid-in Capital - Preferred Stock                                             1,599,975           1,599,975



   Common Stock - $.0001 Par Value, Authorized 20,000,000 Shares,
     Issued and Outstanding, 1,312,500 Shares                                                     131                 131



   Additional Paid-in Capital - Common Stock                                                  319,169             319,169



   Retained Earnings [Deficit]                                                               (345,751)            (99,750)

   Unrealized Gain on Investment [Available for Sale][8]                                      700,000             187,600
                                                                                              -------             -------

   Total Stockholders' Equity                                                               2,273,549           2,007,150
                                                                                            ---------           ---------


   Total Liabilities and Stockholders' Equity                                              $2,574,399          $2,042,850

                                                                                           ==========          ==========

See Notes to Financial Statements.

DECOR GROUP, INC.
--------------------------------------------------------------------------------
STATEMENT OF STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                             Preferred Stock                   Common Stock
                                             ---------------                   ------------
                                                     Additional                     Additional   Retained   Unrealized      Total
                                                       Paid-in                        Paid-in    Earnings     Gain on  Stockholders'
                                     Shares  Amount    Capital   Shares    Amount     Capital    [Deficit]  Investment     Equity
                                     ------  ------    -------   ------    ------     -------    ---------  ----------     ------


Common Stock Issued to Founders          --   $  --  $      --  1,312,500  $   131   $ 104,869  $       --   $      --   $  105,000


Bridge Financing Warrants                --      --         --         --       --     214,300          --          --      214,300


250,000 Shares of Class A
  Convertible Preferred Stock and
  and Option to Purchase 10,000,000
  Shares of Class B Non-Convertible
  Preferred Stock                    250,000     25  1,599,975         --       --          --          --          --    1,600,000


Unrealized Gain on Investment
  [Available for Sale]                    --     --         --         --       --          --          --     187,600      187,600

Net [Loss] for the period ended
  March 31, 1996                          --     --         --         --       --          --     (99,750)         --      (99,750)
                                     -------  ----- ----------  ---------  --------  ----------  ----------  ----------  -----------


  Balance - March 31, 1996           250,000     25  1,599,975  1,312,500      131     319,169     (99,750)    187,600    2,007,150



Unrealized Gain on Investment
  [Available for Sale]                    --     --         --         --       --          --          --     512,400      512,400


Net [Loss] for the three months
  ended June 30, 1996 [Unaudited]         --     --         --         --       --          --    (246,001)         --     (246,001)
                                     -------  ----- ----------  ---------  --------  ----------  ----------  ----------  -----------


  Balance - June 30, 1996
    [Unaudited]                      250,000  $  25 $1,599,975  1,312,500  $    131  $  319,169  $ (345,751) $  700,000  $ 2,273,549

                                     =======  ===== ==========  =========  ========  ==========  ==========  ==========  ===========




See Notes to Financial Statements.

DECOR GROUP, INC.
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                       For the
                                                          For the    Period From
                                                       Three Months    March 1,
                                                           Ended        1996 to
                                                         June 30,      March 31,
                                                          1 9 9 6       1 9 9 6
                                                          -------       -------
                                                        [Unaudited]

Revenues                                                 $      --     $     --

Cost of Revenues                                                --           --
                                                           -------      -------

   Gross Profit                                                 --           --
                                                           -------      -------

Selling, General and Administrative Expenses:
   Acquisition Fees and Expenses                            52,829       98,000
   Professional Fees                                        73,000        2,000
   Administrative Expenses                                  13,022         --
                                                           -------      -------

   Total Selling, General and Administrative Expenses      138,851      100,000
                                                           -------      -------

   [Loss] from Operations                                 (138,851)    (100,000)
                                                           -------      -------

Other Income [Expense]:
   Interest Income - Related Party                              --          250
   Interest Expense                                       (107,150)          --
                                                           -------      -------

   Total Other [Expense] Income                           (107,150)         250
                                                           -------      -------

   [Loss] Before Provision for Income Taxes               (246,001)     (99,750)

Provision for Income Taxes                                      --           --
                                                           -------      -------

   Net [Loss]                                            $(246,001)    $(99,750)
                                                         =========    =========


   [Loss] Per Share                                      $    (.09)   $    (.04)

                                                         =========    =========



See Notes to Financial Statements.

DECOR GROUP, INC.
--------------------------------------------------------------------------------
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                       For the
                                                          For the    Period From
                                                       Three Months    March 1,
                                                           Ended        1996 to
                                                         June 30,      March 31,
                                                          1 9 9 6       1 9 9 6
                                                          -------       -------
                                                        [Unaudited]

Operating Activities:
   Net [Loss]                                            $(246,001)    $(99,750)
   Adjustment to Reconcile Net [Loss] to Net Cash
     [Used for] Operating Activities:
     Stock Issued for Services                                --          2,000
     Accrued Interest Receivable                               250         (250)
     Interest - Cost of Bridge Warrants                    107,150         --
     Accrued Expenses                                      108,000         --
                                                           -------      -------

   Net Cash - Operating Activities                         (30,601)     (98,000)
                                                           -------      -------

Investing Activities:
   Collection of Note Receivable                            50,000           --
   Partial Payment on Acquisition of Artisan House, Inc.   (15,000)    (150,000)
   Note Receivable                                              --      (50,000)
                                                           -------      -------

   Net Cash - Investing Activities                         35,000      (200,000)
                                                           -------      -------

Financing Activities:
   Deferred Offering Costs                                 (74,658)          --
   Proceeds from Sale of Common Stock                        8,000       95,000
   Proceeds from Bridge Loans                                   --      250,000
   Proceeds from Stockholder Loan                           35,500           --
                                                           -------      -------

   Net Cash - Financing Activities                         (31,158)     345,000
                                                           -------      -------

   Net [Decrease] Increase in Cash                         (26,759)      47,000

Cash - Beginning of Periods                                 47,000           --
                                                           -------      -------

   Cash - End of Periods                                   $20,241      $47,000

                                                           =======      =======

Supplemental Disclosures of Cash Flow Information:
   Cash paid for the periods for:
     Interest                                              $    --      $    --
     Income Taxes                                          $    --      $    --

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
     During the period ended March 31, 1996, the Company recorded a discount on the bridge loan of $214,300 resulting from the issuance of warrants for the $250,000 bridge loan. For the three months ended June 30, 1996, the Company amortized $107,150 as interest expense.


     On March 3, 1996, the Company issued to Interiors, Inc. 250,000 shares of Class A Convertible Preferred Stock and an option to purchase 10,000,000 shares of Class B Non-Convertible Preferred Stock in exchange for Interiors, Inc. issuing to the Company 200,000 shares of Common Stock valued at $600,000 and 200,000 shares of Series A Convertible Preferred Stock valued at $1,000,000 and a guarantee with respect to certain indebtedness.


In March 1996, the Company issued 1,312,500 shares of common stock to seven parties for $105,000 of which $103,000 was in cash and $2,000 was for the fair value of services. At March 31, 1996, $8,000 is reflected as a stock subscription receivable, which was received May 21, 1996.


See Notes to Financial Statements.

DECOR GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
[Information Relating to June 30, 1996 is Unaudited]
--------------------------------------------------------------------------------

[1] Summary of Significant Accounting Policies

[A] Nature of Operations - Decor Group, Inc., a Delaware corporation [the "Company" or "Decor"], was formed March 1, 1996.


[B] Capital Stock - In March 1996, the Company issued 1,312,500 shares of common stock to seven parties for a total of $105,000 of which $103,000 was in cash and $2,000 was for the fair value of services. At March 31, 1996, $8,000 is reflected as a stock subscription receivable, which was received May 21, 1996.



[C] Earnings Per Share - The number of shares to be used for earnings per share calculation purposes will be based on the 1,312,500 common shares issued in the initial capitalization and on the 1,500,000 common shares assumed issued from the warrants in connection with the bridge loan, as if they were outstanding since inception. Convertible preferred stock is not included because the effect would be anti-dilutive [See Note 6].


[D] Cash Equivalents - The Company's policy is to classify all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents. There were no cash equivalents at March 31, 1996.

[E] Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[F] Goodwill - Amounts paid in excess of the estimated value of net assets acquired of Artisan House, Inc. will be charged to goodwill. Goodwill is related to revenues the Company anticipates realizing in future years. The Company has decided to amortize its goodwill over a period of up to ten years under the straight-line method. The Company's policy is to evaluate the periods of goodwill amortization to determine whether later events and circumstances warrant revised estimates of useful lives. The Company also evaluates whether the carrying value of goodwill has become impaired by comparing the carrying value of goodwill to the value of projected undiscounted cash flows from acquired assets or businesses. Impairment is recognized if the carrying value of goodwill is less than the projected undiscounted cash flow from the acquired assets or business.

[G] Stock Options and Similar Equity Instruments Issued to Employees - The Company uses the intrinsic value method to recognize cost in accordance with APB 25 [Accounting for Stock Issued to Employees].

[H] Deferred Offering Costs - If the offering is not completed, such costs will be expensed and not recorded as a reduction of the net proceeds of the offering.

[2] Business Combination - Artisan House

On March 25, 1996, the Company entered into an agreement to acquire certain assets and assume certain liabilities of Artisan House, Inc. for $3,626,400, subject to adjustment prior to closing of which $150,000 was paid in cash, and an additional $2,250,000 will be paid in extension payments and at the closing of the acquisition. A secured promissory note for $926,400 will be issued, [subject to reduction by a cash balance of Artisan House at the closing date estimated at $37,876 at June 30, 1996] of which $100,000 will be paid 90 days after the closing and the balance will be paid in 60 equal monthly installments of $12,947 with final payment of $150,000 at maturity with interest at 8%, and 50,000 shares of Decor common stock valued at $300,000 will be issued. Artisan House, Inc. is engaged in the business of manufacturing, marketing, selling and distributing wall hanging sculptures. The transaction will be recorded under the purchase method.



Goodwill of approximately $1,400,000 will be amortized over 10 years under the straight-line method. Operations of Artisan will be included with the Company from the date of the close of the acquisition onward.


Simultaneously with the execution of the Artisan House Asset Purchase Agreement, on March 25, 1996 the Company entered into a three year employment agreement with the Seller for base annual compensation of $50,000.

The following unaudited pro forma combined results of operations accounts for the acquisition as if it had occurred at the beginning of the periods presented. The pro forma results give effect to amortization of goodwill and other intangible assets, interest expense, employment contracts and consulting agreements.

                                           Three months Ended        Year ended
                                                June 30,              March 31,
                                                 1 9 9 6               1 9 9 6
                                                 -------               -------

Total Revenues                                 $1,386,976            $4,809,422
                                               ==========            ==========

Net [Loss]                                     $  (37,765)           $ (275,054)
                                               ==========            ==========


Net [Loss] Per Common Share                    $     (.01)           $     (.10)
                                               ==========            ==========



Weighted Average Number of Shares Outstanding   2,862,500             2,862,500
                                               ==========            ==========


These pro forma amounts may not be indicative of results that actually would have occurred if the combination had been in effect on the date indicated or which may be obtained in the future.

[3] Related Party Transactions


On March 5, 1996, the Company advanced $50,000 with 8% interest to a firm that renders management services to the Company. The Company was repaid on April 16, 1996. Interest income of $250 was recorded as of March 31, 1996 [See Notes 8 and 12A].


[4] 1996 Stock Option Plan


In March 1996, the Board of Directors of the Company adopted, and the stockholders of the Company approved the adoption of the 1996 Stock Option Plan. The maximum number of shares of common stock with respect to which awards may be granted pursuant to the 1996 Plan is initially 250,000 shares.


[5] Proposed Public Offering


The Company is filing a registration statement for a public offering of 300,000 shares of common stock at $10 per share. The anticipated net proceeds from this offering are approximately $2,010,000.

[6] Bridge Loan


On March 31, 1996, the Company borrowed an aggregate of $250,000 from nine [9] lenders [the "Bridge Lenders"]. In exchange for making loans to the Company, each Bridge Lender received a promissory note [the "Bridge Note"]. Each of the Bridge Notes bears interest at the rate of eight percent [8%] per annum. The Bridge Notes are due and payable upon the earlier of (i) March 18, 1997 or (ii) the closing of an initial underwritten public offering of the Company's securities. The Company intends to use a portion of the proceeds of this offering to repay the Bridge Lenders. The Bridge Lenders have the right to receive a total of 1,500,000 Class A Warrants for 1,500,000 shares of common stock which will be registered in the Company's first registration statement. The Class A Warrants are exercisable at a price of $5.25 per warrant commencing two years from the effective date of the initial public offering and expire six years from the effective date of the offering. The Company recorded a discount on the bridge notes at June 30, 1996 of $214,300, which will be amortized it over the life of the bridge loan, which is anticipated to be six months. For the three months ended June 30, 1996, the Company amortized the discount of $107,150 as interest expense.


[7] Going Concern

As shown in the accompanying financial statements, the Company did not generate cash from operations for the period ended March 31, 1996. This factor creates an uncertainty about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company acquired Artisan House, Inc. for $3,626,400 [See Note 2], and is pursuing a public offering of common stock as a vehicle for financing future operations [See Note 5]. The continuation of the Company as a going concern is dependent upon the success of these plans.

[8] Investment - Related Party


On March 3, 1996, the Company issued to Interiors, Inc. 250,000 shares of Series A Non-Voting Convertible Preferred Stock and an option to purchase 10,000,000 shares of Series B Non-Convertible Voting Preferred Stock at an exercise price of $.0002 in exchange for Interiors, Inc. issuing to the Company 200,000 shares of Common Stock valued at $600,000 and 200,000 shares of Series A Convertible Preferred Stock valued at $1,000,000. The valuation of the investment in both classes of Interiors, Inc's securities approximated the market closing price at the time of issuance with an 11% discount. Accordingly, aggregate estimated fair value of the investment approximates carrying value. As disclosed in Note 12A, on May 28, 1996, the Company entered into a management agreement with Interiors, Inc. whereby Interiors, Inc. will provide the Company certain marketing and management services. The exchange of shares between the Company and Interiors, Inc. is pursuant to the Company's intentions to secure the ongoing and long-term availability of these services. Accordingly, the Company's intention is to maintain a long-term position in its investment in Interiors, Inc. As of March 31, 1996, the per share market value of Interiors, Inc.'s common stock and Series A Convertible Preferred Stock was $3.063 and $5.875, respectively. Accordingly, gross unrealized holding gains of $12,600 and $175,000 existed at March 31, 1996 on the common stock and Series A Convertible Preferred Stock, respectively. As of June 30, 1996, the per share market value of Interiors, Inc.'s common stock and Series A Convertible Preferred Stock was 4.25 and 7.25, respectively. Accordingly, gross unrealized holding gains of $250,000 and $450,000 exist at June 30, 1996 of the common stock and Series A Convertible Preferred Stock, respectively. As of June 30, 1996, Interiors, Inc. owns approximately 16% of the Company assuming the 250,000 shares of Series A Convertible Preferred Stock were converted into common stock. Following the proposed public offering Interiors, Inc. will own approximately 86.0% of the total voting stock outstanding assuming the exercise of the options to purchase 10,000,000 shares of Class B Preferred Stock. Such ownership is consistent with the Company's intentions stated above as well as the provision by Interiors, Inc. of additional equity contributions disclosed in Note 12E.


[9] New Authoritative Pronouncements

The Financial Accounting Standards Board ["FASB"] issued Statement of Financial Accounting Standards ["SFAS"] No. 123, "Accounting for Stock-Based Compensation," in October 1995. SFAS No. 123 uses a fair value based method of accounting for stock options and similar equity instruments as contrasted to the intrinsic valued based method of accounting prescribed by Accounting Principles Board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees." The Company has not decided if it will adopt SFAS No. 123 or continue to apply APB Opinion No. 25 for financial reporting purposes. SFAS No. 123 will have to be adopted for financial note disclosure purposes in any event. The accounting requirements of SFAS No. 123 are effective for transactions entered into in fiscal years that begin after December 15, 1995; the disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995.

The FASB has also issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996. Earlier application is not allowed. The provisions of SFAS No. 125 must be applied prospectively; retroactive application is prohibited. Adoption on January 1, 1997 is not expected to have a material impact on the Company.

[10] Financial Instruments

The carrying amount of cash, notes receivable and notes payable approximates fair value because of their short maturities.


[11] Subsequent Event



Reverse Stock Split - On October 16, 1996, the Company effected a one-for-two reverse split of the Company's preferred and common stock. The financial statements have been restated to give effect to the reverse stock split. The reverse stock split did not change the number of shares authorized or the par value of any class of capital stock.



[12] Subsequent Events [Unaudited]


[A] Management Agreements - Related Party - On May 28, 1996, the Company entered into a management agreement with Interiors, Inc. which specializes in the home furnishings and decorative accessories industries. The agreement calls for a management fee of $75,000 or 1.5% of gross sales, whichever is greater, per annum. The management fee will be accrued quarterly and paid quarterly to the extent that there is excess cash flow available to the Company as defined in the agreement. No payment in any quarter will exceed 50% of excess cash flow as defined. The agreement has a term of two years with renewal options at the mutual consent of both parties [See Note 8].


[B] Employment Agreement - President - In June 1996, the Company entered into an employment contract with the President of the Company for which an initial base salary of $117,000 will take effect upon the close of the acquisition of Artisan House. In addition, the agreement calls for the granting of options to purchase 5,000 shares of common stock of the Company at an exercise price of $5.00 per share for each full year of employment under the agreement and an annual bonus equal to 2% of the amount by which the Company's net sales exceed the Company's net sales for the year ended June 30, 1997.



[12] Subsequent Events [Unaudited] [Continued]

[C] Commitment Letter - Secured Loan Agreement

On May 31, 1996, the Company received a commitment letter for a revolving credit agreement for a maximum loan amount of $1,100,000. The agreement requires the satisfaction of a number of conditions prior to funding including the completion of a due diligence review. The terms of the loan include an annual interest rate of prime plus 4%, a management fee of 3% of sales, a security interest in all of the Company's accounts receivable, inventory, and equipment, and any proceeds therefrom, a guaranty of the Company's Chairman of the Board, and a prepayment fee of $25,000 in the event of a prepayment. In the event that the Company is unable to satisfy such conditions, the Company will not receive the proceeds from such loan.

Prime rate at June 30, 1996 was approximately 8%.



[D] Stockholder Loan Payable - On June 21, 1996, the Company received commitments from its stockholders for an additional $50,000 in loan proceeds. The Company received $35,500 as of June 30, 1996, and the balance of $14,500 was received in July of 1996. The notes have interest of 12% per annum and a maturity date which is the earlier of 15 months following the close of the proposed public offering or June 21, 1998.


[E] Additional Equity Contribution - On August 9, 1996, the Company agreed to issue to Interiors, Inc. 28,334 shares of Series C Non-Voting, Convertible,

Preferred Stock for cash of $425,000. On August 23, 1996, the Company agreed to issue to Interiors, Inc. an additional 18,750 shares of Series C NonVoting, Convertible, Preferred Stock for cash of $281,250. On September 6 and 13, 1996, the Company agreed to issue to Interiors, Inc. an additional aggregate 7,850 shares of Series C Non-Voting, Convertible, Preferred Stock for cash of $117,750.



[F] Exercise of Options - On September 3, 1996, the option to purchase 10,000,000 shares of Series B Non-Convertible Voting Preferred Stock was exercised for $2,000.



[13] Unaudited Interim Statements


The financial statements as of June 30, 1996 and for the three months ended June 30, 1996 are unaudited; however, in the opinion of management all adjustments [consisting solely of normal recurring adjustments] which are necessary in order to make the interim financial statements not misleading have been made. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.


                              . . . . . . . . . . .

                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors and Stockholder of
   Artisan House, Inc.
   Los Angeles, California


     We have audited the accompanying balance sheet of Artisan House, Inc. as of January 31, 1996, and the related statements of operations, stockholder's equity, and cash flows for each of the two fiscal years in the period ended January 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Artisan House, Inc. as of January 31, 1996, and the results of its operations and its cash flows for each of the two fiscal years in the period ended January 31, 1996, in conformity with generally accepted accounting principles.

                                          MORTENSON AND ASSOCIATES, P.C.
                                           Certified Public Accountants.

Cranford, New Jersey
May 15, 1996

ARTISAN HOUSE, INC.
--------------------------------------------------------------------------------
BALANCE SHEETS
--------------------------------------------------------------------------------

                                                        June 30,     January 31,
                                                        1 9 9 6        1 9 9 6
                                                      [Unaudited]      -------
                                                      -----------
Assets:
Current Assets:
   Cash                                               $   37,876      $   96,771
   Accounts Receivable - Net                           1,102,652         838,108
   Inventory                                             968,081         911,951
   Prepaid Expenses                                      144,060         161,422
                                                         -------         -------

   Total Current Assets                                2,252,669       2,008,252

Property and Equipment - Net                             113,128         121,880

Other Assets                                              26,299          20,052
                                                          ------          ------

   Total Assets                                       $2,392,096      $2,150,184
                                                      ==========      ==========

Liabilities and Stockholder's Equity:
Current Liabilities:
   Accounts Payable                                   $  202,457      $  193,646
   Accrued Expenses                                      217,762         163,135
   Loan Payable - Stockholder                            230,733         501,093
   Notes Payable                                         159,361         169,134
   Accrued Interest Payable - Stockholder                423,018         409,632
   Accrued Rent Payable - Stockholder                    170,733         170,733
   Deferred Revenue                                      165,000              --
                                                         -------       ---------

   Total Current Liabilities                           1,569,064       1,607,373
                                                       ---------       ---------

Long-Term Liability:
   Notes Payable                                          68,727          73,286
                                                          ------          ------

Commitments and Contingencies                               --              --
                                                         -------         -------

Stockholder's Equity:
   Common Stock - No Par Value, 75,000 Shares
     Authorized, 8,000 Issued and Outstanding             80,000          80,000


   Additional Paid-in Capital                            200,000         200,000

   Retained Earnings                                     474,305         189,525
                                                         -------         -------

   Total Stockholder's Equity                            754,305         469,525
                                                         -------         -------

   Total Liabilities and Stockholder's Equity         $2,392,096      $2,150,184
                                                      ==========      ==========


See Notes to Financial Statements.

ARTISAN HOUSE, INC.
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                      Five months ended           Years ended
                                                           June 30,                January 31,
                                                    1 9 9 6       1 9 9 5      1 9 9 6     1 9 9 5
                                                    -------       -------      -------     -------
                                                 [Unaudited]    Unaudited]

Sales - Net                                       $2,310,976   $1,904,832   $4,809,422   $3,994,909

Total Cost of Goods Sold                           1,233,714    1,024,672    2,596,383    2,134,086
                                                   ---------      -------    ---------    ---------

   Gross Profit                                    1,077,262      880,160    2,213,039    1,860,823
                                                   ---------      -------    ---------    ---------

Selling, General and Administrative
   Expenses:
   Selling, Advertising and Promotion                460,954      395,179    1,011,314      856,874
   General and Administrative Expenses               303,671      253,492      673,277      607,350
                                                     -------      -------      -------      -------

   Total Selling, General and
     Administrative Expenses                         764,625      648,671    1,684,591    1,464,224
                                                     -------      -------    ---------    ---------

   Income from Operations                            312,637      231,489      528,448      396,599
                                                     -------      -------      -------      -------

Other [Income] Expenses:
   Interest Expense - Stockholder                     13,356       18,540       43,613       44,182
   Interest Expense                                   15,275        8,104       40,466       23,460
   Interest Income                                      (774)        (963)      (2,218)      (1,483)
   Other Income                                           --           --       (6,751)      (2,601)
   Loss on Asset Disposals                                --           --        2,255        2,524
                                                   ---------      -------    ---------    ---------

   Other Expenses  - Net                              27,857       25,681       77,365       66,082
                                                      ------       ------       ------       ------

   Income Before Provision for
     Pro Forma Income Taxes                          284,780      205,808      451,083      330,517

Provision for Pro Forma Income
   Taxes                                             114,000       82,000      180,000      132,000
                                                     -------       ------      -------      -------


   Pro Forma Net Income                             $170,780     $123,808     $271,083     $198,517
                                                   =========    =========    =========   ==========

Pro Forma Earnings Per Share                          $21.35       $15.48       $33.89       $24.81
                                                   =========    =========    =========   ==========



See Notes to Financial Statements.

ARTISAN HOUSE, INC.
--------------------------------------------------------------------------------
STATEMENTS OF STOCKHOLDER'S EQUITY
--------------------------------------------------------------------------------


                                                                                 Total
                                                     Additional   Retained    Stockholder's
                                    Common Stock       Paid-in     Earnings     Equity
                                  Shares    Amount     Capital     [Deficit]   [Deficit]
                                  ------    ------     -------     ---------   ---------

Balance at January 31, 1994       8,000   $  80,000   $ 200,000   $(592,075)   $(312,075)

   Net Income                        --          --          --     330,517      330,517
                                  -----   ---------   ---------   ---------    ---------

Balance at January 31, 1995       8,000      80,000     200,000    (261,558)      18,442

   Net Income                        --          --          --     451,083      451,083
                                  -----   ---------   ---------   ---------    ---------

Balance at January 31, 1996       8,000      80,000     200,000     189,525      469,525

   Net Income                        --          --          --     284,780      284,780
                                  -----   ---------   ---------   ---------    ---------

Balance at June 30, 1996
   [Unaudited]                    8,000   $  80,000   $ 200,000   $ 474,305    $ 754,305
                                  =====   =========   =========   =========    =========


See Notes to Financial Statements.

ARTISAN HOUSE, INC.
--------------------------------------------------------------------------------
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                      Five months ended           Years ended
                                                          June 30,                 January 31,
                                                  1 9 9 6        1 9 9 5      1 9 9 6      1 9 9 5
                                                  -------        -------      -------      -------
                                                 [Unaudited]   [Unaudited]

Operating Activities:
Net Income                                        $  284,780   $  205,808     $451,083    $ 330,517
                                                  ----------   ----------     --------    ---------
Adjustments to Reconcile Net Income
  to Net Cash Provided by Operating
  Activities:
  Provision for Bad Debts                             22,458       18,265       19,243       12,691
  Depreciation and Amortization                       10,729       12,319       35,895       20,865
  Interest Capitalized into Notes
    Payable                                             --           --          7,000         --
  Loss on Asset Disposals                               --           --          2,255        2,524

Changes in Assets and Liabilities:
  [Increase] Decrease in:
    Accounts Receivable                             (287,002)     (52,237)    (200,224)    (118,511)
    Inventory                                        (56,130)     (76,721)    (180,278)     (43,198)
    Other Assets                                      (4,721)         797        3,828        7,289
    Prepaid Expenses                                  17,362      (16,472)     (68,841)     (17,251)

  Increase [Decrease] in:
    Accounts Payable                                   8,811        2,300       (5,460)      (8,505)
       Accrued Expenses                               54,627      (27,638)      55,725       16,459
       Accrued Expenses - Stockholder                 13,386       18,541       12,041        5,528
                                                      ------       ------       ------        -----

     Total Adjustments                              (220,480)    (120,846)    (318,816)    (122,109)
                                                    --------     --------     --------     --------

   Net Cash - Operating Activities                    64,300       84,962      132,267      208,408
                                                      ------       ------      -------      -------

Investing Activities:
   Purchase of Property and Equipment                 (1,977)      (8,661)     (16,952)     (67,052)
   Increase in Cash Surrender Value of
     Life Insurance                                   (1,526)        --         (1,803)        --
   Deferred Revenue                                  165,000         --           --           --
                                                  ----------   ----------     --------    ---------


   Net Cash - Investing Activities                   161,497       (8,661)     (18,755)     (67,052)
                                                     -------       ------      -------      -------

Financing Activities:
   Repayment of Loan Payable --
     Stockholder                                    (270,360)     (11,606)     (58,313)     (19,342)
   Repayment of Notes Payable                        (64,332)     (14,429)     (42,359)     (67,063)
   Borrowings Under Notes Payable                     50,000         --           --           --
                                                  ----------   ----------     --------    ---------

   Net Cash - Financing Activities                  (284,692)     (26,035)    (100,672)     (86,405)
                                                    --------      -------     --------      -------

   Net [Decrease] Increase in Cash                   (58,895)      50,266       12,840       54,951


Cash - Beginning of Periods                           96,771       83,931       83,931       28,980
                                                      ------       ------       ------       ------

   Cash - End of Periods                            $ 37,876    $ 134,197   $   96,771   $   83,931
                                                    ========    =========   ==========   ==========

See Notes to Financial Statements.




                                                      Five months ended            Years ended
                                                          June 30,                  January 31,
                                                     1 9 9 6     1 9 9 5      1 9 9 6      1 9 9 5
                                                     -------     -------      -------       -------
                                                   [Unaudited] [Unaudited]

Supplemental Disclosures of Cash Flow Information:
   Cash paid for the periods for:
     Interest                                       $ 21,435    $   8,963   $   44,759   $   28,643
     Income Taxes                                   $  1,500    $   4,995   $    4,995   $    8,977

Supplemental Disclosure of Non-Cash Investing and Financing Activities:

     During the year ended January 31, 1996, the Company acquired $35,033 of equipment utilizing financing arrangements.

     During the year ended January 31, 1996, $7,000 of accrued interest payable was added into the principal amount of a new note payable.


See Notes to Financial Statements.

ARTISAN HOUSE, INC.
NOTES TO FINANCIAL STATEMENTS
[Information Relating to June 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------

[1] Organization and Summary of Significant Accounting Policies

Organization - Artisan House, Inc. [the "Company"] a California Corporation, was incorporated on November 18, 1982. The Company is engaged in the business of manufacturing, marketing, selling and distributing wall hanging sculptures. The Company manufacturers its products at one location in southern California and sells through sales representatives and from its showrooms in San Francisco and North Carolina to furniture retailers and department stores throughout the United States and internationally.

Cash and Cash Equivalents - The Company classifies all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents. The Company had no cash equivalents at January 31, 1996.

Inventory - Inventory is stated at the lower of cost or market, is comprised of materials, labor and factory overhead, and is determined on the first-in, first-out ["FIFO"] basis. At June 30, 1996, inventory was calculated utilizing the gross profit method.

Property and Equipment - Property and equipment is stated at cost and is net of accumulated depreciation. The cost of additions and improvements are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. Depreciation and amortization of property and equipment is provided utilizing the straight-line method over the estimated useful lives of the respective assets as follows:

Vehicles                                                        3 Years
Machinery and Equipment                                    5 - 10 Years
Furniture and Fixtures                                          7 Years

Leasehold improvements are amortized utilizing the straight-line method over the shorter of the remaining term of the lease or the useful life of the improvement.

Income Taxes - The Company has elected to be taxed as an S corporation whereby the stockholder is liable for federal and state income taxes on the Company's taxable income. A California S corporation is subject to a nominal tax on income. The pro forma effects of income tax expense as if the entity had been a C corporation are shown based on an effective tax rate of 40% for the years ended January 31, 1996 and 1995.

Risk Concentrations - Financial instruments that potentially subject the Company to concentrations of credit risk include cash and accounts receivable arising from its normal business activities. The Company places its cash with a high credit quality financial institution and periodically has cash balances subject to credit risk beyond insured amounts.


The Company routinely assesses the financial strength of its customers, and based upon factors surrounding the credit risk of its customers, has established an allowance for uncollectible accounts of $57,182 and as a consequence, believes that its accounts receivable credit risk exposure beyond this allowance is limited. The Company does not obtain collateral on its accounts receivable.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising Costs - The Company expenses advertising costs as incurred. Advertising expense was $49,862 and $30,426 for the years ended January 31, 1996 and 1995, respectively.



[2] Inventories

The components of inventory are as follows:
                                            June 30,            January 31,
                                             1 9 9 6              1 9 9 6
                                            --------              -------
                                           [Unaudited]

Raw Materials                              $   443,067         $   297,224
Work-in Process                                207,245             221,157
Finished Goods                                 317,769             393,570
                                               -------             -------

   Totals                                  $   968,081         $   911,951
   ------                                  ===========         ===========

[3] Property and Equipment

Property and equipment consist of the following at January 31, 1996:


Machinery and Equipment                    $   171,088
Leasehold Improvements                         125,727
Furniture and Fixtures                         108,149
Office and Computer Equipment                   66,058
Vehicles                                        76,040
                                                ------


Total - At Cost                                547,062
Less: Accumulated Depreciation                (425,182)
                                           -----------

   Net                                     $   121,880
   ---                                     ===========


Depreciation and amortization was $35,895 and $20,865 for the years ended January 31, 1996 and 1995, respectively.

[4] Related Party Transactions

The Company was indebted to its sole stockholder and president in the amounts of $501,093 and $409,632 for principal and accrued interest, respectively at January 31, 1996. The loan carries interest at 8% with no fixed repayment plan or maturity date. Interest expense on the loan was $43,613 and $44,182 for the years ended January 31, 1996 and 1995, respectively.

The Company rents its principal premises from its sole stockholder and president under a lease expiring in October 1997. Monthly rent is $16,500 and the Company is responsible for maintenance, utilities and real estate taxes. Accrued but unpaid rent at January 31, 1996 was $170,733. Future minimum lease payments included in future lease commitments are $198,000 and $148,500 for the years ended January 31, 1997 and January 31, 1998, respectively.

The Company had sales of $13,034 and $6,344 during the years ended January 31, 1996 and 1995, respectively, to a company owned by the sole stockholder and president of the Company. The related party relationship ceased in July 1995.


[5] Notes Payable

Revolving line of credit [A]                                          $  136,539

Note payable with interest at bank prime plus 1.25% maturing in
   April 1999, collateralized by substantially all the assets of
   the Company and guaranteed by the Company's stockholder.               76,000

Note payable with interest ranging from 9.5% to 13.4% maturing through 2001, collateralized by various equipment, and guaranteed
   by the Company's stockholder.                                          29,881
                                                                         -------
Total                                                                    242,420
Less:  Current Portion                                                   169,134
                                                                         -------

   Long-Term Portion                                                   $  73,286
   -----------------                                                   =========



Bank prime at January 31, 1996 was 8.25%.

[A] The Company is party to a revolving line of credit agreement. The line of credit provides for advances based on a percentage of accounts receivable as defined in the agreement to a maximum available balance of $350,000. At January 31, 1996, the Company can borrow up to the full $350,000. The line of credit carries interest at bank prime plus 1%, matures November 6, 1996, is collateralized by substantially all the assets of the Company, and is guaranteed by the stockholder of the Company. The weighted average interest rate on short-term borrowings for the year ended January 31, 1996 was 11.6%.

Annual maturities of long-term debt are as follows:

January 31,
   1997                                    $  169,134
   1998                                        34,525
   1999                                        28,613
   2000                                         7,572
   2001                                         2,576
   Thereafter                                      --
                                           ----------

   Total                                   $  242,420
   -----                                   ==========

[6] Commitments and Contingencies

The Company leases office space under operating leases which expire through 2000. The leases provide for various terms including additional rent based on increases in operating costs. The Company also leases equipment under operating leases expiring through 2001.

Future minimum lease payments under noncancelable operating leases with remaining terms of one year or more are as follows at January 31, 1996:

January 31,
-----------
   1997                                         $  277,661
   1998                                            230,056
   1999                                             69,882
   2000                                             36,895
   2001                                              3,008
   Thereafter                                           --
                                                ----------


   Total                                        $  617,502

   -----                                        ==========




[6] Commitments and Contingencies [Continued]

Rent expense, including real estate taxes and escalation charges, for the years ended January 31, 1996 and 1995 was $285,800 and $282,691, respectively.

[7] Financial Instruments

The carrying amount of cash, accounts receivable and trade payables approximates fair value because of their short maturities. The carrying amount of notes payable and loan payable - stockholder approximates their fair value because they bear interest at various rates that approximates the Company's cost of capital.

[8] New Authoritative Pronouncements

The Financial Accounting Standards Board ["FASB"] issued Statement of Financial Accounting Standards ["SFAS"] No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," in March of 1995. SFAS No. 121 established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 is effective for financial statements issued for fiscal years beginning after December 15, 1995. Adoption of SFAS No. 121 is not expected to have a material impact on the Company's financial statements.

[9] Subsequent Event


On March 25, 1996, the Company agreed to sell substantially all of its assets and certain liabilities for an aggregate of $3,626,400 less the amount of cash held by the Company on the closing date [the retained cash amount] and subject to adjustment based on certain net asset requirements. The sale price will be paid by (i) the payment of $150,000 upon execution of the agreement, (ii) the payment of $2,250,000 in extension payments and at the closing, (iii) the delivery of a promissory note in the principal amount of $926,400 less the retained cash amount and any adjustment based on net assets bearing interest at 8%, and (iv) the issuance of 50,000 shares of the parent company of the acquiror valued at $300,000.


[10] Unaudited Interim Statements

The financial statements as of June 30, 1996 and for the five months ended June 30, 1996 and 1995 are unaudited; however, in the opinion of management all adjustments [consisting solely of normal recurring adjustments] necessary in order to make the interim financial statements not misleading have been made. The results of the interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

                            [PICTURES/ILLUSTRATIONS
                              NOT YET DETERMINED]

     No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful.



                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Available Information.........
Prospectus Summary............
The Company...................
The Offering..................
Summary Financial
  Information.................
Risk Factors..................
Use of Proceeds...............
Dilution......................
Capitalization................
Dividend Policy...............
Selected Financial Data.......
Management's Discussion and
Analysis of Financial
 Condition and Results of
 Operations...................
Business......................
Management....................
Principal Stockholders........
Certain Transactions..........
Description of
 Securities...................
Selling Securityholders.......
Underwriting..................
Legal Matters.................
Experts.......................
Additional Information........
Financial Statements..........

                                   ----------


     Until , 1996 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus.

This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.



                         325,000 shares of Common Stock
                                       of
                                DECOR GROUP, INC.


                                   ----------

                                   PROSPECTUS

                                   ----------



                                VTR CAPITAL, INC.





                                 October , 1996



                                   ----------

                  SUBJECT TO COMPLETION, DATED OCTOBER 18, 1996



ALTERNATE
PROSPECTUS


                                DECOR GROUP, INC.


                        1,031,000 shares of Common Stock
                                       and
                           1,500,000 Class A Warrants





     This Prospectus relates to the sale of (i) 1,500,000 Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants") issuable to certain unaffiliated bridge lenders to the Company (the "Bridge Lenders"), and (ii) 1,031,000 shares of Common Stock which are held by certain stockholders of the Company (the "Selling Stockholders"). The Bridge Lenders and the Selling Stockholders are hereinafter collectively referred to as the "Selling Securityholders." The officers and directors of the Company as well as certain members of their immediate families (including certain Selling Securityholders holding an aggregate of 125,000 shares of Common Stock) and Interiors, Inc. have agreed not to sell or transfer the securities of the Company held thereby for a period of twenty-four (24) months following the Effective Date, subject to earlier release by the Representative. The Company will not receive any of the proceeds on the sale of the securities by the Selling Securityholders. The resale of the securities of the Selling Securityholders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended (the "Act"). Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Selling Securityholders" and "Risk Factors - Shares Eligible for Future Sale May Adversely Affect the Market."



     The Class A Warrants shall be exercisable commencing one (1) year after the date hereof (the "Effective Date"). Each Class A Warrant entitles the holder to purchase one (1) share of Common Stock at a price of $5.25 per share during the four (4) year period commencing two (2) years from the Effective Date. The Class A Warrants are redeemable by the Company for $.05 per Warrant, at any time after
        , 1997, upon thirty (30) days' prior written notice, if the closing bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, The Nasdaq SmallCap Market or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds $15.75 per share, for any twenty (20) consecutive trading days ending five (5) days prior to the date of the notice of redemption. Upon thirty (30) days' written notice to all holders of the Class A Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Class A Warrants. See "Description of Securities."



     The Company has applied for inclusion of the shares of Common Stock on the

NASD OTC Bulletin Board, although there can be no assurances that an active trading market will develop even if the securities are accepted for quotation. See "Risk Factors--Lack of Prior Market for shares of Common Stock and Class A Warrants; No Assurance of Public Trading Market."


     The Common Stock offered by this Prospectus may be sold from time to time by the Selling Securityholders, or by their transferees. No underwriting arrangements have been entered into by the Selling Securityholders and such Selling Securityholders are not obligated to sell the Company securities through VTR Capital, Inc., the representative (the "Representative") of the underwriters of the Company's initial public offering or any other NASD member. See "Company Offering". The distribution of the securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with sales of such securities.

     The Selling Securityholders and intermediaries through whom such securities may be sold may be deemed "Underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Act.

     The Company will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. All costs incurred in the registration of the securities of the Selling Securityholders are being borne by the Company. See "Selling Securityholders."

                                   ----------

     AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK OFFERED HEREBY AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "DILUTION" and "RISK FACTORS."


                                   ----------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is October , 1996



                                    Alt - ii

                                    ALTERNATE

                                COMPANY OFFERING


     On the date of this Prospectus, a Registration Statement under the Act with respect to an underwritten public offering (the "Offering") of 300,000 shares of Common Stock by the Company and 25,000 shares of Common Stock owned and offered by Gordon Brothers Capital Corporation (the "Shareholder") was declared effective by the Securities and Exchange Commission ("SEC"), and the Company commenced the sale of shares of Common Stock offered thereby. Sales of securities under this Prospectus by the Selling Securityholders or even the potential of such sales may have an adverse effect on the market price of the Company's securities.


                             SELLING SECURITYHOLDERS


     This Prospectus relates to the sale of (a) 3,000,000 Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants") issuable to certain unaffiliated bridge lenders to the Company (the "Bridge Lenders"), and (b) 1,031,000 shares of Common Stock which are held by certain stockholders of the Company (the "Selling Stockholders"). The Bridge Lenders and the Selling Stockholders are hereinafter collectively referred to as the "Selling Securityholders." The officers and directors of the Company as well as certain members of their immediate families (including certain Selling Securityholders) holding an aggregate of 125,000 shares of Common Stock) have agreed not to sell or transfer the securities of the Company held thereby for a period of twenty-four (24) months following the Effective Date, subject to earlier release by the Representative. The Company will not receive any of the proceeds on the sale of the securities by the Selling Securityholders. The resale of the securities of the Selling Securityholders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended (the "Act"). Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See

"Selling Securityholders" and "Risk Factors--Shares Eligible for Future Sale May Adversely Affect the Market."


     The following table sets forth the holders of the shares of Common Stock which are being offered by the Selling Securityholders and the number of shares owned before the Offering, the number of shares being offered and the number of shares and the percentage of the class to be owned after the Offering is complete.

                                    Alt - iii


------------------------------------------------------------------------------------------------------------------------------------
Name                         Shares of      Class A       Shares of     Class A     Shares of     Class A     Percent of  Percent of
                             Common         Warrants      Common        Warrants    Common        Warrants    Common      Class A
                             Stock Owned    Owned         Stock         Offered     Stock Owned   Owned After Stock After Warrants
                             Before         Before        Offered       Hereby      After         Offering    Offering    After
                             Offering       Offering(1)   Hereby                    Offering                              Offering
------------------------------------------------------------------------------------------------------------------------------------

M.D. Funding, Inc.             913,750        240,000     731,000        240,000     182,750              0        11.3%           0

------------------------------------------------------------------------------------------------------------------------------------

Laurie Munn(2)                 100,000(4)           0      80,000(4)           0      20,000(4)           0         1.3%           0

------------------------------------------------------------------------------------------------------------------------------------

Judy Pace(5)                    61,250              0      50,000              0      11,250              0          .7%           0

------------------------------------------------------------------------------------------------------------------------------------

First National                 125,000         60,000     100,000         60,000      25,000              0         1.6%           0
Funding, Inc.

------------------------------------------------------------------------------------------------------------------------------------

Ulster Investments,             62,500         60,000      50,000         60,000      12,500              0          .8%           0
Ltd.

------------------------------------------------------------------------------------------------------------------------------------

Matthew Harriton(3)             25,000(4)           0      20,000(4)           0       5,000(4)           0          .3%           0

------------------------------------------------------------------------------------------------------------------------------------

Clint Hill                           0        500,000           0        500,000           0              0           0            0

Investments, Inc.

------------------------------------------------------------------------------------------------------------------------------------

Dune Holdings,                       0        600,000           0        600,000           0              0           0            0
Inc.(5)

------------------------------------------------------------------------------------------------------------------------------------

Michael Yordy                        0         10,000           0         10,000           0              0           0            0

------------------------------------------------------------------------------------------------------------------------------------

Harold Yordy                         0         10,000           0         10,000           0              0           0            0

------------------------------------------------------------------------------------------------------------------------------------

Bruce Ungerleider                    0         10,000           0         10,000           0              0           0            0

------------------------------------------------------------------------------------------------------------------------------------

Stephen Osman                        0         10,000           0         10,000           0              0           0            0

------------------------------------------------------------------------------------------------------------------------------------

Total                        1,287,500      1,500,000   1,031,000      1,500,000     256,500              0           --           0


------------------------------------------------------------------------------------------------------------------------------------

(1) Assumes the issuance of Class A Warrants to the Bridge Lenders as of the Effective Date.
(2)  Ms. Munn is the wife of Max Munn, the Chairman of the Board of the Company.
(3)  Mr. Harriton is a director of the Company.
(4)  Such securities may not be sold or transferred for a period of twenty four
     (24) months following the Effective Date, without prior written consent of the Representative.

(5) Judy Pace is the wife of Randolph K. Pace, the sole stockholder of Dune Holdings, Inc.



                                    Alt - iv

                              PLAN OF DISTRIBUTION

     The securities offered hereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through Representatives, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of securities. The securities offered by the Selling Securityholders may be sold by one or more of the following methods, without limitations: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

     At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for sales purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

     Sales of securities by the Selling Securityholders or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby. See "Company Offering."

                                     Alt - v

     No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful.


                                   ----------

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Available Information.........
Prospectus Summary............
The Company...................
The Offering..................
Summary Financial
  Information.................
Risk Factors..................
Use of Proceeds...............
Dilution......................
Capitalization................
Dividend Policy...............
Selected Financial Data.......
Management's Discussion and
Analysis of Financial
 Condition and Results of
 Operations...................
Business......................
Management....................
Principal Stockholders........
Certain Transactions..........
Description of
 Securities...................
Selling Securityholders.......
Underwriting..................
Legal Matters.................
Experts.......................
Additional Information........
Financial Statements..........

                                   ----------


Until ,           1996 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.




                                   [ALTERNATE]


                        1,031,000 Shares of Common Stock
                                       and
                           1,500,000 Class A Warrants



                                DECOR GROUP, INC.



                                   ----------

                                   PROSPECTUS

                                   ----------




                                 October , 1996



                                  ____________

                                    Alt - vi

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers.

     In connection with the Offering, the Representative agreed to indemnify the Company, its directors, and each person who controls it within the meaning of
Section 15 of the Act with respect to any statement in or omission from the registration statement or the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company by the Representative specifically for or in connection with the preparation of the registration statement, the prospectus, or any such amendment or supplement thereto.

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers provided that this provision shall not eliminate or limit the liability of a director (I) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of Stockholders or otherwise.

     Article Ninth of the Company's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

     The effect of the foregoing is to require the Company to the extent permitted by law to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Company does not currently have any liability insurance coverage for its officers and directors.

Items 25.  Other Expenses of Issuance and Distribution.

     The estimated expenses in connection with this Offering are as follows:

     SEC filing fee*..........................                     $  10,000

     NASD filing fee.........................                      $   2,000

     Accounting fees and expenses*...........                      $ 125,000
     Legal fees and expenses*................                      $ 200,000
     Blue Sky fees and expenses*.............                      $  55,000
     Printing and engraving*.................                      $  75,000
     Transfer Agent's and Registrar's fees*....                    $   4,000

     Miscellaneous expenses*...................                    $  21,500
                                                                   ---------



     Total......................................                   $ 492,500
                                                                   =========


----------
*   Estimated


Item 26.  Recent Sales of Unregistered Securities.

     The following information sets forth all securities of the Company sold by it since inception, which securities were not registered under the Securities Act of 1933, as amended:


     In March, 1996, the Company issued (i) 913,750 shares of Common Stock to M.D. Funding, Inc. for cash consideration of $73,100, (ii) 100,000 shares of Common Stock to Laurie Munn, the wife of Max Munn, the Chairman of the Board of the Company, for cash consideration of $8,000, (iii) 61,250 shares of Common Stock to Judy Pace for cash consideration of $4,900, (iv) 125,000 shares of Common Stock to First National Funding, Inc. for cash consideration of $10,000,
(v) 62,500 shares of Common Stock to Ulster Investments, Ltd. for cash consideration of $5,000, (vi) 25,000 shares of Common Stock to Matthew Harriton, a director and formerly the President of the Company, for cash consideration of $2,000 and (vii) 25,000 shares of Common Stock and 12,500 Class A Warrants to Gordon Brothers Capital Corporation for management services rendered valued at an aggregate of $2,000.



     In March 1996, the Company borrowed an aggregate of $250,000 from nine (9) unaffiliated lenders ( the "Bridge Lenders"). In exchange for making loans to the Company, each Bridge Lender received a promissory note (the "Bridge Notes").

Each of the Bridge Notes bears interest at a rate of eight percent (8%) per annum. The Bridge Notes are due and payable upon the earlier of (i) March 18, 1997 or (ii) the closing of an initial underwritten public offering of the Company's securities. The Company intends to use a portion of the proceeds of this Offering to repay the Bridge Lenders. See "Use of Proceeds." In addition, the Bridge Lenders were issued the right to receive commencing on the Effective Date an aggregate of 1,500,000 Class A Warrants, pro rata, based upon the principal amount of the Bridge Loan made to the Company. The Company entered into the bridge financing transactions because it required additional financing and no other sources of financing were available to the Company at that time. Further, the Company agreed to register the Class A Warrants as well as the shares of Common Stock issuable upon exercise of the Class A Warrants in the first registration statement filed by the Company following the date of the loan. Therefore, the Registration Statement, of which this Prospectus forms a part, relates to the resale of 1,500,000 Class A Warrants issuable to the Bridge Lenders and the shares of Common Stock issuable upon the exercise thereof. See "Selling Securityholders" "Certain Transactions" and "Underwriting."



     In August 1996, the Company agreed to issue 47,084 shares of Series C Preferred Stock to Interiors, Inc. in exchange for the payment of $706,500. In September 1996, the Company agreed to issue 7,850 shares of Series C Preferred Stock to Interiors in exchange for the payment of $117,750.


     The Company has relied on Section 4(2) of the Securities Act of 1933, as amended, for its private placement exemption, such that the sales of the securities were transactions by an issuer not involving any public offering.

     Reference is also made hereby to "Certain Transactions," "Dilution," "Principal Stockholders" and "Description of Securities" in the Prospectus for more information with respect to the previous issuance and sale of the Company's securities.

     All of the aforesaid securities have been appropriately marked with a restricted legend and are "restricted securities" as defined in Rule 144 of the rules and the regulations of the Securities and Exchange Commission, Washington D.C. 20549. All of the aforesaid securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the aforesaid persons have been fully informed and advised concerning the Registrant, its business, financial and other matters. Transactions by the Registrant involving the sales of these securities set forth above were issued pursuant to the "private placement" exemptions under the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. The Registrant has been informed that each person is (i) a sophisticated investor capable of assessing the risks inherent in a private offering, (ii) able to bear the economic risk of his investment and (iii) aware that the securities were not registered under the Securities Act of 1933, as amended, and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom. The Transfer Agent and registrar of the Registrant will be instructed to mark "stop transfer" on its ledgers to assure that these securities will not be transferred absent registration or until the availability of an exemption therefrom is determined.

Item 27.  Exhibits.


1.01      Form of Underwriting Agreement.



1.02      Form of Selected Dealers Agreement.



1.03      Agreement Among Underwriters



1.04      Warrant Exercise Fee Agreement


3.01*     Certificate of Incorporation of the Company dated March 1, 1996.

3.02*     By-Laws of the Company.

3.03*     Certificate of Designation for the Series C Convertible Preferred
          Stock.


4.01      Specimen Certificate for shares of Common Stock.


4.02+     Specimen Certificate for shares of Series A Convertible Preferred
          Stock.

4.03+     Specimen Certificate for shares of Series B Non-Convertible Preferred
          Stock.

4.04+     Specimen Certificate for Class A Redeemable Common Stock Purchase
          Warrant.



4.05 Form of Warrant Agreement by and among the Company and American Stock Transfer & Trust Company.



4.06      Form of Representative's Share Purchase Warrant.


4.07+     Option Agreement between the Company and Interiors, Inc.


4.08* Voting Agreement between Interiors, Inc., Max Munn, Matt Harriton, Michael Lulkin and the Company.


4.09+     Specimen Certificate for shares of Series C Preferred Stock.

5.01+     Opinion of Bernstein & Wasserman, LLP, counsel to the Company.

10.01* Asset Purchase Agreement among the Company, Artisan Acquisition Co., Artisan House, Inc. and Henry Goldman dated as of March 25, 1996.

10.02*    Management Services Agreement between the Company and Interiors, Inc.


10.03*    Employment Agreement between the Company and Donald Feldman.


10.04*    Form of Bridge Loan Agreements.

10.05*    Form of Subscription Agreements.


10.06*    1996 Stock Plan.


10.07+    Commitment Letter from United Credit Corporation.

10.08*    Financial Advisory Agreement with the Representative.


10.09*    Amendment No. 1 to Asset Purchase Agreement with Artisan House, Inc.



10.10 Trademark License Agreement between Artisan House, Inc. and General Electric Company.




10.11 Licensing Agreement between Artisan House, Inc. and The Hearst Corporation, King Features Syndicate Division.



10.12 Licensing Agreement between Artisan House, Inc. and The Curtis Publishing Company, Licensing Division.



10.13 License Agreement between Artisan House, Inc. and the Family of Ingrid Bergman.



10.14 Merchandising License Agreement between Artisan House, Inc. and Turner Home Entertainment, Inc.



10.15 Retail License Agreement between Artisan House, Inc. and Warner Bros., a division of Time Warner Entertainment Company, L.P.



10.16     Employment Agreement with Henry Goldman.


23.01+    Consent of Bernstein & Wasserman, LLP (to be included in Exhibit
          5.01).

23.02     Consent of Moore Stephens, P.C.

----------
+    To be filed by amendment.

*    Previously filed.


Item 28.   Undertakings.


     (a) Rule 415 Offering

     The undersigned Registrant will:

     1. File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

     (I) Include any prospectus required by Section 10(a)(3) of the Act;

     (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     (b) Equity Offerings of Nonreporting Small Business Issuers

     The undersigned Registrant will provide to the Representative at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Representative to permit prompt delivery to each purchaser.

     (c) Indemnification

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions referred to in Item 22 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) Rule 430A


     The undersigned Registrant will:

     1. For determining any liability under the Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the small business issuer under Rule

424(b)(1) or (4) or 497(h) under the Act as part of this Registration Statement as of the time the Commission declared it effective.

     2. For any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that the Offering of the securities at that time as the initial bona fide Offering of those securities.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in New York, New York on October _____, 1996.


                                   DECOR GROUP, INC.



                                   By: /s/Donald Feldman
                                       --------------------------------------
                                       Donald Feldman
                                       President and Chief Financial Officer
                                       (Chief Accounting Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendments thereto has been signed below by the following persons in the capacities and on the dates indicated.

Signature                        Title                                    Date
---------                        -----                                    ----



/s/Donald Feldman                President and               October     , 1996
----------------------------     Chief Financial Officer
Feldman                          (Chief Accounting Officer)




/s/Max Munn                      Chairman of the Board       October     , 1996
----------------------------     of Directors
Max Munn



/s/Matthew L. Harriton           Director                    October     , 1996
----------------------------
Matthew L. Harriton



/s/Michael Lulkin                Director                    October     , 1996
----------------------------
Michael Lulkin